Exhibit 4.34

AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of December 31, 2008

among

EVEREADY ENERGY SERVICES CORP.,
as Borrower,

THE OTHER CREDIT PARTIES SIGNATORY HERETO,
as Credit Parties,

- and -

GE CANADA ASSET FINANCING HOLDING COMPANY,
as Agent and Lender,

-and-

THE LENDERS SIGNATORY HERETO FROM TIME TO TIME,
as Lenders,

-and-

GE CAPITAL MARKETS, INC. and GE CAPITAL MARKETS (CANADA) LTD.,
as Lead Arrangers,

-and-

BANK OF MONTREAL AND CANADIAN IMPERIAL BANK OF COMMERCE,
as Co-Syndication Agents

-and-

BANK OF NOVA SCOTIA,

as Documentation Agent

Execution Copy

ARTICLE I AMOUNT AND TERMS OF CREDIT		1

1.1	Amendment and Restatement	1

1.2	Revolving Credit Facility	2

1.3	Swing Line Loans	6

1.4	Term Loan B Facility	8

1.5	Voluntary Reductions; Mandatory Prepayments	9

1.6	Use of Proceeds	11

1.7	Interest and Applicable Margins	12

1.8	Fees	14

1.9	Receipt of Payments	15

1.10	Application and Allocation of Payments on Default	16

1.11	Loan Account and Accounting	16

1.12	Indemnity	16

1.13	Access	18

1.14	Taxes	18

1.15	Capital Adequacy; Increased Costs; Illegality	19

1.16	Currency Matters	21

ARTICLE II CONDITIONS PRECEDENT		21

2.1	Conditions to the Amendment and Restatement	21

2.2	Further Conditions to Each Advance	25

ARTICLE III BANKERS’ ACCEPTANCES (REVOLVING CREDIT FACILITY)		25

3.1	General	25

3.2	Terms of Acceptance by the Lenders	25

3.3	BA Equivalent Loans	26

3.4	General Mechanics	27

3.5	Escrowed Funds	28

3.6	Market Disruption	29

ARTICLE IV REPRESENTATIONS AND WARRANTIES		29

4.1	Corporate Existence; Compliance with Law	29

4.2	Executive Offices, Collateral Locations	30

4.3	Corporate Power, Authorization, Enforceable Obligations	30

i

(continued)

4.4	Financial Statements and Projections	30

4.5	Material Adverse Effect	31

4.6	Ownership of Property; Liens	31

4.7	Labour Matters	32

4.8	Ventures, Subsidiaries and Affiliates; Outstanding Stock and Indebtedness	33

4.9	Government Regulation	32

4.10	Taxes	33

4.11	No Litigation	33

4.12	Canadian Pension Plan and Benefit Plans	34

4.13	Brokers	34

4.14	Intellectual Property	34

4.15	Full Disclosure	35

4.16	Environmental Matters	35

4.17	Insurance Disclosure	36

4.18	Deposit and Disbursement Accounts	36

4.19	Government Contracts	37

4.20	Customer and Trade Relations	37

4.21	Bonding; Licenses	37

4.22	Solvency	37

ARTICLE V FINANCIAL STATEMENTS AND INFORMATION		37

5.1	Reports and Notices	37

5.2	Communication with Accountants	42

ARTICLE VI AFFIRMATIVE COVENANTS		42

6.1	Maintenance of Existence and Conduct of Business	42

6.2	Payment of Charges	43

6.3	Books and Records	43

6.4	Insurance; Damage to or Destruction of Collateral	43

6.5	Compliance with Laws	45

6.6	Supplemental Disclosure	46

(continued)

6.7	Intellectual Property	47

6.8	Environmental Matters	47

6.9	Landlords’ Agreements, Mortgagee Agreements, Bailee Letters and Real Estate Purchases	48

6.10	Further Assurances	48

ARTICLE VII NEGATIVE COVENANTS		48

7.1	Amalgamations, Mergers, Subsidiaries, Etc	49

7.2	Reorganization	52

7.3	Investments; Loans and Advances	53

7.4	Indebtedness	53

7.5	Employee Loans and Affiliate Transactions	54

7.6	Capital Structure and Business	54

7.7	Guaranteed Indebtedness	54

7.8	Liens	55

7.9	Sale of Stock and Assets	55

7.10	Pensions and Benefit Plans	55

7.11	Hazardous Materials	56

7.12	Sale Leasebacks	56

7.13	Restricted Payments	56

7.14	Change of Corporate Name or Location; Change of Fiscal Year	57

7.15	No Impairment of Intercompany Transfers	57

ARTICLE VIII FINANCIAL COVENANTS		57

8.1	Maximum Capital Expenditures	57

8.2	Working Capital Ratio	58

8.3	Fixed Charge Coverage Ratio	58

8.4	Maximum Funded Senior Debt to EBITDA	58

8.5	Funded Debt to EBITDA	58

8.6	Maximum Distribution Payout	58

8.7	Minimum Net Worth	59

(continued)

8.8	Additional Information	59

ARTICLE IX TERM		60

9.1	Termination	59

9.2	Survival of Obligations Upon Termination of Financing Arrangements	60

ARTICLE X EVENTS OF DEFAULT; RIGHTS AND REMEDIES		60

10.1	Events of Default	60

10.2	Remedies	63

10.3	Waivers by Credit Parties	64

ARTICLE XI ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENT		64

11.1	Assignment and Participations	64

11.2	Appointment of Agent	67

11.3	Agent’s Reliance, Etc	68

11.4	GE Canada and Affiliates	68

11.5	Lender Credit Decision	68

11.6	Indemnification	69

11.7	Successor Agent	69

11.8	Setoff and Sharing of Payments	70

11.9	Advances; Payments; Non-Funding Lenders; Information; Actions in Concert	71

11.10	Lead Arrangers, Co-Syndication Agents and Documentation Agent	73

ARTICLE XII SUCCESSORS AND ASSIGNS		73

12.1	Successors and Assigns	73

ARTICLE XIII MISCELLANEOUS		74

13.1	Complete Agreement; Modification of Agreement	73

13.2	Amendments and Waivers	74

13.3	Fees and Expenses	76

13.4	No Waiver	77

13.5	Remedies	78

13.6	Severability	78

(continued)

13.7	Conflict of Terms	78

13.8	Confidentiality	78

13.9	Governing Law	79

13.10	Notices	79

13.11	Section Titles	80

13.12	Counterparts	80

13.13	Press Releases and Related Matters	80

13.14	Reinstatement	81

13.15	Advice of Counsel	81

13.16	No Strict Construction	81

13.17	Judgment Currency	81

13.18	Joint and Several Obligations	82

13.19	Liability of Limited Partners	82

v

INDEX OF APPENDICES

Annex A (Recitals)	- Definitions

Annex B	- Lenders’ Wire Transfer Information

Annex C (Section 11.9)	- Notice Addresses

Annex D (from Annex A –	- Commitments as of Closing Date
Commitments definition)

Annex E (from Annex A –	- Assessed Equipment
Assessed Equipment
definition)

Exhibit 1.2(a)	- Form of Notice of Revolving Credit Advance/Election of BA Periods

Exhibit 1.2(b)	- Form of Revolving Note

Exhibit 1.2(d)	- Form of Notice of Extension

Exhibit 1.4(b)	- Form of Term Loan B Note

Exhibit 3.4(b)	- Form of Notice of Rollover or Conversion

Exhibit 5.1(b)	- Form of Borrowing Base Certificate

Exhibit 6.8(a)	- Form of Environmental Certificate

Exhibit 11.1(b)	- Form of Assignment Agreement

Schedule 5.4	- Insurance

Disclosure Schedule 4.1	- Type of Entity; Jurisdiction of Organization

Disclosure Schedule 4.2	- Executive Offices, Collateral Locations

Disclosure Schedule 4.4(a)	- Financial Statements

Disclosure Schedule 4.4(b)	- Projections

Disclosure Schedule 4.7	- Labour Matters

Disclosure Schedule 4.8	- Ventures, Subsidiaries and Affiliates; Outstanding Stock

Disclosure Schedule 4.10	- Tax Matters

Disclosure Schedule 4.11	- Litigation

Disclosure Schedule 4.12	- Pension and Benefit Plans

Disclosure Schedule 4.13	- Brokers

Disclosure Schedule 4.14	- Intellectual Property

Disclosure Schedule 4.16	- Hazardous Materials

Disclosure Schedule 4.17	- Insurance

Disclosure Schedule 4.18	- Deposit and Disbursement Accounts

Disclosure Schedule 4.19	- Government Contracts

Disclosure Schedule 4.21	- Bonds; Patent, Trademark, Industrial Design Licenses

Disclosure Schedule 6.1	- Trade Names

Disclosure Schedule 7.4	- Indebtedness

Disclosure Schedule 7.5(a)	- Transactions with Affiliates

Disclosure Schedule 7.5(b)	- Transactions with Employees

Disclosure Schedule 7.7	- Guaranteed Indebtedness

Disclosure Schedule 7.8	- Existing Liens

2

This Amended and Restated Credit Agreement (this “Agreement”), dated as of December 31, 2008, among EVEREADY ENERGY SERVICES CORP., a corporation incorporated under the laws of Alberta (“Borrower”), the other Credit Parties signatory hereto, and GE CANADA ASSET FINANCING HOLDING COMPANY (“GE Canada” or “Agent”), for itself as Lender and Agent, [The names of Lenders have been omitted from the SEDAR version of this Agreement in accordance with National Instrument 51-102 in order to comply with the confidentiality requirements of Section 13.13 of this Agreement], as Lenders, and the other Lenders signatory hereto from time to time.

RECITALS:

WHEREAS, Borrower and the Lenders are parties to an amended and restated credit agreement dated as of April 25, 2007, as amended by a first amending agreement dated as of February 15, 2008 and a second amending agreement dated as of April 24, 2008 (the “Existing Credit Agreement”); and

WHEREAS, Borrower has requested and the Lenders have agreed to amend and restate the Existing Credit Agreement on the terms and conditions herein set forth, and GE Canada has agreed to act as Agent for the Lenders under the Credit Facilities all on the terms and conditions and for the purposes set out in this Agreement; and

WHEREAS, Borrower has agreed to secure all of its obligations under the Loan Documents by granting to Agent, for the benefit of Agent and other Lenders, a security interest in and hypothecs and lien upon, all of its existing and after-acquired personal property; and

WHEREAS, capitalized terms used in this Agreement shall have the meanings ascribed to them in Annex A and, for purposes of this Agreement and the other Loan Documents, the rules of construction set forth in Annex A shall govern. All Annexes, Disclosure Schedules, Exhibits and other attachments (collectively, “Appendices”) hereto, or expressly identified to this Agreement, are incorporated herein by reference, and taken together with this Agreement, shall constitute but a single agreement. These Recitals shall be construed as part of the Agreement.

NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the parties hereto agree as follows:

ARTICLE I

AMOUNT AND TERMS OF CREDIT

1.1          Amendment and Restatement

(a)                                  On the date on which all of the conditions set forth in Section 2.1 have been satisfied (or waived in writing by the Requisite Lenders in accordance with Article XIII):

(i)                                     The Existing Credit Agreement shall be and is hereby amended and restated in the form of this Agreement; and

(ii)                                  All Loans (as defined in the Existing Credit Agreement) and other amounts outstanding under the Existing Credit Agreement prior to the date hereof shall continue to be outstanding under this Agreement and shall be deemed to be Loans and other Obligations owing by the Borrower to the Lenders under this Agreement. The Lenders hereby agree to take all steps and actions and execute and deliver all agreements, instruments and other documents as may be required by the Agent (including the assignment of interests in, or the purchase or participations in, such outstanding Loans) to give effect to the foregoing and to ensure that the aggregate Obligations owing to each Lender are outstanding in proportion to each Lender’s Rateable Portion of all outstanding Obligations after giving effect to the foregoing.

(b)                                 Notwithstanding the foregoing or any other term hereof, all of the covenants, representations and warranties on the part of the Borrower under the Existing Credit Agreement and all of the claims and causes of action arising against the Borrower in connection therewith, in respect of all matters, events, circumstances and obligations arising or existing prior to the date hereof shall continue, survive and shall not be merged in the execution of this Agreement or any other Loan Documents or any other Advance or provision of any Loan hereunder.

(c)                                  References herein to the “date hereof” or similar expressions shall be and shall be deemed to be the date of the execution and delivery hereof, being December 31, 2008.

1.2          Revolving Credit Facility

(a)                                  Extendible Revolving Credit Facility. Subject to the terms and conditions hereof, each Revolving Lender agrees to make available to Borrower from time to time until the Commitment Termination Date its Pro-Rata Share of advances in Cdn.$ under the Revolving Loan Commitment (each, a “Revolving Credit Advance”). The Pro-Rata Share of the Revolving Loan of any Revolving Lender shall not at any time exceed its separate Revolving Loan Commitment. The obligation of each Revolving Lender hereunder shall be several and not joint. Until the Commitment Termination Date, Borrower may from time to time borrow, repay and reborrow under this Section 1.2(a); provided, that the Canadian Dollar amount of any Revolving Credit Advance to be made at any time shall not exceed Borrowing Availability at such time. Each Revolving Credit Advance shall be made on notice by Borrower to the Agent and shall be in principal amounts of not less than $1,000,000 (or, in the case of Revolving Credit Advances by way of Bankers’ Acceptances, $5,000,000) and in multiples of $100,000 for any amounts in excess thereof. Any such notice must be given no later than 11:00 a.m. (Toronto time) on the date which is two (2) Business Days prior to the proposed Revolving Credit Advance. Each such notice (a “Notice of Revolving Credit Advance/Election of BA Periods”) must be given in writing (by telecopy or overnight courier) substantially in the form of Exhibit 1.2(a), and shall include the information required in such Exhibit and such other information as may be required by Agent.

(b)                                 Promissory Note. Except as provided in Section 1.11, Borrower shall execute and deliver to each Revolving Lender a note to evidence the Revolving Loan Commitment of such Revolving Lender. Each note shall be in the principal amount of the Revolving Loan Commitment of the applicable Revolving Lender, dated April 25, 2007 and substantially in the form of Exhibit 1.2(b) (each, a “Revolving Note” and, collectively, the “Revolving Notes”). Each Revolving Note shall represent the obligation of Borrower to pay the amount of the applicable Revolving Lender’s Revolving Loan Commitment or, if less, such Revolving Lender’s Pro Rata Share of the aggregate unpaid principal amount of all Revolving Credit Advances to Borrower together with interest thereon as prescribed in Section 1.7.

(c)                                  Extension of Commitment Termination Date.

(i)                                     End of First Commitment Termination Date.

Subject to paragraph 1.2(c)(ii) below, the “Commitment Termination Date” will be April 24, 2009.

(ii)                                  Request for Extension.

(A)                              The Borrower may, provided no Default or Event of Default has occurred and is continuing, request an extension of the Revolving Period at such time not more than 90 days and not less than 60 days prior to the then current Commitment Termination Date. Such request shall be made by the Borrower by delivering to the Agent an executed notice of extension in the form of Exhibit 1.2(c) (each such notice, a “Notice of Extension”), and, if not previously delivered, the most current financial statements required to be delivered by it hereunder. The Agent shall, within two (2) Business Days of receipt thereof notify each Revolving Lender of such Notice of Extension and each such Revolving Lender shall notify the Agent as to whether or not it agrees (in its sole discretion) to such request no later than 30 days following delivery to the Lenders of the Notice of Extension (the “Notification Date”); provided that, if a Revolving Lender does not so notify the Agent on or prior to the Notification Date, such Revolving Lender shall be deemed to have elected not to agree to such request for extension of the Revolving Period.

(B)                                If the Borrower fails to make a request for an extension of the Revolving Period within the time provided above, the then current Revolving Period will not be extended.

(C)                                To the extent Revolving Lenders holding less than 75% of the Revolving Loan Commitment agree to such request for an extension of the Revolving Period, the Revolving Period will not be extended and the Borrower shall have the option to either: (i) elect to have the undrawn portion of the Revolving Loan cancelled, and, subject to the Borrower’s continued compliance with the terms and conditions of the Revolving Loan, the then current outstanding amount of the Revolving Loan shall convert to a Term Loan and be amortized as outlined in Section 1.2(e)(ii) or (ii) repay the entire principal amount of the Revolving Loan then outstanding without payment of the Fee required by Section 1.8(c).

(D)                               If Lenders holding 75% or more of the Revolving Loan Commitment agree to such request for an extension of the Revolving Period, the Agent shall forthwith deliver to the Borrower a Notice of Acceptance. Upon delivery of the Notice of Acceptance to the Borrower by the Agent, the then current Revolving Period shall be extended for 364 days from the Commitment Termination Date. If any Revolving Lender that receives notification from the Agent that the Borrower has delivered a Notice of Extension, elects not to, or is deemed not to, deliver a Notice of Acceptance (each a “Non-Agreeing Lender”), the Agent shall forthwith so advise each of the other Revolving Lenders which do deliver a Notice of Acceptance and each such Revolving Lender shall have the right (but not the obligation) to purchase the Individual Revolving Loan Commitment Amount of each such Non-Agreeing Lender (collectively, the “Non-Agreeing Lender Commitment Amount”) for a purchase price in an amount equal to the aggregate principal amount of the Revolving Credit Advances owing to such Non-Agreeing Lenders under the Revolving Loan, together with accrued interest thereon to the date of payment of such principal amount and all other Indebtedness payable by the Borrower to such Non-Agreeing Lenders under this Agreement and the other Loan Documents (including all losses, costs and expenses suffered or incurred by the Non-Agreeing Lenders as a result of complying with this Section 1.2(c)(ii)(D)). Each of the other Revolving Lenders wishing to exercise its rights to purchase the Non-Agreeing Lender Commitment Amount (a “Purchasing Lender”) shall so notify the Borrower, the Agent and each of the other Revolving Lenders in writing, and such Purchasing Lender shall thereupon be obligated to purchase not less than 15 days prior to the last day of the then current Revolving Period, or such other time period as the Borrower, the Agent, the Purchasing Lender and any Non-Agreeing Lender may agree, an amount equal to the Non-Agreeing Lender Commitment Amount multiplied by such Purchasing Lender’s Rateable Portion of the Revolving Loan Commitment over the aggregate of all Purchasing Lenders’ Rateable Portion of the Revolving Loan Commitment, or as otherwise agreed to by the Borrower and all Purchasing Lenders. The Non-Agreeing Lenders, the Purchasing Lenders, the Agent, the Borrower and each of the other Revolving Lenders, if any, shall forthwith duly execute and deliver any necessary documentation to give effect to such purchase, whereupon the Non-Agreeing Lenders shall, as of the effective date thereof, be released from their respective obligations to the Borrower, as they relate to the Revolving Loan, hereunder and under the other Documents arising subsequent to such date. If the Non-Agreeing Lender Commitment Amount is not purchased by an existing Revolving Lender, the Borrower may arrange for a replacement lender or lenders (each, a “Replacement Revolving Lender”) to purchase the Non-Agreeing Lender Commitment Amount, provided that such Replacement Revolving Lender is deemed acceptable by the Agent. The Fee required by Section 1.8(c) shall not be applicable to any such purchase from a Non-Agreeing Lender.

(E)                                 If Lenders holding 75% or more of the Revolving Loan Commitment agree to provide an extension of the then current Revolving Period date, but none of the Revolving Lenders agree to purchase all of the Non-Agreeing Lender Commitment Amount from the Non-Agreeing Lenders, the undrawn portion of the Non-Agreeing Lender Commitment Amount shall be cancelled as at the end of the then current Revolving Period and the Non-Agreeing Lender Commitment Amount shall convert from a revolving facility to a non-revolving term facility as provided for in Section 1.2(d).

(F)                                 This Section 1.2(c) shall apply from time to time to permit successive extensions of the Revolving Period if and for so long as the Revolving Lenders have agreed in accordance with Section 1.2(c)(ii)

(d)                                 Conversion to Term Loan. The undrawn portion of the Revolving Loan Commitment will be automatically cancelled at 5:00 p.m. (Toronto time) on the then current Commitment Termination Date as applicable to any Non-Agreeing Lender or all the Revolving Lenders. Effective at such time on such Commitment

Termination Date, and provided no Event of Default or Default exists and is continuing, the applicable Revolving Loan Commitment will cease to be a revolving facility and become a non-revolving term facility (a “Term Loan”) having a term equal to the Term Period.

(e)           Repayment.

(i)                                     Revolving Nature. During a Revolving Period, the Borrower may borrow, repay and re-borrow Revolving Credit Advances, subject to the terms of this Agreement.

(ii)                                  Term Period. During the Term Period as applicable to any Term Loan:

(A)                              in respect of the first 12 months of such Term Period, subject to the terms of this Agreement, only interest shall be payable;

(B)                                in respect of the final 24 months of such Term Period, in addition to interest, the remaining unpaid principal amount of such Term Loan in equal monthly instalments equal to 4 1/6% of the total remaining unpaid principal amount as at the beginning of such Term Period; and

(C)                                on the Maturity Date, the Borrower shall pay the Lenders the remaining unpaid principal amount of the applicable Term Loan (if any), together with all accrued and unpaid interest thereon and all other amounts payable hereunder.

(f)                                    Reliance on Notices. Agent shall be entitled to rely upon, and shall be fully protected in relying upon, any Notice of Revolving Credit Advance/Election of BA Periods, Notice of Extension or similar notice believed by Agent to be genuine. Agent may assume that each Person executing and delivering any notice in accordance herewith was duly authorized, unless the responsible individual acting thereon for Agent has actual knowledge to the contrary.

1.3          Swing Line Loans.

(a)                                  Availability. The Swing Line Lender hereby creates a Swing Line Loan as a sub-facility to the Revolving Loan. Borrower may obtain Swing Line Loans under the Revolving Loan by means of Canadian Prime Rate loans on an overdraft basis (including by way of credit card or electronic funds transfer settlement obligations) or by delivering a duly executed Notice of Revolving Credit Advance/Election of BA Periods to the Swing Line Lender not later than noon (Toronto time) on the proposed date of drawdown providing for the nature of the advance, including, if acceptable to the Swing Line Lender, in its sole discretion, letters of credit up to a sublimit of $5,000,000.

Swing Line Loans shall be made solely by the Swing Line Lender, without assignment to or participation by the other Revolving Lenders (except as provided in this Section 1.3).  The making of each Swing Line Loan shall constitute an advance hereunder and shall reduce the availability of the Revolving Loan by the amount of such Swing Line Loan.

(b)                                 Individual Limits. At no time shall (i) the aggregate principal amount of all Swing Line Loans owing to the Swing Line Lender exceed the Swing Line Loan Limit, provided that the Swing Line Lender may, provided that it has the contractual right to set-off and consolidate account balances in all accounts of the Credit Parties, quantify the outstanding Swing Line Loans based on net amounts among such accounts with the Swing Line Lender, or (ii) the aggregate principal amount of all Swing Line Loans owing to the Swing Line Lender plus such Revolving Lender’s portion of the aggregate principal amount of all Revolving Loans exceed such Revolving Lender’s Individual Revolving Loan Commitment Amount; provided that Agent may, in its discretion, acting reasonably, adjust each Revolving Lender’s (including the Swing Line Lender’s) Rateable Portion of Revolving Loans in accordance with its customary practice if and to the extent required to ensure that, subject to Section 1.3(g), any undrawn availability of Swing Line Loans or Revolving Loans, as applicable, is capable of being fully drawn.

(c)                                  Repayment. Except for any letters of credit drawn thereunder, each Swing Line Loan shall be repaid by Borrower (or converted into a Revolving Loan in accordance with Section 1.3(g)) within 30 days after the relevant date of drawdown. No notice of repayment shall be required to be given by Borrower in respect of any such repayment of any Swing Line Loan.

(d)                                 Mandatory Repayment. If Borrower requests a Revolving Loan and the Swing Line Lender’s Rateable Portion of such Revolving Loan would cause its Rateable Portion of all Revolving Loans then outstanding together with the aggregate principal amount of all Swing Line Loans to exceed the Swing Line Lender’s Individual Revolving Loan Commitment, then Borrower shall be required to repay such Swing Line Loans (or to convert some into a Revolving Loan in accordance with Section 1.3(g)) to the extent of such excess, on or before the requested date of such Revolving Loan.

(e)                                  Prepayments. The Borrower may make prepayments of Swing Line Loans at any time and from time to time without notice or penalty.

(f)                                    Sole Account. All interest payments, acceptance fees and principal repayments of or in respect of Swing Line Loans shall be solely for the account of the Swing Line Lender. Subject to Section 1.3(g), all costs and expenses relating to the Swing Line Loans shall be solely for the account of the Swing Line Lender.

(g)                                 Conversion to Revolving Loan. Notwithstanding anything to the contrary herein contained, (i) at any time at the option of Borrower or (ii) if an Event of Default occurs, the Borrower shall give notice to the Swing Line Lender and Agent, (which notice shall direct a conversion of such Swing Line Loan into a Revolving Loan and shall specify the particulars of such Swing Line Loans), and Agent shall forthwith provide a copy of such notice to the other Revolving Lenders and, effective on the effective date of such notice, Borrower shall be deemed to have requested a conversion of such Swing Line Loan into a Revolving Loan and in an amount sufficient to repay the relevant Swing Line Loan and accrued and unpaid interest in respect thereof. Subject to the same notice period set out in Section 1.2(a), such other Revolving Lenders shall disburse to Agent for payment to the Swing Line Lender their respective portions of such amounts and such amounts shall thereupon be deemed to have been advanced by such other Lenders to Borrower and to constitute Revolving Loans. Such Revolving Loans shall be deemed to be comprised of principal and accrued and unpaid interest in the same proportions as the corresponding Swing Line Loans.

(h)                                 Unconditional Obligation. For certainty, it is hereby acknowledged and agreed that, provided that no Default or Event of Default had occurred and was continuing at the time the Swing Line Lender advanced a Swing Line Loan, the Revolving Lenders shall be obligated to disburse to Agent for payment to the Swing Line Lender their respective portions of any Revolving Loans contemplated by Section 1.3(g) regardless of:

(i)            whether a Default or Event of Default has occurred or is then continuing;

(ii)           whether or not Borrower has, in fact, actually requested such conversion; and

(iii)          whether or not the obligations of the Revolving Lenders to make Revolving Loans has terminated.

(i)                                     Existing Letters of Credit. As at the Closing Date, the Credit Parties have the following letters of credit issued by the Swing Line Lender: $1,355,000 to Alberta Environment, $10,000 to B.C. Environment and $860,226 to Alberta Energy and Utilities Board; these letters of credit are deemed to be Obligations under the Swing Line Loan.

1.4          Term Loan B Facility

(a)                                  Term Credit Facility. Subject to the terms and conditions hereof, each Term Loan B Lender agrees to make available to Borrower its Pro-Rata Share of the advance under the Term Loan B Commitment (a “Term Loan B Advance”). The Pro-Rata Share of any Term Loan B Lender shall not at any time exceed its individual Term Loan B Commitment. The obligations of each Term Loan B Lender hereunder shall be several and not joint. The Term Loan B Advance may be drawn down by the Borrower by way of single drawdown on April 25, 2007 in Canadian Dollars to a maximum of the Term Loan B Commitment as set out in Annex D. Any portion of the Term Loan B Commitment Amount not drawn on the Closing Date shall be immediately cancelled.

(b)                                 Promissory Note. Except as provided in Section 1.11, Borrower shall execute and deliver to each Term Loan B Lender a note to evidence the Term Loan B Commitment of such Term Loan B Lender. Each note shall be in the principal amount of the Term Loan B Loan Commitment of the applicable Term Loan B Lender, dated the Closing Date and substantially in the form of Exhibit 1.4(b) (each, a “Term Loan B Note” and, collectively, the “Term Loan B Notes”). Each Term Loan B Note shall represent the obligation of Borrower to pay the amount of the applicable Term Loan B Lender’s Term Loan B Loan Commitment, together with interest thereon as prescribed in Section 1.7.

(c)                                  Repayment. The Borrower promises to repay the Term Loan B on the first day of each calendar month commencing May 1, 2007 and ending May 1, 2012 in equal monthly principal payments of $125,000 (based on amortization of 1% per annum and a balloon payment at maturity) and on the Term Loan B Period Maturity Date all amounts outstanding under the Term Loan B, together with interest thereon as prescribed in Section 1.7.

(d)                                 Separate Loans. For certainty, the Term B Loan is a separate loan from all other Obligations owing under this Agreement.

1.5          Voluntary Reductions; Mandatory Prepayments

(a)                                  Voluntary Reductions in Revolving Loan Commitments. Borrower may at any time on at least five (5) days’ prior written notice to Agent permanently reduce the Revolving Loan Commitment; provided that (A) any such permanent reductions shall be in a minimum amount of $1,000,000 and integral multiples of $250,000 in excess of such amount, and (B) after giving effect to such permanent reductions, Borrower shall comply with Section 1.5(c). Borrower may at any time on at least ten (10) days’ prior written notice to Agent terminate the Revolving Loan Commitment, provided, that upon such termination, all Loans and other Obligations shall be immediately due and payable in full. Any voluntary reduction or termination of the Revolving Loan Commitment must be accompanied by payment of the Fee required by 1.8(c), if any. Upon any such permanent reduction or termination of the Revolving Loan Commitment, Borrower’s right to request Revolving Credit Advances, shall simultaneously be permanently reduced or terminated, as the case may be. Bankers’ Acceptances cannot be prepaid, but any outstanding BA may be funded by payment into an escrow account as set out in Section 3.5.

(b)                                 Term Loan and Term Loan B Voluntary Prepayments. Borrower may at any time on at least five (5) days’ prior written notice to Agent voluntarily prepay all or part of the Term Loans (on a pro-rata basis) or Term Loan B; provided that any such prepayments shall be in a minimum amount of $2,500,000 and integral multiples of $250,000 in excess of such amount. Any such voluntary prepayment must be accompanied by the payment of the Fee required by Section 1.8(c), if any, plus the payment of any funding breakage costs in accordance with Section 1.12(b). Any partial prepayments of the Term Loans or Term Loan B made by Borrower shall be applied to prepay the scheduled instalments of the Term Loans or Term Loan B in inverse order of maturity.

(c)                                  Mandatory Prepayments.

(i)                                     If at any time the aggregate outstanding balance of the Revolving Loan exceeds the Revolving Loan Commitment, Borrower shall immediately repay the aggregate outstanding Revolving Loan to the extent required to eliminate such excess.

(ii)                                  If at any time the aggregate outstanding balance of the Revolving Loan, Term Loan and Term Loan B exceeds the Borrowing Base, Borrower shall make an offer (a “Borrowing Base Excess Offer”) to prepay the aggregate outstanding Advances to the extent required to eliminate such excess.

(iii)                             Upon receipt by any Credit Party of any cash proceeds of any asset disposition (including condemnation proceeds and insurance proceeds resulting from the damage or destruction of any asset), Borrower shall make an offer (an “Asset Sale Offer”) to prepay the Loans in an amount equal to all proceeds, net of (A) commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by Borrower in connection therewith (in each case, paid to non-Affiliates), (B) goods and services taxes, sales taxes and transfer taxes, as applicable, (C) amounts payable to holders of senior Liens on such asset (to the extent such Liens constitute Permitted Encumbrances hereunder), if any, and (D) an appropriate reserve for income taxes in accordance with GAAP in connection therewith. Unless a Default or Event of Default has occurred and is continuing, any prepayment as a result of the acceptance of an Asset Sale Offer shall be applied in accordance with subsection (iv) below. Borrower shall not be required to make an Asset Sale Offer under this clause (ii) in respect of the following: (1) proceeds of sales of Inventory in the ordinary course of business, provided that for greater certainty any sale of goods and other personal property that are held by or on behalf of any Credit Party for rent or lease shall not be considered a sale of Inventory in the ordinary course of business for the purpose of this Section 1.5(c); (2) asset disposition proceeds of less than $2,500,000 in the aggregate in any Fiscal Year and (3) asset disposition proceeds that are reinvested in Equipment within one hundred and eighty (180) days following receipt thereof; provided that Borrower notifies Agent of its intent to reinvest at the time such proceeds are received and when such reinvestment occurs.

(iv)                              Borrower shall make the Asset Sale Offer or Borrowing Base Excess Offer by delivering a written notice of such offer to Agent as soon as practicable, and, in any event, no later than three (3) Business Days, following receipt of any applicable proceeds. A Lender may accept such Asset Sale Offer or Borrowing Base Excess Offer by delivering a written notice of acceptance to Borrower within fifteen (15) days after receipt of such offer.

(d)                                 Application of Certain Mandatory Prepayments. Any prepayments made by Borrower pursuant to Sections 1.5(c)(ii) and 1.5(c)(iii) above shall be applied as follows: first, to Fees and reimbursable expenses of Agent then due and payable pursuant to any of the Loan Documents; second, to interest then due and payable on the Revolving Loan, Term Loan or Term Loan B, as applicable; third, as applicable, to prepay the scheduled principal instalments of the Term Loan and Term Loan B, on a pro rata basis in inverse order of maturity, until such Term Loan and Term Loan B shall have been prepaid in full; and fourth, to any outstanding principal balance of Revolving Credit Advances until the same has been paid in full. If at the time of any such mandatory prepayment a Default or Event of Default has occurred and is continuing, then the prepayments shall be applied as set out in Section 1.10. As BA’s cannot be prepaid, they will be funded by payment into an escrow account as set out in Section 3.5.

(e)                                  No Implied Consent. Nothing in this Section 1.5 shall be construed to constitute Agent’s or any Lender’s consent to any transaction that is not permitted by other provisions of this Agreement or the other Loan Documents.

1.6                               Use of Proceeds

Borrower shall utilize the proceeds of the Revolving Loan solely for:

(a)                                  refinancing the existing indebtedness of the Consolidated Parties;

(b)                                 financing the working capital of the Consolidated Parties; and

(c)                                  funding future capital expenditures and Permitted Acquisitions of the Consolidated Parties.

Borrower shall utilize the proceeds of the Term Loan B solely for:

(d)                                 refinancing the existing indebtedness of the Consolidated Parties; and

(e)                                  funding future Capital Expenditures and Permitted Acquisitions of the Consolidated Parties.

1.7                               Interest and Applicable Margins

(a)                                  The Borrower shall pay to the Agent:

(i)                                   interest on the Revolving Loan or Term Loan, for the rateable benefit of applicable Lenders in arrears on each applicable Interest Payment Date, for Canadian Prime Rate Loans at the applicable Canadian Prime Rate plus the applicable margin indicated in the table below;

(ii)                                for Bankers’ Acceptances, a stamping fee based on the BA margin (the “BA Stamping Fee”) indicated on the table below; and

(iii)                             on the Term Loan B, for the rateable benefit of the applicable Lenders in arrears on each Interest Payment Date, interest based on the BA Rate plus the applicable margin based on the table below:

	(Funded Debt less Subordinated	Financing Rate and Credit Spread
Level	Debt) to EBITDA for prior rolling 4 quarters	Canadian Prime Loan		BA Margin
1	< 1.50:1	•	%	•	%
2	>1.50:1 but < 2.0:1	•	%	•	%
3	>2.0:1 but < 2.50:1	•	%	•	%

Certain information has been intentionally deleted from the SEDAR version of this Agreement in accordance with section 12.2(3) of National Instrument 51-102. The disclosure of this information to the general public would be seriously prejudicial to the interests of Eveready Inc. or would violate confidentiality provisions. Such information is not essential in order to understand the material terms of this Agreement.

Except as otherwise elected in a Notice of Revolving Credit Advance/Election of BA Periods, Loans under Term Loan B will bear interest at the rate applicable to 1 month Bankers’ Acceptances and Loans under the Revolving Loan or Term Loan will be Canadian Prime Rate Loans. Each such election shall be made by giving Agent at least three (3) Business Days’ prior notice and Agent shall promptly notify each Lender of its receipt of a Notice of Revolving Credit Advance/Election of BA Periods and of the options selected therein. As of the Closing Date, pricing will be based on Level 3. The pricing will be reset as of each date falling three (3) Business Days after delivery of each Compliance Certificate and pro forma financials (to the extent that they take into account a Permitted Acquisition that has closed or any other acquisition that the Lenders have consented to and that has closed) and will be based on the financials delivered in such documents. Any change to the BA Margin will apply proportionately to any outstanding

BA’s based on the number of days remaining in the applicable BA Periods and will be paid (or credited) on the date of the next following Revolving Credit Advance.

(b)                                 Extension to Next Business Day. If any payment on a Loan becomes due and payable on a day other than a Business Day, the maturity thereof will be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate(s) during such extension.

(c)                                  Calculation of Rates. All computations of Fees and interest in this Agreement or in any other Loan Document shall be made by Agent on the basis of a 365-day or 366-day year, as the case may be, in each case for the actual number of days occurring in the period for which such interest and Fees are payable. Each determination by Agent of an interest rate and Fees hereunder and under any other Loan Document shall be presumptive evidence of the correctness of such rates and Fees.

(d)                                 Default Rate. So long as an Event of Default has occurred and is continuing under Section 10.1(a), 10.1(h) or 10.1(i), or so long as any other Event of Default has occurred and is continuing, and at the election of Agent (or upon the written request of the Lenders confirmed by written notice from Agent to Borrower, the interest rates applicable to the Loans shall, subject to the Interest Act (Canada), be increased by two percentage points (2%) per annum above the rates of interest or the rate of such Fees otherwise applicable hereunder unless the Lenders elect to impose a smaller increase (the “Default Rate”), and all outstanding Obligations shall bear interest at the Default Rate applicable to such Obligations. Interest at the Default Rate shall accrue from the initial date of such Event of Default until that Event of Default is cured or waived and shall be payable upon demand. BA Stamping Fees will be paid pursuant to Section 1.7(a)(ii).

(e)                                  Limitation on Interest. If any provision of this Agreement or of any of the other Loan Documents would obligate Borrower or any other Credit Party to make any payment of interest or other amount payable to any Lender in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by such Lender of interest at a criminal rate (as such terms are construed under the Criminal Code (Canada)) then, notwithstanding such provisions, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by such Lender of interest at a criminal rate, such adjustment to be effected, to the extent necessary, as follows: (1) firstly, by reducing the amount or rate of interest required to be paid to such Lender under this Section 1.7, and (2) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to such Lender which would constitute “interest” for purposes of Section 347 of the Criminal Code (Canada). Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if a Lender shall have received an amount in excess of the maximum permitted by that section of the Criminal Code (Canada), Borrower shall be entitled, by notice in writing to such Lender, to obtain reimbursement from such Lender in an amount equal to such excess and, pending such reimbursement, such amount shall be deemed to be an amount payable by such Lender to Borrower.  Any amount or rate of interest referred to in this Section 1.7(e) shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term that the applicable Loan remains outstanding on the assumption that any charges, fees or expenses that fall within the meaning of “interest” (as defined in the Criminal Code (Canada)) shall, if they relate to a specific period of time, be pro-rated over that period of time and otherwise be pro-rated over the period from the Closing Date to the Termination Date and, in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by Agent shall be conclusive for the purposes of such determination.

(f)                                    Interest Act (Canada). For purposes of disclosure pursuant to the Interest Act (Canada), the annual rates of interest or fees to which the rates of interest or fees provided in this Agreement and the other Loan Documents (and stated herein or therein, as applicable, to be computed on the basis of a 360 day year or any other period of time less than a calendar year) are equivalent are the rates so determined multiplied by the actual number of days in the applicable calendar year and divided by 360 or such other period of time, respectively.

1.8                               Fees

(a)                                  Borrower shall pay to the Agent the Fees specified in the GE Fee Letter at the times specified for payment therein.

(b)                                 As additional compensation for the Revolving Lenders, Borrower shall pay to Agent, for the rateable benefit of the Revolving Lenders, in arrears, on the first Business Day of each month prior to the Commitment Termination Date and on the Commitment Termination Date, a Fee for Borrower’s non use of available funds in an amount equal to 0.25% per annum (calculated on the basis of a 365-day or 366-day year, as the case may be,) multiplied by the difference between (x) the Revolving Loan Commitment (as it may be reduced from time to time) and (y) the average for the period of the daily closing balance of the Revolving Loan outstanding during the period for which the such Fee is due.

(c)                                  If Borrower pays after acceleration, or prepays all or any portion of any Term Loan or Term Loan B, or reduces or terminates the Revolving Loan Commitment, whether voluntarily or involuntarily and whether before or after acceleration of the Obligations or if the Revolving Loan Commitment is otherwise terminated (including, for clarity, pursuant to the terms of Section 1.2(d)), Borrower shall pay to Agent for the benefit of the Lenders, as liquidated damages and compensation for the costs of being prepared to make funds available hereunder an amount equal to the Applicable Percentage (as defined below) multiplied by (i) the principal amount of the Term Loan paid after acceleration or prepaid, (ii) the principal amount of the Term Loan B paid after acceleration or prepaid, or (iii) the amount of the reduction of the Revolving Loan Commitment, as applicable. As used herein, the term “Applicable Percentage” shall mean (x) three percent (3%), in the case of a prepayment on or prior to April 25, 2008, (y) two percent (2%), in the case of a prepayment after April 25, 2008 but on or prior to April 25, 2009, and (z) one percent (1%), in the case of a prepayment after April 25, 2009 but on or prior to April 25, 2010. The Credit Parties agree that the Applicable Percentages are a reasonable calculation of the applicable Lenders’ lost profits in view of the difficulties and impracticality of determining actual damages resulting from an early termination of the Commitments. Notwithstanding the foregoing, no prepayment fee shall be payable by Borrower (a) upon a mandatory prepayment made pursuant to Section 1.5(c), or (b) in connection with any revolving payment made in the ordinary course during the Revolving Period or in connection with any scheduled payment made in respect of the Term Loan or Term Loan B; provided that Borrower does not permanently reduce or terminate the Revolving Loan Commitment, Term Loan or Term Loan B (as applicable) upon any such prepayment.

(d)                                 In connection with each extension of the Revolving Loan Commitment pursuant to Section 1.2(c), and in addition to the fee contemplated by Section 1.8(b), Borrower shall pay to Agent, for the rateable benefit of the Revolving Lenders providing such extension on the date that would have been the Commitment Termination Date had no extension occurred, a Fee in an amount equal to 0.25% (calculated on the basis of a 365-day or 366-day year, as the case may be,) multiplied by the Revolving Loan Commitment (as it may be reduced from time to time)

1.9                               Receipt of Payments

Borrower shall make each payment under this Agreement not later than 2:00 p.m. (Toronto time) on the day when due for value on that day to the Collection Account. For purposes of computing interest and Fees and determining Borrowing Availability as of any date, all payments shall be deemed received on the Business Day on which immediately available funds therefor are received in the Collection Account prior to 2:00 p.m. Toronto time. Payments received after 2:00 p.m. Toronto time on any Business Day or on a day that is not a Business Day shall be deemed to have been received on the following Business Day. Without limiting Section 13.17, if Agent receives any payment from or on behalf of a Credit Party in any currency other than the currency in which the Obligation is denominated Agent may convert the payment (including the proceeds of realization upon any collateral) into the currency in which such Obligation is denominated at the Rate of Exchange (as such term is defined in Section 13.17(c)).

1.10                        Application and Allocation of Payments on Default

Following the occurrence and during the continuance of any Default or Event of Default, Borrower hereby irrevocably waives the right to direct the application of any and all payments received from or on behalf of Borrower, and Borrower hereby irrevocably agrees that Agent shall apply any and all such payments against the Obligations in the following order: (1) to Fees and reimbursable expenses of Agent then due and payable pursuant to any of the Loan Documents; (2) to interest then due and payable on the Revolving Loan, Term Loan or Term Loan B, as applicable; (3) as applicable, to prepay (i) the Obligations under any Term Loans (ii) subject to Section 3.5 in the case of Bankers’ Acceptances or BA Equivalent Loans, the Obligations under any Revolving Loans, (iii) the Obligations under Term Loan B, and (iv) the Obligations in respect of any Secured Rate Contracts; in each case on a pro rata basis, in inverse order of maturity, until such Obligations shall have been prepaid in full; and (4) to all other Obligations including expenses of Lenders to the extent reimbursable under Section 13.3.

1.11                        Loan Account and Accounting

Agent shall maintain a loan account (the “Loan Account”) on its books to record: all Revolving Advances, the Term Loan B Advances and, when applicable, the Term Loan, all payments made by Borrower, and all other debits and credits as provided in this Agreement with respect to the Loans or any other Obligations. All entries in the Loan Account shall be made in accordance with Agent’s customary accounting practices as in effect from time to time. The balance in the Loan Account, as recorded on Agent’s most recent printout or other written statement, shall, absent manifest error, be presumptive evidence of the amounts due and owing to Agent and Lenders by Borrower; provided that any failure to so record or any error in so recording shall not limit or otherwise affect Borrower’s duty to pay the Obligations. Agent shall render to Borrower a monthly accounting of transactions with respect to the Loans setting forth the balance of the Loan Account for the immediately preceding month, such monthly accounting to be provided within fifteen (15) days of the last day of the immediately preceding month. Unless Borrower notifies Agent in writing of any objection to any such accounting (specifically describing the basis for such objection), within thirty (30) days after the date thereof, each and every such accounting shall be presumptive evidence of all matters reflected therein. Only those items expressly objected to in such notice shall be deemed to be disputed by Borrower. Notwithstanding any provision herein contained to the contrary, any Lender may elect (which election may be revoked) to dispense with the issuance of Notes to that Lender and may rely on the Loan Account as evidence of the amount of Obligations from time to time owing to it.

1.12                        Indemnity

(a)                                  Each Credit Party shall indemnify and hold harmless the Agent and each Lender and their respective Affiliates, and each such Person’s respective officers, directors, employees, legal counsel, agents and representatives (each, an “Indemnified Person”), from and against any and all suits, actions, proceedings, orders, claims, damages, losses, liabilities and expenses (including reasonable legal fees and disbursements, consultants fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) that may be instituted or asserted against or incurred by any such Indemnified Person as a result of or in connection with credit having been extended, suspended or terminated under this Agreement or the other Loan Documents and the administration of such credit, and in connection with or arising out of the transactions contemplated hereunder and thereunder and any actions or failures to act in connection therewith including the taking of any enforcement actions by Agent, including any and all Environmental Liabilities and legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any of the Loan Documents (collectively, “Indemnified Liabilities”); provided, that no such Credit Party shall be liable for any indemnification to an Indemnified Person to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense results from that Indemnified Person’s gross negligence or wilful misconduct. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO ANY LOAN DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER ANY LOAN DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

(b)                                 To induce Lenders to provide the Loans on the terms provided herein, if (i) any Loans are repaid in whole or in part prior to the last day of any applicable BA Period (whether that repayment is made pursuant to any provision of this Agreement or any other Loan Document or occurs as a result of acceleration, by operation of law or otherwise); (ii) Borrower shall default in payment when due of the principal amount of or interest on any Loan; or (iii) Borrower shall fail to make any prepayment of a Loan after Borrower has given a notice thereof in accordance herewith, then Borrower shall indemnify and hold harmless each Lender from and against all losses, costs and expenses resulting from or arising from any of the foregoing. Such indemnification shall include any loss (including loss of margin) or expense arising from the reemployment of funds obtained by it or from fees payable to terminate deposits from which such funds were obtained. For the purpose of calculating amounts payable to a Lender under this subsection, each Lender shall be deemed to have actually funded its relevant Loan through the purchase of a deposit bearing interest at the BA Rate, in an amount equal to the amount of that Loan and having a maturity comparable to the relevant BA Period; provided, that each Lender may fund each of its Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection for Loans on which interest is calculated at the BA Rate. This covenant shall survive the termination of this Agreement and the payment of the Obligations and all other amounts payable hereunder.  As promptly as practicable under the circumstances, each Lender shall provide Borrower with its written calculation of all amounts payable pursuant to this Section 1.12(b), and such calculation shall be binding on the parties hereto unless Borrower shall object in writing within ten (10) Business Days of receipt thereof, specifying the basis for such objection in detail.

1.13                        Access

Prior to the occurrence of an Event of Default, each Credit Party shall, during normal business hours, from time to time upon two (2) Business Days’ prior notice as frequently as Agent reasonably determines to be appropriate: (a) provide Agent and any of its officers, employees and agents access to its properties, facilities, advisors, officers and employees of each Credit Party and to the Collateral, (b) permit Agent, and any of its officers, employees and agents, to inspect, audit and make extracts from any Credit Party’s books and records, and (c) permit Agent, and its officers, employees and agents, to inspect, examine, review, evaluate and make test verifications and counts of the Accounts, Inventory and other Collateral of any Credit Party. If an Event of Default has occurred and is continuing, or if access is necessary to preserve or protect the Collateral, as determined by Agent, each such Credit Party shall provide such access to Agent and to each Lender at all times and without advance notice. Furthermore, so long as any Event of Default has occurred and is continuing, Borrower shall provide Agent and each Lender with access to its suppliers and customers. Each Credit Party shall make available to Agent and its counsel, reasonably promptly originals or copies of all books and records that Agent may reasonably request. Each Credit Party shall deliver any document or instrument necessary for Agent, as it may from time to time request, to obtain records from any service bureau or other Person that maintains records for such Credit Party, and shall maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by such Credit Party. Agent will give Lenders at least five (5) days’ prior written notice of regularly scheduled audits. Representatives of the Lenders may accompany Agent’s representatives on regularly scheduled audits at no charge to Borrower.

1.14                        Taxes

(a)                                  Any and all payments by or on behalf of a Credit Party hereunder or under the Notes or any other Loan Document shall be made, in accordance with this Section 1.14, free and clear of and without deduction for any and all present or future Taxes (excluding Taxes imposed on or measured by the net income or capital of any Lender by the jurisdiction under the laws of which it is organized or is resident or carries on business through a permanent establishment located therein or any political subdivisions thereof). If a Credit Party shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under the Notes or any other Loan Document (excluding Taxes imposed on or measured by the net income or capital of any Lender by the jurisdiction under the laws of which it is organized or is resident or carries on business through a permanent establishment located therein or any political subdivisions thereof), (i) the sum payable shall be increased as much as shall be necessary so that, after making all required withholdings and deductions (including withholdings and deductions applicable to additional sums payable under this Section 1.14), the Lenders, as applicable, receive an amount equal to the sum they would have received had no such withholdings or deductions been made, (ii) the applicable Credit Party shall make such withholdings and deductions, and (iii) the applicable Credit Party shall pay the full amount withheld or deducted to the relevant taxing or other authority in accordance with applicable law. Within thirty (30) days after the date of any payment of Taxes, Borrower shall furnish to Agent the original or a certified copy of a receipt evidencing payment thereof.

(b)                                 In addition, each Credit Party agrees to pay any present or future Taxes that arise from any payment made under this Agreement or under any other Loan Document or from the execution, sale, transfer, delivery or registration of, or otherwise with respect to, this Agreement, the other Loan Documents and any other agreements and instruments contemplated hereby or thereby (except for Taxes imposed on or measured by the net income or capital of Agent or any other Lender by the jurisdiction under the laws of which it is organized or is resident or carries on business through a permanent establishment located therein or any political subdivisions thereof). Each Lender agrees that, as promptly as reasonably practicable after it becomes aware of any circumstances referred to above which would result in additional payments under this Section 1.14, it shall notify Borrower thereof.

(c)                                  Each Credit Party hereby indemnifies Agent and each other Lender for the full amount of Taxes (excluding Taxes imposed on or measured by the net income or capital of Agent or any other Lender by the jurisdiction under the laws of which it is organized or is resident or carries on business through a permanent establishment located therein or any political subdivisions thereof but including any Taxes imposed by any jurisdiction on amounts payable by such Credit Party under this Section 1.14) paid by Agent or such other Lender, as appropriate, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted. Each payment under this indemnification shall be made within ten (10) days after Agent makes written demand therefor, for its own benefit or the benefit of the affected Lender.

1.15                        Capital Adequacy; Increased Costs; Illegality

(a)                                  If any Lender shall have determined that any law, treaty, governmental (or quasi governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by any Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law), in each case, adopted after the Closing Date, from any central bank or other Governmental Authority increases or would have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Lender and thereby reducing the rate of return on such Lender’s capital as a consequence of its obligations hereunder, then Borrower shall from time to time upon demand by such Lender (with a copy of such demand to Agent) pay to Agent, for the account of such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to the amount of that reduction and showing the basis of the computation thereof submitted by such Lender to Borrower and to Agent shall be presumptive evidence of the matters set forth therein.

(b)                                 If, due to either (i) the introduction of or any change in any law or regulation (or any change in the interpretation thereof) or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in each case adopted after the Closing Date, there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining any Loan, then Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to Agent), pay to Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to Borrower and to Agent by such Lender, shall be presumptive evidence of the matters set forth therein. Each Lender agrees that, as promptly as practicable after it becomes aware of any circumstances referred to above which would result in any such increased cost, the affected Lender shall, to the extent not inconsistent with such Lender’s internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by Borrower pursuant to this Section 1.15(b).

(c)                                  Within thirty (30) days after receipt by Borrower of written notice and demand from any Lender (an “Affected Lender”) for payment of additional amounts or increased costs as provided in Section 1.14(a), 1.15(a) or 1.15(b), Borrower may, at its option, notify Agent and such Affected Lender of its intention to replace the Affected Lender. So long as no Default or Event of Default has occurred and is continuing, Borrower, with the consent of Agent, may obtain, at Borrower’s expense, a replacement Lender (“Replacement Lender”) for the Affected Lender, which Replacement Lender must be reasonably satisfactory to Agent. If Borrower obtains a Replacement Lender within ninety (90) days following notice of its intention to do so, the Affected Lender must sell and assign its Loans and Commitments to such Replacement Lender for an amount equal to the principal balance of all Loans held by the Affected Lender and all accrued interest and Fees with respect thereto through the date of such sale and such assignment shall not require the payment of an assignment fee to Agent; provided, that Borrower shall have reimbursed such Affected Lender for the additional amounts or increased costs that it is entitled to receive under this Agreement through the date of such sale and assignment. Notwithstanding the foregoing, Borrower shall not have the right to obtain a Replacement Lender if the Affected Lender rescinds its demand for increased costs or additional amounts within 15 days following its receipt of Borrower’s notice of intention to replace such Affected Lender. Furthermore, if Borrower gives a notice of intention to replace and does not so replace such Affected Lender within ninety (90) days thereafter, Borrower’s rights under this Section 1.15(c) shall terminate with respect to such Affected Lender and Borrower shall promptly pay all increased costs or additional amounts demanded by such Affected Lender pursuant to Sections 1.14(a), 1.15(a) or 1.15(b).

1.16                        Currency Matters

Principal, interest, reimbursement obligations, fees, and all other amounts payable under this Agreement and the other Loan Documents to the Agent and the Lenders shall be payable in the currency in which such Obligations are denominated.  Unless stated otherwise, all calculations, comparisons, measurements or determinations under this Agreement shall be made in Canadian Dollars.  For the purpose of such calculations, comparisons, measurements or determinations, amounts denominated in other currencies shall be converted in the Equivalent Amount of Canadian Dollars on the date of calculation, comparison, measurement or determination. In particular, without limitation, for purposes of valuations or computations under Article III, Article VI, Article VII, and Article X and calculating the Borrowing Base or Borrowing Availability, unless expressly provided otherwise, where a reference is made to a dollar amount, the amount is to be considered as the amount in Canadian Dollars and, therefore, each other currency shall be converted into the Equivalent Amount thereof in Canadian Dollars.

ARTICLE II

CONDITIONS PRECEDENT

2.1                               Conditions to the Amendment and Restatement

The amendment and restatement of the Existing Credit Agreement pursuant to Section 1.1 shall not take effect, and no Lender shall be obligated to make any Advance, or to take, fulfill, or perform any other action hereunder, until the following conditions have been satisfied or provided for in a manner reasonably satisfactory to Agent, or waived in writing by Agent and Requisite Lenders:

(a)                                  Credit Agreement; Loan Documents. This Agreement or counterparts hereof shall have been duly executed by, and delivered to, Borrower, Agent and Lenders; and Agent shall have received such documents, instruments, agreements and legal opinions as Agent shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents, including, but not limited to:

(i)                                   Appendices. All Appendices to the Agreement, in form and substance satisfactory to Agent.

(ii)                                Collateral Documents. Duly executed originals of the Collateral Documents or, as applicable in the Agent’s sole discretion, acknowledgments of security, and all instruments, documents and agreements executed pursuant thereto.

(iii)                             Acknowledgements. Duly executed originals of the Acknowledgements, and all instruments, documents, and agreements executed pursuant thereto.

(iv)                            Environmental Indemnity. Duly executed originals of the Environmental Indemnity Agreement.

(v)                               Material Documents. Certified copies of the Material Documents, and all instruments, documents and agreements executed pursuant thereto.

(vi)                            Insurance. Satisfactory evidence that the insurance policies required by Section 6.4 are in full force and effect, together with appropriate evidence showing loss payable and additional insured clauses or endorsements, as reasonably requested by Agent, in favour of Lenders.

(vii)                         Security Interests, PPSA Filings and UCC.

(A)                              Evidence satisfactory to Agent that Agent (for the benefit of itself and the Lenders) has a valid and perfected first priority security interest (and valid and published first ranking hypothec, if applicable) in the Collateral, including (i) such documents duly executed by each Credit Party (including financing statements under the PPSA and the UCC and other notice filings and applicable documents under the laws of any jurisdiction with respect to the perfection and publication of Liens) as Agent may request in order to perfect and publish its security interests and hypothecs in the Collateral, and (ii) copies of search reports listing all effective financing statements and other applicable notice of lien filings that name any Credit Party as debtor (including its French form of name), together with certificates of the applicable Governmental Authority constituting evidence thereof, none of which shall cover the Collateral except for Permitted Encumbrances.

(B)                                Evidence satisfactory to Agent, acting reasonably, including copies, of all financing statements and other applicable notices of Lien filings filed in favour of any Credit Party with respect to each location, if any, at which equipment will be stored.

(viii)       Credit Party Guarantees. Guarantees or, as applicable in the Agent’s sole discretion, acknowledgments of security executed by each of the Credit Parties, other than the Borrower, in favour of the Lenders.

(ix)          Constating Documents and Status. For each Credit Party, such Person’s (a) constating documents and all amendments thereto, (b) certificates of compliance or status (or applicable equivalent thereof) evidencing Borrower’s qualification to conduct business in each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, each dated a recent date prior to the Closing Date and certified by the applicable authorized Governmental Authority.

(x)           Bylaws and Resolutions. For each Credit Party, (a) such Person’s bylaws or limited partnership agreements, as applicable, together with all amendments thereto and (b) resolutions of such Person’s Board of Directors, approving and authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and the transactions to be consummated in connection therewith, each certified as of the Closing Date by such Person’s corporate secretary or an assistant secretary as being in full force and effect without any modification or amendment.

(xi)          Incumbency Certificates. For each Credit Party, signature and incumbency certificates of the officers of each such Person executing any of the Loan Documents, certified as of the Closing Date by such Person’s corporate secretary or an assistant secretary as being true, accurate, correct and complete.

(xii)         Opinions of Counsel. Duly executed originals of opinions of Shea Nerland Calnan LLP, counsel for the Credit Parties, together with any local counsel opinions reasonably requested by Agent, each in form and substance reasonably satisfactory to Agent and its counsel, dated the Closing Date, and each accompanied by a letter addressed to such counsel from the Credit Parties, authorizing and directing such counsel to address its opinion to the Lender or to include in such opinion an express statement to the effect that the Lender is authorized to rely on such opinion as though they were addressees.

(xiii)        Pledge Agreements. Duly executed originals of each of the Pledge Agreements accompanied by (as applicable) (a) share certificates representing all of the outstanding Stock being pledged pursuant to such Pledge Agreement and share transfer powers for such share certificates executed in blank or if the constating documents of the issuer of such Stock contain a private company restriction requiring that transfers of such Stock be approved by the directors of such issuer (in contrast with the directors or shareholder(s) of such issuer or solely the shareholder(s)) then, at the request of Agent, such share certificates shall be registered in Agent’s or its nominee’s name when delivered to Agent, and (b) the original intercompany notes and other instruments evidencing Indebtedness being pledged pursuant to such Pledge Agreement, duly endorsed in blank.

(xiv)        Fee Letter. Duly executed originals of the GE Fee Letter.

(xv)         Officer’s Certificate. Agent shall have received duly executed originals of a certificate of an officer or director of Borrower, dated the Closing Date, stating that, since December 31, 2007 (a) no event or condition has occurred or is existing which could reasonably be expected to have a Material Adverse Effect; (b) there has been no material adverse change in the industry in which Borrower operates; (c) no Litigation has been commenced which, if successful, would have a Material Adverse Effect or could challenge any of the transactions contemplated by the Agreement and the other Loan Documents; (d) except for Permitted Distributions, there have been no Restricted Payments made by any Credit Party; and (e) before and after giving effect to the transactions contemplated by the Credit Agreement, each Credit Party will be Solvent, and (f) there has been no material increase in liabilities, liquidated or contingent, and no material decrease in assets of Borrower or any of its Subsidiaries.

(xvi)        Subordination and Intercreditor Agreements. Agent and Lenders shall have received any and all subordination and/or intercreditor agreements, all in form and substance reasonably satisfactory to Agent, in its sole discretion, as Agent shall have deemed necessary or appropriate with respect to any Indebtedness of any Credit Party.

(xvii)       Other Documents.  Such other certificates, documents and agreements respecting any Credit Party as Agent may reasonably request, each in form and substance reasonably satisfactory to Agent.

(b)                                 Approvals. Agent shall have received (i) satisfactory evidence that the Credit Parties have obtained all required consents and approvals of all Persons including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Loan Documents or (ii) a certificate of an officer of the Borrower in form and substance satisfactory to Agent, acting reasonably, affirming that no such consents or approvals are required.

(c)                                  Payment of Fees. Borrower shall have paid the Fees required to be paid on the Closing Date in the respective amounts specified in Section 1.8 (including the Fees specified in the GE Fee Letter), and shall have reimbursed Agent for all fees, costs and expenses of closing presented as of the Closing Date.

2.2                               Further Conditions to Each Advance

Except as otherwise expressly provided herein, neither Lender shall be obligated to fund any Advance, if, as of the date thereof:

(a)                                  any representation or warranty by any Credit Party contained herein or in any other Loan Document is untrue or incorrect as of such date as determined by Agent;

(b)                                 any Default or Event of Default has occurred and is continuing or would result after giving effect to any Advance; or

(c)                                  after giving effect to any Advance, the outstanding principal amount of the Revolving Loan would exceed the lesser of (i) the Borrowing Base less outstanding Term Loans and Term Loan B; and (ii) the Revolving Loan Commitment.

ARTICLE III

BANKERS’ ACCEPTANCES (REVOLVING CREDIT FACILITY)

3.1                               General

Each Bankers’ Acceptance draft tendered by the Borrower for acceptance by a Lender will be in a form acceptable to the accepting Lenders, acting reasonably, and the Revolving Credit Advance in respect thereof will be in a principal amount of not less than $5,000,000 and in multiples of $100,000 for any amounts in excess thereof, and will have terms of not less than 1 month and not more than 6 months, unless otherwise agreed to by the accepting Lenders.

3.2                               Terms of Acceptance by the Lenders

(a)                                  Payment. The Borrower will provide for payment to the Agent for the benefit of the Lenders of each Bankers’ Acceptance at its maturity, either by payment of the face amount thereof or through the utilization of a new Revolving Credit Advance (including by way of a Rollover) in accordance with this Agreement, or through a combination thereof. The Borrower waives presentment for payment of Bankers’ Acceptances by the Lenders and will not claim from the applicable Lenders any days of grace for the payment at maturity of Bankers’ Acceptances. Any amount owing by the Borrower in respect of any Bankers’ Acceptance which is not paid at maturity in accordance with this Agreement, will, as and from its maturity date, be deemed to be outstanding as a Canadian Prime Rate Loan.

(b)                                 Power of Attorney. To facilitate the procedures contemplated in this Agreement, the Borrower appoints each Lender from time to time as the attorney-in-fact of the Borrower to execute, endorse and deliver on behalf of the Borrower drafts or depository bills in the form or forms prescribed by such Lender for Bankers’

Acceptances denominated in Canadian Dollars (each such executed draft or depository bill which has not yet been accepted by a Lender being referred to as a “Draft”).  Each Bankers’ Acceptance executed and delivered by a Lender on behalf of the Borrower as provided for in this Section 3.2(b) will be as binding upon the Borrower as if it had been executed and delivered by a duly authorized officer of the Borrower.  The foregoing appointment will cease to be effective three Banking Days following receipt by the Lender in question of a notice from the Borrower revoking such appointment provided that any such revocation will not affect Bankers’ Acceptances previously executed and delivered by a Lender pursuant to such appointment.

(c)                                  Purchase of BAs. The Lenders will purchase each Bankers’ Acceptance accepted by them.

(d)                                 Depository Bills. It is the intention of the Parties that pursuant to the Depository Bills and Notes Act (Canada) (“DBNA”), all Bankers’ Acceptances accepted by the Lenders under this Agreement will be issued in the form of a “depository bill” (as defined in the DBNA), deposited with a “clearing house” (as defined in the DBNA), including The Canadian Depository for Securities Ltd. or its nominee CDS & Co. (“CDS”). In order to give effect to the foregoing, the Agent will, subject to the approval of the Borrower and the Lenders, establish and notify the Borrower and the Lenders of any additional procedures, consistent with the terms of this Agreement, as are reasonably necessary to accomplish such intention, including:

(i)            any instrument held by the Agent for purposes of Bankers’ Acceptances will have marked prominently and legibly on its face and within its text, at or before the time of issue, the words “This is a depository bill subject to the Depository Bills and Notes Act (Canada)”;

(ii)           any reference to the authentication of the Bankers’ Acceptance will be removed; and

(iii)          any reference to the “bearer” will be removed and such Bankers’ Acceptances will not be marked with any words prohibiting negotiation, transfer or assignment of it or of an interest in it.

3.3                               BA Equivalent Loans

In lieu of accepting Drafts on the date of any Advance, or any date of Rollover or Conversion, as applicable, each Non-BA Lender will make a BA Equivalent Loan. Any BA Equivalent Loan will be made on the date of the relevant Advance, or any date of Rollover or Conversion, as applicable, and its Maturity Date will be the Maturity Date of the corresponding Bankers’ Acceptances. The amount of each BA Equivalent Loan will be equal to the Discount Proceeds of the corresponding Bankers’ Acceptances calculated on the basis that the applicable Lenders were not Non-BA Lenders and were therefore required to purchase such Bankers’ Acceptances.  On the Maturity Date of a BA Equivalent Loan, the Borrower will pay to the Non-BA Lender an amount equal to the face amount of the Bankers’ Acceptance which such Non-BA Lender would have accepted in lieu of making a BA Equivalent Loan if it were not a Non-BA Lender. For greater certainty, unless the context requires otherwise, all provisions of this Agreement with respect to Bankers’ Acceptances will apply to BA Equivalent Loans provided that BA Stamping Fees with respect to a BA Equivalent Loan will be calculated on the basis of the amount with respect to such BA Equivalent Loan which the Borrower is required to pay on the Maturity Date.

3.4                               General Mechanics

(a)                                  Bankers’ Acceptances. Unless such Lender makes a BA Equivalent Loan pursuant to the terms of Section 3.3, upon acceptance of a Bankers’ Acceptance by a Lender, such Lender will purchase, or arrange for the purchase of, each Bankers’ Acceptance from the Borrower at the Discount Rate applicable to such Lender for such Bankers’ Acceptance accepted by it and provide to the Agent the Discount Proceeds for the account of the Borrower. The BA Stamping Fee payable by the Borrower to a Lender in respect of each Bankers’ Acceptance by such Lender will be set off against the Discount Proceeds payable by such Lender under this Section 3.4(a).

(b)                                 In anticipation of the maturity of Bankers’ Acceptances, the Borrower shall, subject to and in accordance with the requirements hereof, do one or a combination of the following with respect to the aggregate face amount at maturity of all such Banker’s Acceptances:

(i)                                     Affect a Rollover or Conversion of such Bankers’ Acceptances in accordance with Sections 3.4(c) and 3.4(d) or 3.4(e), as applicable, below; or

(ii)                                  On the Maturity Date of the maturing Bankers’ Acceptances, pay to the Agent for the account of the applicable Lenders an amount equal to the aggregate face amount of such Bankers’ Acceptances.

(c)                                  Rollovers and Conversions. The Borrower may from time to time affect a Rollover or Conversion as provided hereunder. Each Rollover or Conversion shall be made on notice by Borrower to the Agent and shall be in principal amounts of not less than $100,000 and in multiples of $100,000 for any amounts in excess thereof. Any such notice must be given no later than 11:00 a.m.(Toronto time) on the date which is two (2) Business Days prior to the proposed Rollover or Conversion. Each such notice (a “Notice of Rollover or Conversion”) must be given in writing (by telecopy or overnight courier) substantially in the form of Exhibit 3.4(c), and shall include the information required in such Exhibit and such other information as may be required by Agent.

(d)                                 Rollovers. In the case of a Rollover of maturing Bankers’ Acceptances, each Lender, in order to satisfy the continuing liability of the Borrower to the Lender for the face amount of the maturing Bankers’ Acceptances, will retain for its own account the Net Proceeds of each new Bankers’ Acceptance issued by it in connection with such Rollover and the Borrower will, on the Maturity Date of the maturing Bankers’ Acceptances, pay to the Agent for the benefit of the Lenders an amount equal to the difference between the face amount of the maturing Bankers’ Acceptances and the aggregate Net Proceeds of the new Bankers’ Acceptances.

(e)                                  Conversion from BA’s. In the case of a Conversion of a Revolving Credit Advance by way of Bankers’ Acceptances into a Canadian Prime Rate Loan, each Lender, in order to satisfy the liability of the Borrower to each Lender for the face amount of the maturing Bankers’ Acceptances, will record the obligation of the Borrower to it as a Canadian Prime Rate Loan, unless the Borrower provides for payment to the Agent for the benefit of the Lenders of the face amount of the maturing Bankers’ Acceptance in some other manner acceptable to the Lenders.

(f)                                    Conversion to BA’s. In the case of a Conversion from a Canadian Prime Rate Loan into a Revolving Credit Advance by way of Bankers’ Acceptances, each Lender, in order to satisfy the continuing liability of the Borrower to each Lender for the amount of the Canadian Prime Rate Loan being converted, will retain for its own account the Net Proceeds of each new Bankers’ Acceptance issued by it in connection with such Conversion and the Borrower will, on the date of issuance of the Bankers’ Acceptances pay to the Agent for the benefit of the Lenders an amount equal to the difference between the amount of the Canadian Prime Rate Loan being converted including any accrued interest thereon, owing to the Lenders and the Net Proceeds of such Bankers’ Acceptances.

3.5                               Escrowed Funds

Upon the request of the Agent after the occurrence and during the continuance of an Event of Default or in order to prepay a Bankers’ Acceptance in accordance with the terms of this Agreement, the Borrower will forthwith pay to the Agent for deposit into an escrow account maintained by and in the name of the Agent for the benefit of the Lenders, an amount equal to the Lenders’ maximum potential liability under then outstanding Bankers’ Acceptances (the “Escrow Funds”).  The Borrower expressly authorizes the Agent to hold such Escrow Funds and apply them for set-off against future Obligations owing by the Borrower to the applicable Lenders in respect of such Bankers’ Acceptances.  Pending such application, the Escrow Funds will bear interest for the Borrower’s account at the rate payable to the Agent by its account bank. If such Event of Default is either waived or cured in compliance with the terms of this Agreement, then the remaining Escrow Funds if any, together with any accrued interest to the date of release, will be released to the Borrower.  The deposit of the Escrow Funds by the Borrower with the Agent as herein provided will not operate as a repayment or prepayment, as applicable, of the aggregate principal amount of the relevant Bankers’

Acceptance until such time as the Escrow Funds are actually paid to the Lenders as a repayment or prepayment, as applicable, of the outstanding principal mount thereof.

3.6                               Market Disruption

If at any time and from time to time, a Lender determines, in its reasonable discretion, that there no longer exists an active market for Bankers’ Acceptances accepted by such Lender or the Discount Rate does not actually reflect the discount rate which would be applicable to a sale of Bankers’ Acceptances in the market, then such Lender shall give notice thereof to the Agent who shall so notify the Borrower and, the right of the Borrower to request Bankers’ Acceptances or BA Equivalent Loans from such Lender shall be suspended until the Agent determines that the circumstances causing the suspension no longer exist, and so notifies the Borrower.  Any outstanding Notice of Revolving Credit Advance/Election of BA Periods requesting an Advance by way of Bankers’ Acceptances or BA Equivalent Loans shall be deemed to be a Notice of Revolving Credit Advance/Election of BA Periods requesting an Advance by way of Canadian Prime Rate Loans in the amount specified in the original Notice of Revolving Credit Advance/Election of BA Periods.  Any outstanding Notice of Rollover or Conversion requesting a Rollover of an Advance by way of Bankers’ Acceptances or BA Equivalent Loans, shall be deemed to be a Notice of Rollover or Conversion requesting a Conversion of such Advance into an Advance by way of Canadian Prime Rate Loans.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

To induce Lenders to make the Loans, each Credit Party executing this Agreement makes the following representations and warranties to Agent and each Lender with respect to all Credit Parties, each and all of which shall survive the execution and delivery of this Agreement.

4.1                               Corporate Existence; Compliance with Law

Each Credit Party (a) is a corporation, limited liability company, partnership, trust or limited partnership duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or organization set forth in Disclosure Schedule 4.1; (b) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not result in exposure to losses or liabilities which could reasonably be expected to have a Material Adverse Effect; (c) has the requisite power and authority and the legal right to own, pledge, mortgage, hypothecate or otherwise encumber and operate its properties, to lease the property it operates under lease and to conduct its business as now conducted and proposed to be conducted; (d) subject to specific representations regarding Environmental Laws, has all licenses, permits, consents or approvals from or by, and has made all material filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct; (e) is in compliance with its constating documents, bylaws or partnership agreement or operating agreement, as applicable; and (f) subject to specific representations set forth herein regarding Environmental Laws, tax and other laws, is in compliance with all applicable provisions of law, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

4.2                               Executive Offices, Collateral Locations

As of the Closing Date, the current location of each Credit Party’s chief executive office, principal place of business and the warehouses and premises at which any Collateral is located are set forth on Disclosure Schedule 4.2, each of the locations that either (i) is used to store a material amount of Collateral or (ii) is strategically important to such Credit Party’s business is marked as a Key Location and none of such locations has changed within four (4) months preceding the Closing Date.

4.3                               Corporate Power, Authorization, Enforceable Obligations

The execution, delivery and performance by each Credit Party of the Loan Documents to which it is a party and the creation of all Liens provided for therein: (a) are within such Person’s power; (b) have been duly authorized by all necessary corporate, limited liability company, partnership, trust or limited partnership action; (c) do not contravene any provision of such Person’s constating documents, bylaws or partnership agreement or operating agreement, as applicable; (d) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (e) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, debenture, deed of trust, lease, agreement or other instrument to which such Person is a party or by which such Person or any of its property is bound; (f) do not result in the creation or imposition of any Lien upon any of the property of such Person other than those in favour of Agent, on behalf of itself and the Lenders, pursuant to the Loan Documents; and (g) do not require the consent or approval of any Governmental Authority or any other Person, except those referred to in Section 2.1(b), all of which will have been duly obtained, made or complied with prior to the Closing Date. On or prior to the Closing Date, each of the Loan Documents to which a Credit Party is a party shall have been duly executed and delivered by such Credit Party and each such Loan Document shall then constitute a legal, valid and binding obligation of such Credit Party enforceable against it in accordance with its terms.

4.4                               Financial Statements and Projections

Except for the Projections, all Financial Statements concerning the Credit Parties that are referred to below have been prepared in accordance with GAAP consistently applied throughout the periods covered (except as disclosed therein and except, with respect to unaudited Financial Statements, for the absence of footnotes and normal year-end audit adjustments) and present fairly in all material respects the financial position of the Persons covered thereby as at the dates thereof and the results of their operations and cash flows for the periods then ended.

(a)                                  Financial Statements. The unaudited consolidated balance sheet of the Fund for the period ending September 30, 2008 (attached hereto as Disclosure Schedule 4.4(a)) and the related statements of income and cash flows of the Fund and its Subsidiaries for the Fiscal Years then ended, certified by the Chief Financial Officer, have been delivered on the date hereof.

(b)                                 Projections. The Projections delivered on the date hereof and attached hereto as Disclosure Schedule 4.4(b) have been prepared by each Credit Party in light of the past operations of its businesses and reflect projections for the 2009 year period beginning on January 1, 2009 on a month-by-month basis for the first year and on a year-by-year basis thereafter. The Projections are based upon the same accounting principles as those used in the preparation of the financial statements described above and the estimates and assumptions stated therein, all of which each Credit Party believes to be reasonable and fair in light of current conditions and current facts known to such Credit Party and, as of the Closing Date, reflect such Credit Party’s good faith and reasonable estimates of the future financial performance of such Credit Party, and of the other information projected therein for the period set forth therein. The Projections are not a guarantee of future performance, and actual results may differ from the Projections.

4.5                               Material Adverse Effect

Between December 31, 2007 and the Closing Date, (a) no Credit Party has incurred any obligations, contingent or non-contingent liabilities, liabilities for Charges, long-term leases or unusual forward or long-term commitments that are not reflected in the Financial Statements and that, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (b) no contract, lease or other agreement or instrument has been entered into by any Credit Party or has become binding upon any Credit Party’s assets and no law or regulation applicable to any Credit Party has been adopted that has had or could reasonably be expected to have a Material Adverse Effect, and (c) no Credit Party is in default and, to the best of each Credit Party’s knowledge, no third party is in default under any material contract, lease or other agreement or instrument, that alone or in the aggregate could reasonably be expected to have a Material Adverse Effect. Since the date of the last financials delivered in accordance with Section 5.1, no event has occurred, that alone or together with other events, could reasonably be expected to have a Material Adverse Effect.

4.6                               Ownership of Property; Liens

Each Credit Party has good and marketable title to, or valid leasehold interests in, all of its personal property and assets. As of the Closing Date, none of the properties and assets of any Credit Party are subject to any Liens other than Permitted Encumbrances, and there are no facts, circumstances or conditions known to any Credit Party that may result in any Liens (including Liens arising under Environmental Laws) other than Permitted Encumbrances. Each Credit Party has received all deeds, assignments, waivers, consents, non-disturbance and attornment or similar agreements, bills of sale and other documents, and has duly effected all recordings, filings and other actions necessary to establish, protect, perfect and publish such Credit Party’s right, title and interest in and to all its other properties and assets.

4.7                               Labour Matters

Except as set forth on Disclosure Schedule 4.7, as of the Closing Date: (a) no strikes or other material labour disputes against any Credit Party are pending or, to any Credit Party’s knowledge, threatened; (b) hours worked by and payment made to employees of each Credit Party comply with each federal, provincial, local or foreign law applicable to such matters; (c) each Credit Party has withheld all employee withholdings and has made all employer contributions to be withheld and made by it pursuant to applicable law on account of the Canada Pension plan, employment insurance and employee income taxes; all payments due from any Credit Party for U.S. employee health and welfare insurance have been paid or accrued as a liability on the books of such Credit Party; (d) no Credit Party is a party to or bound by any collective bargaining agreement, management agreement, consulting agreement, employment agreement, bonus, restricted stock, stock option, or stock appreciation plan or agreement or any similar plan, agreement or arrangement (and true and complete copies of any agreements described on Disclosure Schedule 4.7 have been delivered to Agent); (e) there is no organizing activity involving any Credit Party pending or, to any Credit Party’s knowledge, threatened by any labour union or group of employees; (f) there are no certification applications or representative proceedings pending or, to any Credit Party’s knowledge, threatened with any labour relations board, and no labour organization or group of employees of any Credit Party has made a pending demand for certificate; and (g) there are no material complaints or charges against any Credit Party pending or, to the knowledge of any Credit Party, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by any Credit Party of any individual.

4.8                               Ventures, Subsidiaries and Affiliates; Outstanding Stock and Indebtedness

Except as set forth in Disclosure Schedule 4.8, as of the Closing Date, no Credit Party has any Subsidiaries, is engaged in any joint venture or partnership with any other Person, or is an Affiliate of any other Person. As of the Closing Date, all of the issued and outstanding Stock of each Credit Party is owned by each of the Stockholders and in the amounts set forth in Disclosure Schedule 4.8. Except as set forth in Disclosure Schedule 4.8, there are no outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which any Credit Party may be required to issue, sell, repurchase or redeem any of its Stock or other equity securities or any Stock or other equity securities of its Subsidiaries. All outstanding Indebtedness and Guaranteed Indebtedness of each Credit Party, as of the Closing Date (except for the Obligations), is described in Section 7.4 (including Disclosure Schedule 7.4).

4.9                               Government Regulation

No Credit Party is subject to regulation under any Canadian federal law or any provincial, local or foreign law that restricts or limits its ability to incur Indebtedness or to perform its obligations hereunder. The making of the Loans by Lenders to Borrower and the application of the proceeds thereof will not violate any provision of any applicable statute or any rule, regulation, order or policy of or issued by any securities commission, securities exchange or other securities regulatory authority.

4.10                        Taxes

All federal, provincial and other material tax returns, reports and statements, including information returns, required by any Governmental Authority to be filed by any Credit Party have been filed with the appropriate Governmental Authority, and all Charges have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for non-payment thereof, excluding Charges or other amounts being contested in accordance with Section 6.2(b). Proper and accurate amounts have been withheld by each Credit Party from its respective employees for all periods in full and complete compliance with all applicable federal, provincial, local and foreign laws and such withholdings have been timely paid to the respective Governmental Authorities. Disclosure Schedule 4.10 sets forth as of the Closing Date in respect of each of the Credit Parties: (i) those taxation years that have not yet been assessed by the CRA or the applicable provincial, local or foreign Governmental Authorities, (ii) the taxation years that are currently being audited by the CRA or any other applicable Governmental Authority and (iii) any assessments or threatened assessments in connection with such audit, or otherwise currently outstanding and (iv) the most recent taxation year that an audit (done while such Credit Party was an Affiliate of the Corporation or the Fund, as applicable,) by CRA or the applicable provincial, local or foreign Governmental Authorities has been completed. Except as described in Disclosure Schedule 4.10, as of the Closing Date, no Credit Party has executed or filed with the CRA or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges. None of the Credit Parties and their respective predecessors are liable for any Charges: (a) under any agreement (including any tax sharing agreements) or (b) to each Credit Party’s knowledge, as a transferee.

4.11                        No Litigation

No action, claim, lawsuit, demand, investigation or proceeding is now pending or, to the knowledge of any Credit Party, threatened against any Credit Party, before any Governmental Authority or before any arbitrator or panel of arbitrators (collectively, “Litigation”), (a) that challenges any Credit Party’s right or power to enter into or perform any of its obligations under the Loan Documents to which it is a party, or the validity or enforceability of any Loan Document or any action taken thereunder, or (b) that has a reasonable risk of being determined adversely to any Credit Party and that, if so determined, could reasonably be expected to have a Material Adverse Effect. Except as set forth on Disclosure Schedule 4.11, as of the Closing Date, there is no Litigation pending or threatened that seeks damages in excess of $1,000,000 or injunctive relief against, or alleges criminal misconduct of, any Credit Party.

4.12                        Canadian Pension Plan and Benefit Plans

As of the Closing Date, Disclosure Schedule 4.12 lists all Canadian Benefit Plans and Canadian Pension Plans currently maintained or contributed to by any Credit Party. The Canadian Pension Plans are duly registered under the ITA and all other applicable laws which require registration. The Credit Parties have complied with and performed all of their obligations in all material respects under and in respect of the Canadian Pension Plans and Canadian Benefit Plans under the terms thereof, any funding agreements and all applicable laws (including any fiduciary, funding, investment and administration obligations). All employer and employee payments, contributions or premiums to be remitted, paid to or in respect of each Canadian Pension Plan or Canadian Benefit Plan have been paid in a timely fashion in accordance with the terms thereof, any funding agreement and all applicable laws. There have been no improper withdrawals or applications of the assets of the Canadian Pension Plans or the Canadian Benefit Plans. Except as set forth on Disclosure Schedule 4.12, there are no outstanding disputes concerning the assets of the Canadian Pension Plans or the Canadian Benefit Plans. Except as set forth on Disclosure Schedule 4.12, each of the Canadian Pension Plans is fully funded on a solvency basis (using actuarial methods and assumptions which are consistent with the valuations last filed with the applicable Governmental Authorities and which are consistent with generally accepted actuarial principles).

4.13                        Brokers

Except as set forth on Disclosure Schedule 4.13, no broker or finder acting on behalf of any Credit Party or Affiliate thereof brought about the obtaining, making or closing of the Loans or the Related Transactions, and no Credit Party or Affiliate thereof has any obligation to any Person in respect of any finder’s or brokerage fees in connection therewith.

4.14                        Intellectual Property

As of the Closing Date, each Credit Party owns or has rights to use all Intellectual Property necessary to continue to conduct its business as now or heretofore conducted by it or proposed to be conducted by it. Each Patent, Trademark (excluding prints and labels on which they appear or have appeared), Design, Copyright and License so owned or used by a Credit Party is listed, together with application or registration numbers, as applicable, in Disclosure Schedule 4.14. Each Credit Party conducts its business and affairs without infringement of or interference with any Intellectual Property of any other Person in any material respect. Except as set forth in Disclosure Schedule 4.14, no Credit Party is aware of any material infringement claim by any other Person with respect to any Intellectual Property.

4.15                        Full Disclosure

No information contained in this Agreement, any of the other Loan Documents, any Projections, Financial Statements or Collateral Reports or other written reports from time to time prepared by any Credit Party and delivered hereunder or any written statement prepared by any Credit Party and furnished by or on behalf of any Credit Party to Agent or any Lender pursuant to the terms of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. Projections from time to time delivered hereunder are or will be based upon the estimates and assumptions stated therein, all of which Borrower believed at the time of delivery to be reasonable and fair in light of current conditions and current facts known to Borrower as of such delivery date, and reflect Borrower’s good faith and reasonable estimates of the future financial performance of Borrower and of the other information projected therein for the period set forth therein. Such Projections are not a guaranty of future performance and actual results may differ from those set forth in such Projections. The Liens granted to Agent, on behalf of the Lenders, pursuant to the Collateral Documents will at all times be fully perfected first priority Liens in and to the Collateral described therein, subject, as to priority, only to Permitted Encumbrances.

4.16                        Environmental Matters

(a)                                  Except as set forth in Disclosure Schedule 4.16, as of the Closing Date: (i) all Real Estate owned, occupied or controlled by the Credit Parties is free of the presence of any Hazardous Material except for such presence that would not adversely impact the value or marketability of such Real Estate, that is not in breach of Environmental Laws, and that would not result in Environmental Liabilities that could reasonably be expected to exceed $500,000 in the aggregate; (ii) no Credit Party has caused or suffered to occur any Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate that could reasonably be expected to result in Environmental Liabilities that exceed $500,000 in the aggregate; (iii) the Credit Parties are, and have been, in compliance with, all Environmental Laws, except where the failure to so comply with such Environmental Laws would not result in Environmental Liabilities that could reasonably be expected to exceed $500,000 in the aggregate; (iv) the Credit Parties have obtained, and are in compliance with, all Environmental Permits required by Environmental Laws for the operations of their respective businesses as presently conducted or as proposed to be conducted, except where the failure to so obtain or comply with such Environmental Permits would not result in Environmental Liabilities that could reasonably be expected to exceed $500,000 in the aggregate, and all such Environmental Permits are valid, uncontested and in good standing; (v) no Credit Party is involved in operations or knows of any facts, circumstances or conditions, including any Releases of Hazardous Materials, that are likely to result in any Environmental Liabilities of such Credit Party which could reasonably be expected to exceed $500,000 in the aggregate; (vi) No Credit Party is subject to any existing, pending, or has knowledge of any, threatened Litigation arising under or related to any Environmental Laws, Environmental Permits or Hazardous Material that seeks damages, penalties, fines, costs or expenses in excess of $500,000 in the aggregate or injunctive relief against, or that alleges criminal misconduct by, any Credit Party; (vii) no Credit Party has knowledge of, nor has any Credit Party received notice of any actual, pending or threatened investigations, claims, orders, suits, actions or proceedings regarding the breach of any Environmental Laws or the provisions of any Environmental Permits, or which may result in any Environmental Liability, that could reasonably be expected to exceed $500,000 in the aggregate; and (viii) the Credit Parties have provided to Agent copies of all existing environmental reports, reviews and audits and all written information within their control pertaining to actual or potential Environmental Liabilities, in each case relating to any Credit Party.

(b)                                 The Assessed Equipment has been maintained and operated in accordance with prudent industry standards and all Environmental Laws and no Credit Party has knowledge of any fact, circumstance or condition in respect of the Assessed Equipment or its maintenance or operation that is likely to result in any Environmental Liabilities that could reasonably be expected to exceed $500,000 in the aggregate, or investigation, claim, order, suit, action or proceedings regarding the breach of any Environmental Laws, or the provisions of any Environmental Permits, that could reasonably be expected to result in Environmental Liabilities that exceed $500,000 in the aggregate.

(c)                                  Each Credit Party hereby acknowledges and agrees that Agent (i) is not now, and has not ever been, in control of any Credit Party’s affairs, and (ii) does not have the capacity through the provisions of the Loan Documents or otherwise to influence any Credit Party’s conduct with respect to the ownership, operation or management of any of its Real Estate or compliance with Environmental Laws or Environmental Permits generally.

4.17                        Insurance Disclosure

Disclosure Schedule 4.17 lists all insurance policies of any nature maintained, as of the Closing Date, for current occurrences by each Credit Party, as well as a summary of the terms of each such policy.

4.18                        Deposit and Disbursement Accounts

Disclosure Schedule 4.18 lists all banks and other financial institutions at which any Credit Party maintains lock boxes, deposit and/or other accounts as of the Closing Date, including any disbursement accounts, and such Schedule correctly identifies the name, address and telephone number of each depository, the name in which the lock box or account is held, a description of the purpose of the lock box or account, and the complete lock box address or account number therefore.

4.19                        Government Contracts

Except as set forth in Disclosure Schedule 4.19, as of the Closing Date, no Credit Party is a party to any contract or agreement with any Governmental Authority and no Credit Party’s Accounts are subject to any of the requirements or proceedings applicable to assignments of accounts under the Financial Administration Act (Canada), the Federal Assignment of Claims Act of 1940 (31 U.S.C. Section 3727) or any similar provincial, local or foreign law.

4.20                        Customer and Trade Relations

As of the Closing Date, there exists no actual or, to the knowledge of any Credit Party, threatened termination or cancellation of, or any material adverse modification or change in: the business relationship of any Credit Party with any customer or group of customers whose purchases during the preceding 12 months caused them to be ranked among the ten largest customers of such Credit Party; or the business relationship of any Credit Party with any supplier material to its operations.

4.21                        Bonding; Licenses

Except as set forth on Disclosure Schedule 4.21, as of April 25, 2007, no Credit Party is a party to or bound by any surety bond agreement or bonding requirement with respect to products or services sold by it or any trademark, patent or industrial design license agreement with respect to products sold by it.

4.22                        Solvency

Both before and after giving effect to the amendment and restatement of the Existing Credit Agreement pursuant to Section 1.1, (a) the Revolving Loans and the Revolving Advances to be made or incurred on the Closing Date or such other date as Advances requested hereunder are made or incurred, (b) the disbursement of the proceeds of such Advances pursuant to the instructions of Borrower, (c) the payment and accrual of all transaction costs in connection with the foregoing, each Credit Party is and will be Solvent.

ARTICLE V

FINANCIAL STATEMENTS AND INFORMATION

5.1                               Reports and Notices

(a)                                  The Corporation hereby agrees that from and after the Closing Date and until the Termination Date, it shall deliver, or cause to be delivered, to the Agent, or to the Agent and Lenders, as required, the following Financial Statements, notices, Projections and other information at the times and in the manner herein indicated:

(i)                                     Quarterly Financials. To Agent and Lenders, within forty-five (45) days after the end of each Fiscal Quarter for and during the first three (3) Fiscal Quarters of each year and, except to the extent otherwise delivered on an audited basis in accordance with Section 5.1(a)(iii), within ninety (90) days after the end of each Fiscal Year, consolidated and consolidating financial information regarding the Corporation and its Subsidiaries certified by the Chief Financial Officer of the Corporation, including (i) unaudited balance sheets as of the close of such Fiscal Quarter and the related statements of income and cash flow for that portion of the Fiscal Year ending as of the close of such Fiscal Quarter and (ii) unaudited statements of income and cash flows for such Fiscal Quarter, in each case setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Projections for such Fiscal Year, all prepared in accordance with GAAP (subject to normal year-end adjustments). Such financial information shall be accompanied by (A) a statement in reasonable detail (each, a “Compliance Certificate”) showing the calculations used in determining compliance with each of the Financial Covenants that is tested on a quarterly basis and (B) the certification of the Chief Financial Officer of the Corporation that (i) such financial information presents fairly in accordance with GAAP (subject to normal year-end adjustments) the financial position, results of operations and statements of cash flows of the Corporation and its Subsidiaries on both a consolidated and consolidating basis, as at the end of such Fiscal Quarter and for that portion of the Fiscal Year then ended, (ii) any other information presented is true, correct and complete in all material respects, (iii) all current and special payments required to have been made pursuant to applicable law in respect of Canadian Pension Plans have been made and (iv) that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default. In addition, the Corporation shall deliver to Agent and Lenders, within forty-five (45) days after the end of each Fiscal Quarter for and during the first three (3) Fiscal Quarters of each year and within ninety (90) days after the end of each Fiscal Year, a management discussion and analysis that includes a comparison to budget for that Fiscal Quarter and a comparison of performance for that Fiscal Quarter or Fiscal Year, as the case may be, to the corresponding period in the prior year.

(ii)                                  Operating Plan. To Agent and Lenders, as soon as available, but not later than ninety (90) days after the end of each Fiscal Year, an annual operating plan for the Consolidated Parties, approved by the board of directors of the Corporation, for the following Fiscal Year, which (i) includes a statement of all of the material assumptions on which such plan is based, (ii) includes monthly balance sheets and a monthly budget for the following year and (iii) integrates sales, gross profits, operating expenses, operating profit, cash flow projections and Borrowing Availability projections, all prepared on the same basis and in similar detail as that on which operating results are reported (and in the case of cash flow projections, representing management’s good faith estimates of future financial performance based on historical performance), and including plans for personnel, Capital Expenditures and facilities.

(iii)                               Annual Audited Financials. To Agent and Lenders, within ninety (90) days after the end of each Fiscal Year, audited Financial Statements for the Corporation and its Subsidiaries on a consolidated and (unaudited) consolidating basis, consisting of balance sheets and statements of income and retained earnings and cash flows, setting forth in comparative form in each case the figures for the previous Fiscal Year, which Financial Statements shall be prepared in accordance with GAAP and certified without qualification, by an independent chartered accounting firm of national standing or otherwise acceptable to Agent. Such Financial Statements shall be accompanied by (i) a statement prepared in reasonable detail showing the calculations used in determining compliance with each of the Financial Covenants, (ii) the annual letters to such accountants in connection with their audit examination detailing contingent liabilities and material litigation matters, and (iii) the certification of the Chief Executive Officer or Chief Financial Officer of the Corporation that all such Financial Statements present fairly in accordance with GAAP the financial position, results of operations and statements of cash flows of the Corporation and its Subsidiaries on a consolidated and consolidating basis, as at the end of such Fiscal Year and for the period then ended, and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default.

(iv)                              Default Notices. To Agent and Lenders, as soon as practicable, and in any event within five (5) Business Days after an executive officer of a Credit Party has actual knowledge of the existence of any Default, Event of Default or other event which has had a Material Adverse Effect, telephonic or telecopied notice specifying the nature of such Default or Event of Default or other event, including the anticipated effect thereof, which notice, if given telephonically, shall be promptly confirmed in writing on the next Business Day.

(v)                                 Securities Filings and Press Releases. To Agent and Lenders, promptly upon their becoming available, copies of: (i) all Financial Statements, reports, notices and proxy statements made publicly available by any Credit Party to its security holders; (ii) all regular and periodic reports and all prospectuses and registration statements, if any, filed by any Credit Party with any securities exchange or securities commission or any governmental or private regulatory authority; and (iii) all press releases and other statements made available by any Credit Party to the public concerning material changes or developments in the business of any such Person.

(vi)                              Subordinated Debt and Equity Notices. To Agent, as soon as practicable, copies of all material written notices given or received by any Credit Party with respect to any Subordinated Debt or Stock of such Person, and, within two (2) Business Days after any Credit Party obtains knowledge of any matured or unmatured event of default with respect to any Subordinated Debt, notice of such event of default.

(vii)                           Supplemental Schedules. To Agent, supplemental disclosures, if any, required by Section 6.6.

(viii)                        Litigation. To Agent in writing, promptly upon learning thereof, notice of any Litigation commenced or threatened against any Credit Party that (i) seeks damages in excess of $1,000,000, (ii) seeks injunctive relief, (iii) is asserted or instituted against any Canadian Pension Plan or ERISA Plan, its fiduciaries or its assets or against any Credit Party or ERISA Affiliate in connection with any Canadian Pension Plan or ERISA Plan, (iv) alleges criminal misconduct by any Credit Party, (v) alleges the violation of any law regarding, or seeks remedies in connection with, any Environmental Liabilities; or (vi) involves any product recall.

(ix)                                Insurance Notices. To Agent, disclosure of losses or casualties required by Section 6.4.

(x)                                   Lease Default Notices. To Agent, (i) within two (2) Business Days after receipt thereof, copies of any and all default notices received under or with respect to any leased location or public warehouse where Collateral is located, and (ii) such other notices or documents as Agent may reasonably request.

(xi)                              Hedging Agreements. To Agent within two (2) Business Days after entering into such agreement or amendment, copies of all interest rate, commodity or currency hedging agreements or amendments thereto.

(xii)                           Other Documents. To Agent and Lenders, such other financial and other information respecting any Credit Party’s business or financial condition as Agent or any Lender shall, from time to time, reasonably request.

(b)                                 The Borrower hereby agrees that from and after the Closing Date and until the Termination Date, it shall deliver, or cause to be delivered, to the Agent, or to the Agent and Lenders, as required, the following Collateral Reports (including Borrowing Base Certificates in the form Exhibit 5.1(b)):

(i)                                   Borrower shall deliver or cause to be delivered to the Agent within thirty (30) days after the end of each Fiscal Month:

(A)                              the most recent Borrowing Base, as determined in accordance with Section 5.1(c);

(B)                                a reconciliation of the outstanding Loans as set forth in the monthly Loan Account statement provided by Agent to Borrower’s general ledger, in each case accompanied by such supporting detail and documentation as shall be requested by Agent in its reasonable discretion;

(ii)                                Borrower, at its own expense, shall deliver to Agent such appraisals of its assets as Agent may request at any time after the occurrence and during the continuance of a Default or an Event of Default, such appraisals to be conducted by an appraiser, and to be in form and substance satisfactory to Agent, acting reasonably; and

(iii)                             Such other reports, statements and reconciliations with respect to the Borrowing Base or Collateral or Obligations of any or all Credit Parties as Agent shall from time to time request in its reasonable discretion.

(c)                                  The amount of the Borrowing Base shall be determined, and if necessary, adjusted, by the Agent:

(i)                                     on a monthly basis, as it relates to:

(A)                              eligible accounts receivable;

(B)                                eligible Inventory;

(C)                                new Equipment purchases (excluding eligible appraised Equipment; and

(D)                               Equipment sales; and

(ii)                                  on a quarterly basis, as it relates to eligible appraised Equipment (on a physical basis for no less than 12.5% of the Equipment, in terms of monetary value, and on a desktop basis for the remainder of the Equipment); in furtherance of the foregoing, the Borrower, at its own expense, agrees to provide such appraisals within 30 days following the end of each such Fiscal Quarter, such appraisals to be conducted by an appraiser, and to be in form and substance including the schedule of Equipment to be appraised, satisfactory to Agent, acting reasonably, and of that 12.5%, no less than 50% of the value is to be derived from assets with a gross orderly liquidation value of less than $300,000.

5.2                               Communication with Accountants

Each Credit Party authorizes Agent to communicate directly with its independent chartered accountants, and authorizes and shall instruct those accountants and advisors to disclose and make available to Agent any and all Financial Statements and other supporting financial documents, schedules and information relating to any Credit Party with respect to the business, results of operations and financial condition of any Credit Party.

ARTICLE VI

AFFIRMATIVE COVENANTS

Each Credit Party agrees as to all Consolidated Parties that from and after the date hereof and until the Termination Date:

6.1                               Maintenance of Existence and Conduct of Business

Each Consolidated Party shall: (a) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its material rights and franchises; (b) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder; (c) at all times maintain, preserve and protect all of its assets and properties used or useful in the conduct of its business, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices; and (d) transact business only in such corporate and trade names as are set forth in Disclosure Schedule 6.1.  The Borrower shall provide updates of Disclosure Schedule 6.1 to the Agent promptly upon any permitted change, amendment, dissolution or alteration to the corporate and trade names set out therein.

6.2                               Payment of Charges

(a)                                  Subject to Section 6.2(b), each Consolidated Party shall pay and discharge or cause to be paid and discharged promptly all Charges payable by it before any thereof shall become past due, including (i) Charges imposed upon it, its income and profits, or any of its property (real, personal or mixed) and all Charges with respect to employee source deduction obligations and employer obligations to its employees, (ii) lawful claims for labour, materials, supplies and services or otherwise, and (iii) all storage or rental charges payable to warehousemen and bailees, in each case, before any thereof shall become past due, except in the case of clauses (ii) and (iii) where the failure to pay or discharge such Charges would not result in aggregate liabilities in excess of $200,000.

(b)                                 Each Consolidated Party may in good faith contest, by appropriate proceedings, the validity or amount of any Charges, Taxes or claims described in Section 6.2(a); provided, that (i) adequate reserves with respect to such contest are maintained on the books of such Consolidated Party, in accordance with GAAP; (ii) no Lien shall arise or be imposed to secure payment of such Charges (other than payments to warehousemen and/or bailees) that is superior to any of the Liens securing payment of the Obligations and such contest is maintained and prosecuted continuously and with diligence and operates to suspend collection or enforcement of such Charges, (iii) none of the Collateral becomes subject to forfeiture or loss as a result of such contest, (iv) such Consolidated Party shall promptly pay or discharge such contested Charges, Taxes or claims and all additional charges, interest, penalties and expenses, if any, and shall deliver to Agent evidence reasonably acceptable to Agent of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to such Consolidated Party or the conditions set forth in this Section 6.2(b) are no longer met; and (v) Agent has not advised Borrower in writing that Agent reasonably believes that non-payment or non-discharge thereof could have or result in a Material Adverse Effect.

6.3                               Books and Records

Each Consolidated Party shall keep adequate books and records with respect to its business activities in which proper entries, reflecting all financial transactions, are made in accordance with GAAP and on a basis consistent with the Financial Statements attached as Disclosure Schedule 4.4(a)).

6.4                               Insurance; Damage to or Destruction of Collateral

(a)                                  The Consolidated Parties shall, at their sole cost and expense, maintain policies of insurance in accordance with the requirements described on Disclosure Schedule 6.4 or otherwise in form and amounts and with insurers reasonably acceptable to Agent. If any Consolidated Party at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay all premiums relating thereto, Agent may at any time or times thereafter obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto that Agent deems advisable.  Agent shall have no obligation to obtain insurance for any Consolidated Party or pay any premiums therefor. By doing so, Agent shall not be deemed to have waived any Default or Event of Default arising from any Consolidated Party’s failure to maintain such insurance or pay any premiums therefor. All sums so disbursed, including legal fees, court costs and other charges related thereto, shall be payable on demand by Borrower to Agent and shall be additional Obligations hereunder secured by the Collateral.

(b)                                 Agent reserves the right at any time upon any change in any Consolidated Party’s risk profile (including any change in the product mix maintained by any Consolidated Party or any laws affecting the potential liability of such Consolidated Party) to require additional forms and limits of insurance to, in Agent’s opinion, adequately protect interest of Agent, on behalf of the Lenders, in all or any portion of the Collateral and to ensure that each Consolidated Party is protected by insurance in amounts and with coverage customary for its industry. If reasonably requested by Agent, each Consolidated Party shall deliver to Agent on an annual basis a report of a reputable insurance broker reasonably satisfactory to Agent, with respect to its insurance policies. Such broker shall advise the Agent promptly in writing of any default in the payment of any premiums or any other act or omission, on the part of any Person, which might invalidate or render unenforceable, in whole or in part, any insurance provided by the Consolidated Parties hereunder.

(c)                                  Provided any Default or Event of Default has occurred and is continuing, each Credit Party irrevocably makes, constitutes and appoints Agent (and all officers, employees or agents designated by Agent) as each Credit Party’s true and lawful agent and attorney in fact for the purpose of making, settling and adjusting claims under such “All Risk” policies of insurance, endorsing the name of such Credit Party on any cheque or other item of payment for the proceeds of such “All Risk” policies of insurance and for making all determinations and decisions with respect to such “All Risk” policies of insurance. Agent shall have no duty to exercise any rights or powers granted to it pursuant to the foregoing power-of-attorney.

(d)

(i)                                     The affected Credit Party shall promptly notify Agent of any loss, damage, or destruction to the Collateral in the amount of $1,000,000 or more, whether or not covered by insurance. Upon receipt of any such insurance proceeds, the Borrower shall make an Asset Sale Offer in accordance with Section 1.5(c)(iii), provided that if no Default or Event of Default has occurred and is continuing, such Credit Party will replace, restore, repair or rebuild within 180 days of such casualty;

(ii)                                all insurance proceeds that are to be made available to replace, repair, restore or rebuild the Collateral shall be applied by Agent to reduce the outstanding principal balance of the Revolving Loan (which application shall not result in a permanent reduction of the Revolving Loan Commitment) and upon such application, Agent shall establish a Reserve against the Borrowing Base in an amount equal to the amount of such proceeds so applied; and

(iii)                             Thereafter, such funds shall be made available to such Credit Party to provide funds to replace, repair, restore or rebuild the Collateral as follows: (i) Borrower shall request a Revolving Credit Advance be made to such Credit Party in the amount requested to be released; (ii) so long as the conditions set forth in Section 2.2 have been met, the Lenders shall make such Revolving Credit Advance; and (iii) in the case of insurance proceeds applied against the Revolving Loan, the Reserve established with respect to such insurance proceeds shall be reduced by the amount of such Revolving Credit Advance. To the extent not used to replace, repair, restore or rebuild the Collateral, such insurance proceeds shall be applied in accordance with Section 1.5(c).

(e)                                  Notwithstanding the foregoing, the existing Inland Marine Insurance deductible exceeds $25,000 and has a $1,000,000 aggregate policy limit per year which is a breach of the covenant in Section 6.4(a) and Disclosure Schedule 6.4(a) and consequently would be an Event of Default under Section 10.1(b) (the “Insurance Deductible Default”). Until April 30, 2009, the Insurance Deductible Default is waived, after which date the Inland Marine Insurance deductible shall not exceed $25,000, provided that until such date the annual insurance premium shall be reduced by a minimum of $800,000.

6.5                               Compliance with Laws

(a)                                  General. Each Consolidated Party shall comply with all federal, provincial, local and foreign laws and regulations applicable to it, including ERISA and those relating to employment and labour matters (except to the extent that the failure to comply with ERISA and those laws and regulations relating to employment and labour matters, individually or in the aggregate, could not reasonable be expected to have a Material Adverse Effect), and Environmental Laws and Environmental Permits.

(b)                                 Canadian Pension Plans and Benefit Plans

(i)                                   For each existing, or hereafter adopted, Canadian Pension Plan and Canadian Benefit Plan, each Consolidated Party shall in a timely fashion comply with and perform in all material respects all of its obligations under and in respect of such Canadian Pension Plan or

Canadian Benefit Plan, including under any funding agreements and all applicable laws (including any fiduciary, funding, investment and administration obligations).

(ii)                                All employer or employee payments, contributions or premiums required to be remitted, paid to or in respect of each Canadian Pension Plan or Canadian Benefit Plan shall be paid or remitted by each Consolidated Party in a timely fashion in accordance with the terms thereof, any funding agreements and all applicable laws.

(iii)                             Borrower shall deliver to Agent (i) if requested by Agent, copies of each annual and other return, report or valuation with respect to each Canadian Pension Plan as filed with any applicable Governmental Authority; (ii) promptly after receipt thereof, a copy of any direction, order, notice, ruling or opinion that any Consolidated Party may receive from any applicable Governmental Authority with respect to any Canadian Pension Plan; and (iii) notification within 30 days of any increases having a cost to one or more of the Consolidated Parties in excess of $100,000 per annum in the aggregate, in the benefits of any existing Canadian Pension Plan or Canadian Benefit Plan, or the establishment of any new Canadian Pension Plan or Canadian Benefit Plan, or the commencement of contributions to any such plan to which any Consolidated Party was not previously contributing.

6.6                               Supplemental Disclosure

From time to time as may be reasonably requested by Agent (which request will not be made more frequently than once each year absent the occurrence and continuance of an Event of Default) or at Credit Parties’ election, the Credit Parties shall supplement each Disclosure Schedule hereto, or any representation herein or in any other Loan Document, with respect to any matter hereafter arising that, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or as an exception to such representation or that is necessary to correct any information in such Disclosure Schedule or representation which has been rendered inaccurate thereby (and, in the case of any supplements to any Disclosure Schedule, such Disclosure Schedule shall be appropriately marked to show the changes made therein); provided that (a) no such supplement to any such Disclosure Schedule or representation shall amend, supplement or otherwise modify any Disclosure Schedule or representation, or be or be deemed a waiver of any Default or Event of Default resulting from the matters disclosed therein, except as consented to by Agent and Requisite Lenders in writing, and (b) no supplement shall be required or permitted as to representations and warranties that relate solely to the Closing Date.

6.7                               Intellectual Property

Each Consolidated Party will conduct its business and affairs without infringement of or interference with any Intellectual Property of any other Person in any material respect and shall comply in all material respects with the terms of its Licenses.

6.8                               Environmental Matters

(a)                                  Environmental Certificates. The Borrower will provide an Environmental Certificate (in the form attached in Exhibit 6.8(a)) to the Agent with sufficient copies for each of the Lenders at the same time as the delivery of the annual financial statements referred to in Section 6.3.

(b)                                 Additional Environmental Information. The Borrower will upon the request of the Agent make available for discussion with the Agent or its nominee at all reasonable times the individuals who were involved in the preparation of any Environmental Certificate.

(c)                                  Environmental Audit. The Borrower will, and will cause the other Consolidated Parties to, at the request of Agent and no more than once per year, conduct environmental audits of the business of each Consolidated Party by an independent consultant selected by the Agent. The reasonable costs of each such audit will be for the account of the Borrower; provided that the Borrower shall not be required to account for the costs of more than a single audit during any 12 month period. Should the result of such audit indicate that:

(i)                                   a Consolidated Party is in breach, or with the passage of time will be in breach, of any Environmental Law which could result in aggregate liabilities in excess of $100,000; or

(ii)                                the business of each Consolidated Party has not been conducted and operated in accordance with all Environmental Laws or that a Consolidated Party should have knowledge of any fact, circumstance or condition in respect of the Assessed Equipment or its maintenance or operation that is likely to result in any Environmental Liabilities or investigation, claim, order, suit, action or proceedings regarding the breach of any Environmental Laws or the provisions of any Environmental Permits, which could result in aggregate liabilities in excess of $100,000, and without in any way prejudicing or suspending any of the rights and remedies of the Agent and the Lenders under the Loan Documents, the Borrower will forthwith commence and diligently proceed to rectify or cause to be rectified such breach, potential breach, fact, circumstance or condition, as the case may be, and will keep the Lenders fully advised of the actions it intends to take and has taken to rectify such breach or potential breach and the progress it is making in rectifying same.  The Agent will be permitted to retain, for the account of the Borrower (to the extent such account is reasonable), the services of a consultant to monitor the applicable Consolidated Party’s compliance with this Section 6.8(c).

(d)                                 Notice of Environmental Damage. The Borrower will, forthwith upon acquiring knowledge thereof, notify the Agent of the discovery of any breach, potential breach, fact, circumstance or condition that is likely to result in any Environmental Liabilities or investigation, claim, order, suit, action or proceedings regarding the breach of any Environmental Laws or the provisions of any Environmental Permits including, without limitation, any knowledge or discovery of any Releases of a Hazardous Material from or upon the land or property owned (either individually or jointly), operated or controlled by any Consolidated Party, which could result in aggregate liabilities in excess of $100,000.

6.9                               Landlords’ Agreements, Mortgagee Agreements, Bailee Letters and Real Estate Purchases

Each Credit Party shall use commercially reasonable efforts (such efforts not to include payment of any fees or deposits) to obtain a landlord’s agreement, mortgagee agreement or bailee letter, as applicable, from the lessor of each leased property, mortgagee of owned property or bailee with respect to the warehouse, processor or converter facility or other location that is a New Key Location where Collateral is stored or located, which agreement or letter shall contain a waiver or subordination of all Liens or claims that the landlord, mortgagee or bailee may assert against the Collateral at that New Key Location, and shall otherwise be reasonably satisfactory in form and substance to Agent. Each Credit Party shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or public warehouse where any Collateral is or may be located.

6.10                        Further Assurances

Each Credit Party agrees that it shall, and shall cause each other Consolidated Party to, at such Credit Party’s expense and upon the reasonable request of Agent, duly execute and deliver, or cause to be duly executed and delivered, to Agent such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of Agent to carry out more effectively the provisions and purposes of this Agreement and each Loan Document.

ARTICLE VII

NEGATIVE COVENANTS

Each Credit Party agrees as to all Consolidated Parties that from and after the date hereof until the Termination Date:

7.1                               Amalgamations, Mergers, Subsidiaries, Etc.

(a)                                  Except as otherwise provided in Section 7.2 or in this Section 7.1 below, no Consolidated Party shall directly or indirectly, by operation of law or otherwise, (a) form or acquire any Subsidiary, or (b) amalgamate or merge with, consolidate with, acquire all or substantially all of the assets or Stock of, or otherwise combine with or acquire, any Person. Notwithstanding the foregoing, any Consolidated Party may enter into a Permitted Acquisition to acquire all or substantially all of the assets or Stock of any Person (the “Target”) subject to the satisfaction of each of the following conditions:

(i)                                     such Permitted Acquisition shall only involve assets located in Canada and the U.S. and comprise a business, or those assets of a business, of the type engaged in by Credit Parties (on a consolidated basis) as of the Closing Date, and which business would not subject either Lender to regulatory or third party approvals in connection with the exercise of its rights and remedies under this Agreement or any other Loan Documents other than approvals applicable to the exercise of such rights and remedies with respect to such Consolidated Party prior to such Permitted Acquisition;

(ii)                                such Permitted Acquisition shall be consensual and shall have been approved by the Target’s board of directors;

(iii)                             no additional Indebtedness, Guaranteed Indebtedness, contingent obligations or other liabilities shall be incurred, assumed or otherwise be reflected on a consolidated balance sheet of such Consolidated Party and Target after giving effect to such Permitted Acquisition, except (A) the Loans made hereunder and (B) ordinary course trade payables, accrued expenses and unsecured Indebtedness of the Target to the extent no Default or Event of Default has occurred and is continuing or would result after giving effect to such Permitted Acquisition;

(iv)                              the sum of all amounts payable in connection with all Permitted Acquisitions (including all transaction costs and all Indebtedness, liabilities and contingent obligations incurred or assumed in connection therewith or otherwise reflected on a consolidated balance sheet of such Consolidated Party and Target) shall not exceed $40,000,000 during any Fiscal Year and the portion thereof allocable to goodwill and intangible assets for all such Permitted Acquisitions during any Fiscal Year shall not exceed $28,000,000;

(v)                                 the Target shall not have incurred an operating loss for the trailing twelve-month period preceding the date of the Permitted Acquisition, as determined based upon the Target’s financial statements for its most recently completed fiscal year and its most recent interim financial period completed within sixty (60) days prior to the date of consummation of such Permitted Acquisition;

(vi)                              any debt associated with Liens on the business and assets acquired in such Permitted Acquisition shall be paid out on the closing of such Permitted Acquisition and, within 30 days following the closing of such Permitted Acquisition, the discharge of the registrations of such Liens shall have occurred;

(vii)                         within 30 days following the closing of any Permitted Acquisition involving the acquisition of assets only, Agent will be granted a first priority perfected Lien (subject to Permitted Encumbrances) in all such assets acquired pursuant thereto of the Target, and such Credit Parties and the Target shall have executed such documents and taken such actions as may be required by Agent in connection therewith;

(viii)                      within 180 days following the closing of any Permitted Acquisition involving the acquisition of Stock, or the next Notification Date, whichever is earlier, Agent will be granted a first priority perfected Lien (subject to Permitted Encumbrances) in all such Stock and assets acquired pursuant thereto of the Target, and such Consolidated Parties and the Target shall have executed such documents and taken such actions as may be required by Agent in connection therewith;

(ix)                                on or prior to the closing date of any Permitted Acquisition equal to or in excess of $10,000,000, the Corporation shall have delivered to Agent, in form and substance reasonably satisfactory to Agent:

(A)                              a pro-forma consolidated balance sheet, income statement and cash flow statement of the Corporation and its Subsidiaries (the “Acquisition Pro Forma”), based on recent financial statements, which shall be complete and shall fairly present in all material respects the assets, liabilities, financial condition and results of operations of the Corporation and its Subsidiaries in accordance with GAAP consistently applied, but taking into account such Permitted Acquisition and the funding of all Loans in connection therewith, and such Acquisition Pro Forma shall reflect that on a pro-forma basis (after giving effect to such Permitted Acquisition and all Loans funded in connection therewith as if made on the first day of such period) and the Acquisition Projections (as herein defined) shall reflect that no Event of Default has occurred and is continuing or would result after giving effect to such Permitted Acquisition and the Corporation and its Subsidiaries would have been in compliance with the Financial Covenants set forth in Article VIII for the period reflected in the Compliance Certificate most recently delivered to Agent pursuant to 5.1(a) prior to the consummation of such Permitted Acquisition (after giving effect to such Permitted Acquisition and all Loans funded in connection therewith as if made on the first day of such period);

(B)                                updated versions of the most recently delivered Projections covering the one (1) year period commencing on the date of such Permitted Acquisition and otherwise prepared in accordance with the Projections (the “Acquisition Projections”) and based upon historical financial data of a recent date reasonably satisfactory to Agent, taking into account such Permitted Acquisition; and

(C)                                a certificate of the Chief Financial Officer of the Corporation to the effect that: (w) the Corporation and such Consolidated Party will be Solvent upon the consummation of the Permitted Acquisition; (x) the Acquisition Pro Forma fairly presents the financial condition of Corporation (on a consolidated basis) as of the date thereof after giving effect to the Permitted Acquisition; (y) the Acquisition Projections are reasonable estimates of the future financial performance of the Corporation (on a consolidated basis) subsequent to the date thereof based upon the historical performance of the Corporation and the Target and show that the Corporation shall continue to be in compliance with the Financial Covenants set forth in Article VIII for the 3-year period thereafter; and (z) such Consolidated Party has completed their due diligence investigation with respect to the Target and such Permitted Acquisition, which investigation was conducted in a manner similar to that which would have been conducted by a prudent purchaser of a comparable business and the results of which investigation were delivered to Agent and Lenders;

(x)                                   in connection with a Permitted Acquisition equal to or in excess of $10,000,000, on or prior to the date of such Permitted Acquisition, Agent shall have received, in form and substance reasonably satisfactory to Agent, copies of the acquisition agreement and related agreements and instruments, and all opinions, certificates, lien search results and other documents reasonably requested by Agent, including those specified in the last sentence of Section 6.9;

(xi)                              such Permitted Acquisition shall have been the subject of a Phase I Environmental Site Assessment and, if necessary, a Phase II Environmental Site Assessment, by an independent consultant selected by Agent, and the Consolidated Party shall have caused the performance of an internal environmental, health and safety audit of the business of the Consolidated Party, and the results of any such assessment and audit shall have been provided to Agent; and

(xii)                           at the time of such Permitted Acquisition and after giving effect thereto, no Default or Event of Default has occurred and is continuing.

7.2                               Reorganization. Any Credit Party that has provided Collateral Documents accepted by the Agent may, from time to time, amalgamate, merge or consolidate with another Credit Party, or transfer the stock or assets of any Target to another Credit Party or Subsidiary of a Credit Party, provided that in the case of any such amalgamation, merger, consolidation or transfer:

(a)                                  no Default or Event of Default shall have occurred and be continuing at the time of such amalgamation, merger, consolidation or transfer, and no Default or Event of Default will result from such amalgamation, merger, consolidation or transfer;

(b)                                 contemporaneously with or not less than three (3) Business Days following the consummation of such amalgamation, merger, consolidation or transfer, as the case may be, the resulting Person by way of such amalgamation, merger, consolidation or transfer, will have executed and/or delivered to the Agent such instruments and done such things as in the reasonable opinion of the Agent are necessary or advisable to establish that such Person will be a Credit Party, including:

(i)                                   the successor entity is a Person formed under the laws of Canada or one of its provinces which will have assumed, whether by operation of law or by an acknowledgement or other writing in pursuance hereof, all the covenants and obligations of such Person’s predecessor Credit Parties under the Loan Documents;

(ii)                                the Loan Documents of such successor Person, including to the extent required, any Collateral Documents or other Loan Documents (in substitution for such corresponding Collateral Documents and other Loan Documents to which such Persons’ respective predecessors were parties), all of which shall be valid and binding obligations of the successor entity entitling the Lenders and the Agent, as against the successor entity, to exercise all their rights and benefits thereunder;

(iii)                             the Lien created by the Collateral Documents will continue to be a Lien against the property of the successor entity in substantially the same manner and to the same extent and priority as existed immediately prior to such Person’s amalgamation, merger, consolidation or transfer, as the case may be;

(iv)                              the rights and benefits afforded or intended to be afforded the Lenders and the Agent under the Loan Documents are not materially prejudiced; and

(v)                                 legal opinions of counsel to such Person (as successor Credit Party) in form satisfactory to the Agent; and

(c)                                  no Material Adverse Effect could reasonably be expected to occur as a result of such amalgamation, merger, consolidation or transfer.

7.3                               Investments; Loans and Advances

Except as otherwise expressly permitted by this Article VII, no Consolidated Party shall make or permit to exist any investment in, or make, accrue or permit to exist loans or advances of money to, any Person, through the direct or indirect lending of money, holding of securities or otherwise, except that: (a) the Credit Parties may hold investments comprised of notes payable, or stock or other securities issued by Account Debtors to Borrower pursuant to negotiated agreements with respect to settlement of such Account Debtor’s Accounts in the ordinary course of business, consistent with past practices; (b) each Consolidated Party may make new investments, loans and advances to other Credit Parties; and (c) each Credit Party may maintain its existing investments as of the Closing Date and make new investments, loans and advances not otherwise permitted hereunder, provided that such new investments, loans and advances by a Credit Party do not exceed $2,000,000 in the aggregate.

7.4                               Indebtedness

(a)                                  No Consolidated Party shall create, incur, assume or permit to exist any Indebtedness, except (without duplication) (i) Indebtedness secured by purchase money security interests and Capital Leases permitted in Section 7.8, (ii) the Loans and the other Obligations, (iii) Indebtedness permitted in Sections 7.3(b) and 7.3(c), (iv) existing Indebtedness described in Disclosure Schedule 7.4 and refinancings thereof or amendments or modifications thereof that do not have the effect of increasing the principal amount thereof or changing the amortization thereof (other than to extend the same) and that are otherwise on terms and conditions no less favourable to any Consolidated Party, Agent or any Lender, as determined by Agent, than the terms of the Indebtedness being refinanced, amended or modified, (v) Indebtedness to any Credit Parties, (vi) Indebtedness specifically permitted under Section 7.1 and (vii) obligations of any Credit Party under any Secured Rate Contracts or Secured Rate Contract Support Documents entered into for the sole purpose of hedging in the normal course of business and consistent with industry practices.

(b)                                 No Consolidated Party shall, directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness, other than (i) the Obligations; (ii) Indebtedness secured by a Permitted Encumbrance if the asset securing such Indebtedness has been sold or otherwise disposed of in accordance with Section 7.9 (b) or (c); (iii) Indebtedness permitted by Section 7.4(a)(ii); (iv) Indebtedness permitted by Section 7.4(a)(iii) upon any refinancing thereof in accordance with Section 7.4(a)(iii) .

7.5                               Employee Loans and Affiliate Transactions

(a)                                  No Consolidated Party shall enter into or be a party to any transaction with any other Credit Party or any Affiliate thereof except in the ordinary course of and pursuant to the reasonable requirements of such Consolidated Party’s business and upon fair and reasonable terms that are no less favourable to such Consolidated Party than would be obtained in a comparable arm’s length transaction with a Person not an Affiliate of such Consolidated Party. In the aggregate, the terms of these transactions must be disclosed in advance to Agent and Lenders. All such transactions existing as of the date hereof are described in Disclosure Schedule 7.5(a).

(b)                                 No Consolidated Party shall enter into any lending or borrowing transaction with any employees of any Consolidated Party, except loans to its respective employees on an arm’s length basis in the ordinary course of business consistent with past practices for travel and entertainment expenses, relocation costs and similar purposes up to a maximum of $300,000 to any employee and up to a maximum of $1,000,000 in the aggregate at any one time outstanding. All such transactions existing as of the date hereof are described in Disclosure Schedule 7.5(b).

7.6                               Capital Structure and Business

If all or part of a Consolidated Party’s Stock is pledged to Agent, that Consolidated Party shall not issue additional Stock. No Consolidated Party shall amend its constating documents, by-laws, partnership agreement or operating agreement, as applicable, in a manner that would adversely affect Agent or Lenders or such Consolidated Party’s duty or ability to repay the Obligations. No Consolidated Party shall engage in any business other than the businesses currently engaged in by it or businesses reasonably related thereto. No Consolidated Party shall amend its constating documents to add provisions which require director consent only to the transfer of such Consolidated Party’s shares or other equity securities.

7.7                               Guaranteed Indebtedness

No Consolidated Party shall create, incur, assume or permit to exist any Guaranteed Indebtedness except (a) by endorsement of instruments or items of payment for deposit to the general account of any Credit Party, (b) for Guaranteed Indebtedness incurred for the benefit of any other Credit Party if the primary obligation is expressly permitted by this Agreement, (c) Employee Unit Plan Guarantees and (d) existing Guaranteed Indebtedness described in Disclosure Schedule 7.7.

7.8                               Liens

No Consolidated Party shall create, incur, assume or permit to exist any Lien on or with respect to its Accounts or any of its other properties or assets (whether now owned or hereafter acquired) except for (a) Permitted Encumbrances; (b) Liens in existence on the date hereof and summarized on Disclosure Schedule 7.8 securing Indebtedness described on Disclosure Schedule 7.4 and permitted refinancings, extensions and renewals thereof, including extensions or renewals of any such Liens; (c) Liens in respect of existing and future operating leases of personal property so long as (i) annual payments and other obligations under such existing and future operating leases of personal property are equal to or less than $15,000,000 in the aggregate, and (ii) such Liens attach only to the assets that are subject thereto; (d) Liens in respect of existing and future operating leases of real property; and (e) the Credit Parties’ Capital Leases equal to or less than $45,000,000. In addition, no Consolidated Party shall become a party to any agreement, note, indenture or instrument, or take any other action, that would prohibit the creation of a Lien on any of its properties or other assets in favour of Agent, on behalf of the Lenders of, as additional collateral for the Obligations, except operating leases, Capital Leases or Licenses which prohibit Liens upon the assets that are subject thereto.

7.9                               Sale of Stock and Assets

No Consolidated Party shall sell, transfer, convey, assign or otherwise dispose of any of its properties or other assets, including the Stock of any of its Subsidiaries (whether in a public or a private offering or otherwise) or any of its Accounts, other than (a) the sale of Inventory in the ordinary course of business, and (b) the sale or other disposition by a Consolidated Party of Equipment, Fixtures or Real Estate that are obsolete or no longer used or useful in such Consolidated Party’s business and having a Book Value, not exceeding $5,000,000 in the aggregate in any Fiscal Year and (c) the sale or other disposition of other Equipment and Fixtures having a Book Value not exceeding $2,500,000 in the aggregate in any Fiscal Year, without the prior written consent of the Lenders.

7.10                        Pensions and Benefit Plans

(a)                                  No Consolidated Party shall permit its unfunded pension fund and other employee benefit plan obligations and liabilities to remain unfunded other than in accordance with applicable law.

(b)                                 No Consolidated Party shall, or shall cause or permit any ERISA Affiliate to, cause or permit to occur (i) an event that could result in the imposition of a Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA or (ii) an ERISA Event to the extent such ERISA Event would reasonably be expected to result in taxes, penalties and other liability in excess of $250,000 in the aggregate.

7.11                        Hazardous Materials

No Consolidated Party shall cause or permit a Release of any Hazardous Material on, at, in, under, above, to, from or about any of the Real Estate or maintain or operate the Assessed Equipment in contravention with Environmental Laws or in such a way that is likely to result in any Environmental Liabilities or investigation, claim, order, suit, action or proceedings regarding the breach of any Environmental Laws or the provisions of any Environmental Permits in excess of $100,000 in the aggregate.

7.12                        Sale Leasebacks

Except to the extent permitted within the limits set out in Section 7.8, no Consolidated Party may engage in any sale leaseback, synthetic lease or similar transaction involving any of its assets and in no circumstances will a Consolidated Party engage in any sale leasebacks, synthetic leases or similar transactions involving assets that form any part of the Borrowing Base except to the extent of any such assets acquired in the 120 days prior to such transaction and provided the Borrowing Base will remain in excess of the aggregate Loans.

7.13                        Restricted Payments

No Consolidated Party shall make any Restricted Payment, except (a) intercompany loans and advances between the Credit Parties to the extent permitted by Section 7.4, (b) dividends and distributions by Subsidiaries of a Credit Party paid to a Credit Party, (c) employee loans permitted under Section 7.5(b), (d) scheduled payments of principal and interest on Subordinated Debt and (e) other Permitted Distributions provided, that (i) no Default or Event of Default has occurred and is continuing or would result after giving effect to any Restricted Payment otherwise permitted pursuant to the foregoing; (ii) such Permitted Distribution is within the limits under Section 8.6, and for purposes of any Permitted Distribution set out in (d) of the definition thereof, (iii) at the end of the preceding month, Funded Debt minus Subordinated Debt, both measured as of the last day of such preceding month, to EBITDA for the twelve months then ended is equal to or less than 2.50:1, and (iv) at the end of the preceding month, Funded Debt measured as of the last day of such preceding month, to EBITDA for the twelve months then ended is equal to or less than 3.00:1.

For purposes of the tests set out in Section 7.13(iii) and 7.13(iv) above, the tests need only be demonstrated monthly until quarterly financials and a Compliance Certificate are delivered in accordance with Section 5.1(a)(i) and these demonstrate compliance with such tests, following which such test need only be demonstrated quarterly. In order to evidence compliance with such tests set out in this Section 7.13, the Borrower must provide a monthly or quarterly (as applicable) Compliance Certificate and financials to evidence such compliance in each case in the form set out in Section 5.1(a)(i).

7.14                        Change of Corporate Name or Location; Change of Fiscal Year

Subject to Section 7.2, no Credit Party shall (a) change its incorporated name, or if not a corporation, its name as it appears in official filings in the jurisdiction of its organization, (b) change its chief executive office, principal place of business, corporate offices or warehouses or locations at which Collateral is held or stored, or the location of its records concerning the Collateral, (c) change the type of entity that it is, (d) change its jurisdiction of incorporation or organization, in each case without at least thirty (30) days prior written notice to Agent and after Agent’s written acknowledgment that any reasonable action requested by Agent in connection therewith, including to continue the perfection of any Liens in favour of Agent, on behalf of the Lenders, in any Collateral, has been completed or taken, and provided, that with respect to paragraphs (b) and (d), any such new location shall be in Canada or the United States of America. Subject to Section 7.2, without limiting the foregoing, no Credit Party shall change its name, identity or corporate or organizational structure in any manner that might make any financing statement filed in connection herewith or any other Loan Document materially misleading within the meaning of the PPSA (or any comparable provision then in effect) except upon prior written notice to Agent and after Agent’s written acknowledgement that any reasonable action requested by Agent in connection therewith, including to continue the perfection of any Liens in favour of Agent, on behalf of the Lenders, in any Collateral, has been completed or taken. No Credit Party shall change its Fiscal Year.

7.15                        No Impairment of Intercompany Transfers

No Consolidated Party shall directly or indirectly enter into or become bound by any agreement, instrument, indenture or other obligation (other than this Agreement and the other Loan Documents) that could directly or indirectly restrict, prohibit or require the consent of any Person with respect to the payment of dividends or distributions or the making or repayment of intercompany loans by a Subsidiary of Borrower to Borrower.

ARTICLE VIII

FINANCIAL COVENANTS

The Corporation shall not breach or fail to comply with any of the following financial covenants (the “Financial Covenants”), each of which shall be calculated in accordance with GAAP consistently applied:

8.1                               Maximum Capital Expenditures

The total of all Unfinanced Capital Expenditures of the Corporation and its Subsidiaries on a consolidated basis during any Fiscal Year shall not exceed $20,000,000 per such year.

8.2                               Working Capital Ratio

The Corporation and its Subsidiaries, on a consolidated basis, shall have at the end of each Fiscal Quarter a Working Capital Ratio of not less than 1.25:1.

8.3                               Fixed Charge Coverage Ratio

(a)                                  The Corporation and its Subsidiaries, on a consolidated basis, shall have at the end of each Fiscal Quarter, a Fixed Charge Coverage Ratio of equal to or greater than 1.5:1.

(b)                                 upon any proposed acquisition exceeding the Permitted Acquisition threshold and requiring Lender approval, the ratio referenced in (a) shall be adjusted on a proforma basis acceptable to the Requisite Lenders, acting reasonably.

8.4                               Maximum Funded Senior Debt to EBITDA

(a)                                  The Corporation and its Subsidiaries, on a consolidated basis, shall maintain a ratio of, at the end of each Fiscal Quarter, Funded Debt minus Subordinated Debt, both measured as of the last day of each Fiscal Quarter, to EBITDA for the four Fiscal Quarters then ended equal to or less than 2.50:1.

(b)                                 upon any proposed acquisition exceeding the Permitted Acquisition threshold and requiring Lender approval, the ratio referenced in (a) shall be adjusted on a proforma basis acceptable to the Requisite Lenders, acting reasonably.

8.5                               Funded Debt to EBITDA

(a)                                  The Corporation and its Subsidiaries, on a consolidated basis, shall maintain a ratio of, at the end of each Fiscal Quarter, Funded Debt measured as of the last day of each Fiscal Quarter, to EBITDA for the four Fiscal Quarters then ended equal to or less than 3.00:1.

(b)                                 upon any proposed acquisition exceeding the Permitted Acquisition threshold and requiring Lender approval, the ratio referenced in (a) shall be adjusted on a proforma basis acceptable to the Requisite Lenders, acting reasonably.

8.6                               Maximum Distribution Payout

Except from one Credit Party to another, the Credit Parties, in the aggregate, shall not make Restricted Payments (excluding the aggregate of all payments and/or distributions made by the Credit Parties which are subsequently reinvested by the Credit Parties pursuant to the DRIP) during any rolling 12 month period in excess of 80% of Excess Cash Flow of the Corporation and its Subsidiaries on a consolidated basis.

8.7                               Minimum Net Worth

The Corporation and its Subsidiaries on a consolidated basis shall at all times (tested at the end of each Fiscal Quarter) maintain a Net Worth of not less than the sum of (i) $167,000,000 plus (ii) 20% of Excess Cash Flow measured on a cumulative basis beginning September 30, 2008 (without deduction for losses) and ending on the last day of such Fiscal Quarter.

8.8                               Additional Information

Unless otherwise specifically provided herein, any accounting term used in the Agreement shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP consistently applied. That certain items or computations are explicitly modified by the phrase “in accordance with GAAP” shall in no way be construed to limit the foregoing. If any “Accounting Changes” (as defined below) occur and such changes result in a change in the calculation of the Financial Covenants, standards or terms used in the Agreement or any other Loan Document, then Borrower, Agent and Lenders agree to enter into negotiations in order to amend such provisions of the Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the Corporation’s and its Subsidiaries’ financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made; provided, however, that the agreement of Requisite Lenders to any required amendments of such provisions shall be sufficient to bind all Lenders. “Accounting Changes” means (i) changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Canadian Institute of Chartered Accountants (or successor thereto or any agency with similar functions), (ii) changes in accounting principles concurred in by the Corporation’s independent chartered accountants; and (iii) the reversal of any reserves established as a result of purchase accounting adjustments. All such adjustments resulting from expenditures made subsequent to the Closing Date (including capitalization of costs and expenses or payment of pre-Closing Date liabilities) shall be treated as expenses in the period the expenditures are made and deducted as part of the calculation of EBITDA in such period. If Agent, Borrower and Requisite Lenders agree upon the required amendments (and all other Credit Parties shall be deemed to agree to such amendments so agreed to by Borrower), then after appropriate amendments have been executed and the underlying Accounting Change with respect thereto has been implemented, any reference to GAAP contained in the Agreement or in any other Loan Document shall, only to the extent of such Accounting Change, refer to GAAP, consistently applied after giving effect to the implementation of such Accounting Change. If Agent, Borrower and Requisite Lenders cannot agree upon the required amendments within thirty (30) days following the date of implementation of any Accounting Change, then all Financial Statements delivered and all calculations of Financial Covenants and other standards and terms in accordance with the Agreement and the other Loan Documents shall be prepared, delivered and made without regard to the underlying Accounting Change. For purposes of this Article VIII, a breach of a

Financial Covenant contained in this Article VIII shall be deemed to have occurred as of any date of determination by Agent or as of the last day of any specified measurement period, regardless of when the Financial Statements reflecting such breach are delivered to Agent.

ARTICLE IX

TERM

9.1                               Termination

The financing arrangements contemplated hereby shall be in effect until the final Maturity Date of a Term Loan or Term Loan B, whichever is later, and the Loans and all other Obligations shall be automatically due and payable in full on such date.

9.2                               Survival of Obligations Upon Termination of Financing Arrangements

Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under this Agreement shall in any way affect or impair the obligations, duties and liabilities of the Credit Parties or the rights of Agent and Lenders relating to any unpaid portion of the Loans or any other Obligations, due or not due, liquidated, contingent or unliquidated or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Commitment Termination Date. Except as otherwise expressly provided herein or in any other Loan Document, all undertakings, agreements, covenants, warranties and representations of or binding upon the Credit Parties, and all rights of Agent and the Lenders, all as contained in the Loan Documents, shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the Termination Date; provided, that the provisions of Article XIII, the payment obligations under Sections 1.14 and 1.15, and the indemnities contained in the Loan Documents shall survive the Termination Date.

ARTICLE X

EVENTS OF DEFAULT; RIGHTS AND REMEDIES

10.1                        Events of Default

The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an “Event of Default” hereunder:

(a)                                  Borrower (i) fails to make any payment of principal of, or interest on, or Fees owing in respect of, the Loans or any of the other Obligations when due and payable, or (ii) fails to pay or reimburse any Lender for any expense reimbursable hereunder or under any other Loan Document within ten (10) days following Agent’s demand for such reimbursement or payment of expenses.

(b)                                 Any Consolidated Party fails or neglects to perform, keep or observe any of the provisions of Sections 1.6, 6.4(a), Article VII or Article VIII.

(c)                                  Borrower fails or neglects to perform, keep or observe any of the provisions of Section 5.1, and the same shall remain unremedied for three (3) Business Days or more.

(d)                                 Any Consolidated Party fails or neglects to perform, keep or observe any other provision of this Agreement or of any of the other Loan Documents (other than any provision embodied in or covered by any other clause of this Section 10.1) and the same shall remain unremedied for twenty (20) days or more.

(e)                                  A default or breach shall occur under any other agreement, document or instrument to which any Consolidated Party is a party that is not cured within any applicable grace period therefor, and such default or breach (i) involves the failure to make any payment when due in respect of any Indebtedness or Guaranteed Indebtedness (other than the Obligations) of any Credit Party in excess of $500,000 in the aggregate (including (x) undrawn committed or available amounts and (y) amounts owing to all creditors under any combined or syndicated credit arrangements), or (ii) causes, or permits any holder of such Indebtedness or Guaranteed Indebtedness or an agent or a trustee therefor to cause, Indebtedness or Guaranteed Indebtedness or a portion thereof in excess of $500,000 in the aggregate to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, or cash collateral to be demanded in respect thereof, in each case, regardless of whether such default is waived, or such right is exercised, by such holder, agent or trustee.

(f)                                    Any information contained in any Borrowing Base Certificate is untrue or incorrect in any respect in the aggregate in any Borrowing Base Certificate, or any representation or warranty herein or in any Loan Document or in any written statement, report, financial statement or certificate (other than a Borrowing Base Certificate) made or delivered to Agent or any Lender by any Credit Party is untrue or incorrect in any material respect as of the date when made or deemed made.

(g)                                 Assets of any Credit Party are attached, seized, levied upon or subjected to execution, garnishment, distress or any other similar process, or come within the possession of any interim receiver, receiver, receiver and manager, trustee, custodian, liquidator, administrator, sequestrator, sheriff, bailiff or assignee for the benefit of creditors of any Credit Party and such condition continues for thirty (30) days or more.

(h)                                 Any involuntary case or proceeding (including the filing of any notice of intention in respect thereof) is commenced against any Credit Party under any Insolvency Law, any incorporation law or other applicable law in any jurisdiction in respect of the:

(i)                                     bankruptcy, liquidation, winding-up, dissolution or suspension of general operations;

(i)                                     composition, rescheduling, reorganization, arrangement or readjustment of, or other relief from, or stay of proceedings to enforce, some or all of the debts or obligations;

(ii)                                  appointment of a trustee, interim receiver, receiver, receiver and manager, liquidator, administrator, custodian, sequestrator, agent or other similar official for Borrower, or for all or a substantial part of the assets of Borrower; or

(iii)                               possession, foreclosure, seizure or retention, sale or other disposition of, or other proceedings to enforce security over, all or any substantial part of the assets, of such Credit Party and such case or proceeding shall remain undismissed or unstayed for 30 days or more or such court shall enter a decree or order granting the relief sought in such case or proceeding.

(iv)                              Any Credit Party (i) files a petition or application seeking relief under any Insolvency Law, (ii) commences or fails to contest in a timely and appropriate manner or consents to the institution of any proceeding referred to in Sections 10.1(h) or 10.1(g) above or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, interim receiver, receiver and manager, liquidator, assignee, trustee or sequestrator (or similar official) of any Credit Party or of all or any substantial part of any such Credit Party’s assets, or (iii) makes an assignment for the benefit of creditors or (iv) takes action in furtherance of any of the foregoing or of any of the proceedings referred to in Sections 10.1(h) or 10.1(g), or (v) admits in writing its inability to, or is generally unable to, pay its debts as such debts become due or is otherwise insolvent.

(j)                                     A final judgment or judgments for the payment of money in excess of $250,000 in the aggregate at any time is entered or rendered against one or more of the Credit Parties (which judgments are not covered by insurance policies as to which liability has been accepted by the insurance carrier), and the same are not, within thirty (30) days after the entry thereof, discharged or execution thereof stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay.

(k)                                  Any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or any Credit Party or other Person Party to a Loan Document shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms), or any Lien created under any Loan Document ceases to be a valid and perfected, or becomes a prohibited, first priority or ranking Lien (except as otherwise permitted herein or therein) in any of the Collateral purported to be covered thereby.

(l)                                     Any Change of Control occurs.

(m)                               Any event occurs, whether or not insured or insurable, as a result of which revenue-producing activities cease or are substantially curtailed at any facility or location of the Corporation generating more than 25% of the Corporation’s revenues for the Fiscal Year preceding such event and such cessation or curtailment continues for more than thirty (30) days.

(n)                                 Any Credit Party defaults in the observance or performance of any non-monetary obligation, covenant or condition to be observed or performed by it pursuant to any agreement to which it is a party, including the Material Documents, or by which any of its property is bound, where such default could reasonably be expected to have a Material Adverse Effect and such default continues for a period of 30 days after notice thereof is given to the Borrower by the Agent.

10.2                        Remedies

(a)                                  If any Default or Event of Default shall have occurred and be continuing, Agent may, and shall upon the Requisite Lenders’ direction, without notice, suspend the Revolving Loan facility with respect to additional Advances, whereupon any additional Advances shall be made or extended in each Lender’s sole discretion so long as such Default or Event of Default is continuing. If any Default or Event of Default has occurred and is continuing, Agent may, and shall upon the Requisite Lenders’ direction, without notice except as otherwise expressly provided herein, and subject to applicable statutory law, increase the rate of interest applicable to the Revolving Loan, any Term Loans and Term Loan B to the Default Rate.

(b)                                 If any Event of Default has occurred and is continuing, Agent may, and shall upon the Requisite Lenders’ direction, without notice: (i) terminate the Revolving Loan facility with respect to further Advances or the incurrence of further letter of credit obligations; (ii) reduce the Revolving Loan Commitment from time to time; (iii) declare all or any portion of the Obligations, including all or any portion of the Term Loan or Term Loan B to be forthwith due and payable, all without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Borrower and each other Credit Party; or (iv) exercise any rights and remedies provided to Agent under the Loan Documents or at law or equity, including all remedies provided under the PPSA and other applicable laws; provided, that upon the occurrence of an Event of Default specified in Section 10.1(h) or 10.1(i), the Commitments shall be immediately terminated and all of the Obligations, including the Revolving Loan, Term Loan or Term Loan B

(as applicable), shall become immediately due and payable without declaration, notice or demand by any Person.

(c)                                  If any Event of Default has occurred and is continuing, Borrower shall, upon request of Agent, ensure that the Assessed Equipment is: (i) cleaned in accordance with prudent industry standards and all Environmental Laws and (ii) in marketable condition.

10.3                        Waivers by Credit Parties

Except as otherwise provided for in this Agreement or by applicable law, each Credit Party waives: (a) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, non-payment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents of title, instruments, chattel paper and guarantees at any time held by Agent on which any Credit Party may in any way be liable, and hereby ratifies and confirms whatever Agent may do in this regard, (b) all rights to notice and a hearing prior to Agent’s taking possession or control of, or to Agent’s replevy, attachment or levy upon, the Collateral or any bond or security that might be required by any court prior to allowing Agent to exercise any of its remedies, and (c) the benefit of all valuation, appraisal, marshalling and exemption laws.  All payments to be made by each Credit Party shall be made without set-off or counterclaim and without deduction of any kind.

ARTICLE XI

ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENT

11.1                        Assignment and Participations

(a)                                  Right to Assign. Each Lender may sell, transfer, negotiate or assign all or a portion of its rights and obligations hereunder (including all or a portion of its Commitments and its rights and obligations with respect to Loans) to (i) any existing Lender, (ii) any Affiliate or Approved Fund of any existing Lender or (iii) any other Person acceptable (which acceptance shall not be unreasonably withheld or delayed) to Agent and, as long as no Event of Default is continuing, the Borrower; provided, however, that (x) such sales do not have to be ratable between the Loans but must be ratable among the Obligations owing to and owed by such Lender with respect to a Loan and (y) for each Loan, the aggregate outstanding principal amount (determined as of the effective date of the applicable assignment) of the Loans and Commitments subject to any such Sale shall be in a minimum amount of $1,000,000, unless such sale is made to an existing Lender or an Affiliate or Approved Fund of any existing Lender, is of the assignor’s (together with its Affiliates and Approved Funds) entire interest in such Facility or is made with the prior consent of the Borrower and Agent.

(b)                                 Procedure. The parties to each sale made in reliance on clause 11.1(a) above (other than those described in clause 11.1(d) or 11.1(e) below) shall execute and deliver to Agent an assignment agreement (an “Assignment Agreement”) substantially in the form attached hereto as Exhibit 11.1(b) or such other form acceptable to the Agent, acting reasonably, evidencing such sale, together with any existing Note subject to such sale (or any affidavit of loss therefor acceptable to Agent) and payment of an assignment fee in the amount of $3,500, provided that (1) if a sale by a Lender is made to an Affiliate or an Approved Fund of such assigning Lender, then no assignment fee shall be due in connection with such sale, and (2) if a sale by a Lender is made to an assignee that is not an Affiliate or Approved Fund of such assignor Lender, and concurrently to one or more Affiliates or Approved Funds of such assignee, then only one assignment fee of $3,500 shall be due in connection with such sale. Upon receipt of all the foregoing, and conditioned upon such receipt and, if such assignment is made in accordance with Section 11.1(a)(iii), upon Agent (and the Borrower, if applicable) consenting to such assignment, from and after the effective date specified in such Assignment Agreement the assignee will be a Lender hereunder.

(c)                                  Effectiveness. Subject to the recording of an Assignment Agreement by Agent, (i) the assignee thereunder shall become a party hereto and, to the extent that rights and obligations under the Loan Documents have been assigned to such assignee pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender, (ii) any applicable Note shall be transferred to such assignee through such entry and (iii) the assignor thereunder shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Assignment Agreement, relinquish its rights (except for those surviving the termination of the Commitments and the payment in full of the Obligations) and be released from its obligations under the Loan Documents, other than those relating to events or circumstances occurring prior to such assignment (and, in the case of an assignment covering all or the remaining portion of an assigning Lender’s rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto).

(d)                                 Grant of Security Interests. In addition to the other rights provided in this Section 11.1, each Lender may grant a security interest in, or otherwise assign as collateral, any of its rights under this Agreement, whether now owned or hereafter acquired (including rights to payments of principal or interest on the Loans), to (A) any federal reserve bank (pursuant to Regulation A of the Federal Reserve Board), without notice to Agent or (B) any holder of, or trustee for the benefit of the holders of, such Lender’s securities by notice to Agent; provided, however, that no such holder or trustee, whether because of such grant or assignment or any foreclosure thereon (unless such foreclosure is made through an assignment in accordance with clause (b) above), shall be entitled to any rights of such Lender hereunder and no such Lender shall be relieved of any of its obligations hereunder.

(e)                                  Participants and SPVs. In addition to the other rights provided in this 11.1, each Lender may, (x) with notice to Agent, grant to an SPV the option to make all or any part of any Loan that such Lender would otherwise be required to make hereunder (and the exercise of such option by such SPV and the making of Loans pursuant thereto shall satisfy the obligation of such Lender to make such Loans hereunder) and such SPV may assign to such Lender the right to receive payment with respect to any Obligation and (y) without notice to or consent from Agent or the Borrower, sell participations to one or more Persons in or to all or a portion of its rights and obligations under the Loan Documents; provided, however, that, whether as a result of any term of any Loan Document or of such grant or participation, (i) no such SPV or participant shall have a commitment, or be deemed to have made an offer to commit, to make Loans hereunder, and, except as provided in the applicable option agreement, none shall be liable for any obligation of such Lender hereunder, (ii) such Lender’s rights and obligations, and the rights and obligations of the Credit Parties towards such Lender, under any Loan Document shall remain unchanged and each other party hereto shall continue to deal solely with such Lender, which shall remain the holder of the Obligations, except that (A) each such participant and SPV shall be entitled to the benefit of Sections 1.15 (Capital Adequacy; Increased Costs; Illegality) and 1.14 (Taxes), but only to the extent of any amount to which such Lender would be entitled in the absence of any such grant or participation and (B) each such SPV may receive other payments that would otherwise be made to such Lender with respect to Loans funded by such SPV to the extent provided in the applicable option agreement and set forth in a notice provided to Agent by such SPV and such Lender, provided, however, that in no case (including pursuant to clause (A) or (B) above) shall an SPV or participant have the right to enforce any of the terms of any Loan Document, and (iii) the consent of such SPV or participant shall not be required (either directly, as a restraint on such Lender’s ability to consent hereunder or otherwise) for any amendments, waivers or consents with respect to any Loan Document or to exercise or refrain from exercising any powers or rights such Lender may have under or in respect of the Loan Documents (including the right to enforce or direct enforcement of the Obligations), except for those described in Section 13.2(c)(ii) with respect to amounts, or dates fixed for payment of amounts, to which such participant or SPV would otherwise be entitled and, in the case of participants, except for those described in Section 13.2(c)(v). No party hereto shall institute (and the Borrower shall cause each other Credit Party not to institute) against any SPV grantee of an option pursuant to this clause (f) any bankruptcy, reorganization, insolvency, liquidation or similar proceeding, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper of such SPV; provided, however, that each Lender having designated an SPV as such agrees to indemnify each Indemnitee against any liability that may be incurred by, or asserted against, such Indemnitee as a result of failing to institute such proceeding (including a failure to get reimbursed by such SPV for any such liability). The agreement in the preceding sentence shall survive the termination of the Commitments and the payment in full of the Obligations.

11.2                        Appointment of Agent

GE Canada is hereby appointed to act on behalf of all Lenders as Agent under this Agreement and the other Loan Documents. The provisions of this Section 11.2 are solely for the benefit of Agent and the Lenders and no Credit Party nor any other Person shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and the other Loan Documents, Agent shall act solely as an agent of the Lenders and does not assume, and shall not be deemed to have assumed, any obligation toward or relationship of agency or trust with or for any Credit Party or any other Person. Agent shall have no duties or responsibilities except for those expressly set forth in this Agreement and the other Loan Documents. The duties of Agent shall be mechanical and administrative in nature and Agent shall not have, or be deemed to have, by reason of this Agreement, any other Loan Document or otherwise a fiduciary relationship in respect of any other Lender. Except as expressly set forth in this Agreement and the other Loan Documents, Agent shall not have any duty to disclose, and shall not be liable for failure to disclose, any information relating to any Credit Party or any of their respective Subsidiaries or any Account Debtor that is communicated to or obtained by GE Canada or any of its Affiliates in any capacity. Neither Agent nor any of its Affiliates nor any of their respective officers, directors, employees, agents or representatives shall be liable to any Lender for any action taken or omitted to be taken by it hereunder or under any other Loan Document, or in connection herewith or therewith, except for damages caused by its or their own gross negligence or wilful misconduct.

If Agent shall request instructions from Requisite Lenders or all affected Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, then Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from Requisite Lenders or all affected Lenders, as the case may be, and Agent shall not incur liability to any Person by reason of so refraining. Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Loan Document (a) if such action would, in the opinion of Agent, be contrary to law or the terms of this Agreement or any other Loan Document, (b) if such action would, in the opinion of Agent, expose Agent to Environmental Liabilities or (c) if Agent shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of Requisite Lenders or all affected Lenders, as applicable.

11.3                        Agent’s Reliance, Etc.

Neither Agent nor any of its Affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for damages caused by its or their own gross negligence or wilful misconduct. Without limiting the generality of the foregoing, Agent: (a) may treat the payee of any Note as the holder thereof until Agent receives written notice of the assignment or transfer thereof signed by such payee and in form reasonably satisfactory to Agent; (b) may consult with legal counsel, accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Credit Party or to inspect the Collateral (including the books and records) of any Credit Party; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (f) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

11.4                        GE Canada and Affiliates

With respect to its Commitments hereunder, GE Canada shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include GE Canada in its individual capacity. GE Canada and its Affiliates may lend money to, invest in, and generally engage in any kind of business with, any Credit Party, any of their Affiliates and any Person who may do business with or own securities of any Credit Party or any such Affiliate, all as if GE Canada were not Agent and without any duty to account therefor to Lenders. GE Canada and its Affiliates may accept fees and other consideration from any Credit Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders. Each Lender acknowledges the potential conflict of interest between GE Canada as a Lender holding disproportionate interests in the Loans and GE Canada as Agent.

11.5                        Lender Credit Decision

Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender and based on the Financial Statements referred to in Section 4.4(a) and such other documents and information as it has deemed appropriate, made its own credit and financial analysis of the Credit Parties and its own decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.  Each Lender acknowledges the potential conflict of interest of each other Lender as a result of Lenders holding disproportionate interests in the Loans, and expressly consents to, and waives any claim based upon, such conflict of interest.

11.6                        Indemnification

Lenders agree to indemnify Agent (to the extent not reimbursed by Credit Parties and without limiting the obligations of any Credit Party hereunder), rateably according to their respective Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted to be taken by Agent in connection therewith (including without limitation any Environmental Liabilities); provided, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent’s gross negligence or wilful misconduct. Without limiting the foregoing, each Lender agrees to reimburse Agent promptly upon demand for its rateable share of any out-of-pocket expenses (including reasonable legal costs) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that Agent is not reimbursed for such expenses by Credit Parties.

11.7                        Successor Agent

Agent may resign at any time by giving not less than thirty (30) days’ prior written notice thereof to Lenders and Borrower. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within thirty (30) days after the resigning Agent’s giving notice of resignation, then the resigning Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a Lender, if a Lender is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or other entity whose business includes making commercial loans, in each case, organized under the laws of Canada or of any province thereof or named in Schedule III to the Bank Act (Canada) and has a combined capital and surplus of at least $100,000,000. If no successor Agent has been appointed pursuant to the foregoing, within thirty (30) days after the date such notice of resignation was given by the resigning Agent, such resignation shall become effective and the Requisite Lenders shall thereafter perform all the duties of Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor Agent as provided above. Any successor Agent appointed by Requisite Lenders hereunder shall be subject to the approval of Borrower, such approval not to be unreasonably withheld or delayed; provided, that such approval shall not be required if a Default or an Event of Default has occurred and is continuing. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent. Upon the earlier of the acceptance of any appointment as Agent hereunder by a successor Agent or the effective date of the resigning Agent’s resignation, the resigning Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents, except that any indemnity rights or other rights in favour of such resigning Agent shall continue. After any resigning Agent’s resignation hereunder, the provisions of this Article XI shall inure to its benefit as to any actions taken or omitted to be taken by it while it was acting as Agent under this Agreement and the other Loan Documents.

11.8                        Setoff and Sharing of Payments

In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, and subject to Section 11.9(f), each Lender is hereby authorized at any time or from time to time, without notice to any Credit Party or to any other Person other than Agent, any such notice being hereby expressly waived, to offset and to appropriate and to apply any and all balances held by it at any of its offices for the account of Borrower or any Credit Party (regardless of whether such balances are then due to Borrower or any Credit Party) and any other properties or assets at any time held or owing by that Lender or that holder to or for the credit or for the account of Borrower or any Credit Party against and on account of any of the Obligations that are not paid when due; provided that the Lender exercising such offset rights shall give notice thereof to the affected Credit Party promptly after exercising such rights.  Any Lender exercising a right of setoff or otherwise receiving any payment on account of the Obligations in excess of its Pro Rata Share thereof shall purchase for cash (and the other Lenders or holders shall sell) such participations in each such other Lender’s or holder’s Pro Rata Share of the Obligations as would be necessary to cause such Lender to share the amount so offset or otherwise received with each other Lender or holder in accordance with their respective Pro Rata Shares, (other than offset rights exercised by any Lender with respect to Section 1.15). Each Lender’s obligation under this Section 11.8 shall be in addition to and not in limitation of its obligations to purchase a participation in an amount equal to its Pro Rata Share of the Revolving Loan under Section 1.3(g). Borrower and each other Credit Party agrees, to the fullest extent permitted by law, that (a) any Lender may exercise its right to offset with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such amounts so offset to other Lenders and holders and (b) any Lender so purchasing a participation in the Loans made or other Obligations held by other Lenders or holders may exercise all rights of offset, bankers’ lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of the Loans and the other Obligations in the amount of such participation. Notwithstanding the foregoing, if all or any portion of the offset amount or payment otherwise received is thereafter recovered from the Lender that has exercised the right of offset, the purchase of participations by that Lender shall be rescinded and the purchase price restored without interest.

11.9        Advances; Payments; Non-Funding Lenders; Information; Actions in Concert

(a)           Settlement Date. Not less than once during each calendar week or more frequently at Agent’s election (each, a “Settlement Date”), Agent shall advise each Lender by telephone, or telecopy of the amount of such Lender’s Pro Rata Share of principal, interest and Fees paid for the benefit of Lenders with respect to each applicable Loan. Provided that each Lender has funded all payments and Advances required to be made by it and purchased all participations required to be purchased by it under this Agreement and the other Loan Documents as of such Settlement Date, Agent shall pay to each Lender such Lender’s Pro Rata Share of principal, interest and Fees paid by Borrower since the previous Settlement Date for the benefit of such Lender on the Loans held by it. To the extent that any Lender (a “Non-Funding Lender”) has failed to fund all such payments and Advances or failed to fund the purchase of all such participations, Agent shall be entitled to set off the funding short fall against that Non-Funding Lender’s Pro Rata Share of all payments received from Borrower. Such payments shall be made by wire transfer to such Lender’s account (as specified by such Lender in Annex B or the applicable Assignment Agreement) not later than 2:00 p.m. (Toronto time) on the next Business Day following each Settlement Date.

(b)           Availability of Lender’s Pro Rata Share. Agent may assume that each Lender will make its Pro Rata Share of the Term Loan B Advance and each Revolving Credit Advance available to Agent on each funding date. If such Pro Rata Share is not, in fact, paid to Agent by such Lender when due, Agent will be entitled to recover such amount on demand from such Lender without setoff, counterclaim or deduction of any kind. If any Lender fails to pay the amount of its Pro Rata Share forthwith upon Agent’s demand, Agent shall promptly notify Borrower and Borrower shall immediately repay such amount to Agent. Nothing in this Section 11.9(b) or elsewhere in this Agreement or the other Loan Documents shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Borrower may have against any Lender as a result of any default by such Lender hereunder. To the extent that Agent advances funds to Borrower on behalf of any Lender and is not reimbursed therefor on the same Business Day as such Revolving Credit Advance or Term Loan B Advance is made, Agent shall be entitled to retain for its account all interest accrued on such Revolving Credit Advance or Term Loan B Advance until reimbursed by the applicable Lender.

(c)           Return of Payments

(i)            If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from Borrower and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender on demand without setoff, counterclaim or deduction of any kind.

(ii)           If Agent determines at any time that any amount received by Agent under this Agreement must be returned to Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to Borrower or such other Person, without setoff, counterclaim or deduction of any kind.

(d)           Non-Funding Lenders. The failure of any Non-Funding Lender to make any Revolving Credit Advance or Term Loan B Advance or any payment required by it hereunder on the date specified therefor shall not relieve any other Lender (each such other Lender, an “Other Lender”) of its obligations to make such Revolving Credit Advance, Term Loan B Advance or other payment or purchase such participation on such date, but neither any Other Lender nor Agent shall be responsible for the failure of any Non-Funding Lender to make a Revolving Credit Advance or Term Loan B Advance, purchase a participation or make any other payment required hereunder. Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a “Lender”, “Revolving Lender” or “Term Loan B Lender” (or be included in the calculation of “Requisite Lenders” hereunder) for any voting or consent rights under or with respect to any Loan Document. At Borrower’s request, Agent or a Person acceptable to Agent shall have the right, with Agent’s consent and in Agent’s sole discretion (but shall have no obligation), to purchase from any Non-Funding Lender, and each Non-Funding Lender agrees that it shall, at Agent’s request, sell and assign to Agent or such Person, all of the Commitments of that Non-Funding Lender for an amount equal to the principal balance of all Loans held by such Non-Funding Lender and all accrued interest and fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

(e)           Dissemination of Information. Agent shall use reasonable efforts to provide Lenders with (i) any notice of Default or Event of Default received by Agent from, or delivered by Agent to, any Credit Party, (ii) with notice of any Event of Default of which Agent has actually become aware, (iii) with notice of any action taken by Agent following any Event of Default, and (iv) with any other documentation provided by any Credit Party to Agent in accordance with the terms of this Agreement; provided, that Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to Agent’s gross negligence or wilful misconduct.  Lenders acknowledge that Borrower is required to provide Financial Statements and Collateral Reports to Lenders in accordance with Section 5.1 and agree that Agent shall have no duty to provide the same to Lenders.

(f)            Actions in Concert. Anything in this Agreement to the contrary notwithstanding, each Lender hereby agrees with Agent and each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or the Notes (including exercising any rights of setoff) without first obtaining the prior written consent of Agent and Requisite Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Notes shall be taken in concert and at the direction or with the consent of Agent or Requisite Lenders

11.10      Lead Arrangers, Co-Syndication Agents and Documentation Agent

Notwithstanding anything else to the contrary in any Loan Document, the Lead Arrangers, Co-Syndication Agents and Documentation Agent shall have no rights, obligations, duties or liabilities whatsoever in such capacity under any Loan Document.

ARTICLE XII

SUCCESSORS AND ASSIGNS

12.1        Successors and Assigns

This Agreement and the other Loan Documents shall be binding on and shall inure to the benefit of each Credit Party, the Lenders and their respective successors and assigns (including, to the extent applicable in the case of any Credit Party, a debtor-in-possession on behalf of such Credit Party), except as otherwise provided herein or therein.  No Credit Party may assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder or under any of the other Loan Documents without the prior express written consent of Agent and Lenders.  Any such purported assignment, transfer, hypothecation or other conveyance by any Credit Party without the prior express written consent of Agent and Lenders shall be void. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of each Credit Party, Agent and the Lenders with respect to the transactions contemplated hereby and no Person (other than a participant in the Loans being made available hereunder, as provided in Article XI) shall be a third party beneficiary of any of the terms and provisions of this Agreement or any of the other Loan Documents.

ARTICLE XIII

MISCELLANEOUS

13.1        Complete Agreement; Modification of Agreement

The Loan Documents constitute the complete agreement between the parties with respect to the subject matter thereof and may not be modified, altered or amended except as set forth in Section 13.2. Any letter of interest, commitment letter, fee letter or confidentiality agreement, if any, between any Credit Party and any Lender or any of their respective Affiliates, predating this Agreement and relating to a financing of substantially similar form, purpose or effect shall be superseded by this Agreement. Notwithstanding the foregoing, the GE Fee Letter and any market flex provisions contained in the final commitment letter between Agent and Borrower shall survive the execution and delivery of this Agreement and shall continue to be binding obligations of the parties.

13.2        Amendments and Waivers

(a)           Except for actions expressly permitted to be taken by Agent, no amendment, modification, termination or waiver of any provision of this Agreement or any other Loan Document, or any consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by Agent and Borrower, and by Requisite Lenders or all affected Lenders, as applicable. Except as set forth in clauses (b) and (c) below, all such amendments, modifications, terminations or waivers requiring the consent of any Lenders shall require the written consent of Requisite Lenders.

(b)           No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement that waives compliance with the conditions precedent set forth in Section 2.2 to the making of any Loan shall be effective unless the same shall be in writing and signed by Agent, Requisite Lenders and Borrower. Notwithstanding anything contained in this Agreement to the contrary, no waiver or consent with respect to any Default or any Event of Default shall be effective for purposes of the conditions precedent to the making of Loans set forth in Section 2.2 unless the same shall be in writing and signed by Agent, Requisite Lenders and Borrower.

(c)           No amendment, modification, termination or waiver shall, unless in writing and signed by Agent and each Lender directly affected thereby: (i) increase the principal amount of any Lender’s Commitment (which action shall be deemed to directly affect all Lenders); (ii) reduce the principal of, rate of interest on or Fees payable with respect to any Loan of any affected Lender; (iii) extend any scheduled payment date (other than payment dates of mandatory prepayments under Section 1.4(d)) or final maturity date of the principal amount of the Term Loan or Term Loan B; (iv) waive, forgive, defer, extend or postpone any payment of interest or Fees as to any affected Lender; (v) release any Guarantee or, except as otherwise permitted herein or in the other Loan Documents, release, or permit any Credit Party to sell or otherwise dispose of, any Collateral other than as permitted pursuant to Section 7.9 of this Agreement (which action shall be deemed to directly affect all Lenders); (vi) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans that shall be required for Lenders or any of them to take any action hereunder; (vii) amend or waive this Section 13.2 or the definition of the term “Requisite Lender” insofar as such definition affects the substance of this Section 13.2; and (viii) extend the Revolving Period (except in accordance with Section 1.2(c)).  Furthermore, no amendment, modification, termination or waiver affecting the rights or duties of Agent under this Agreement or any other Loan Document shall be effective unless in writing and signed by Agent, as the case may be, in addition to Lenders required hereinabove to take such action. No amendment, modification or waiver of this Agreement or any other Loan Document altering the ratable treatment of Obligations arising under Secured Rate Contracts resulting in such Obligations being junior in right of payment to principal on the Loans, or resulting in Obligations owing to any Secured Swap Provider becoming unsecured (other than releases of Liens permitted in accordance with the terms hereof), in each case in a manner adverse to any Secured Swap Provider, shall be effective without the written consent of such Secured Swap Provider, or, in the case of a Secured Rate Contract provided or arranged by GE Capital or an Affiliate of GE Capital, GE Capital. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver shall be required for Agent to take additional Collateral pursuant to any Loan Document.  No notice to or demand on any Credit Party in any case shall entitle such Credit Party or any other Credit Party to any other or further notice or demand in similar or other circumstances.

(d)           If, in connection with any proposed amendment, modification, waiver or termination (a “Proposed Change”) requiring the consent of all affected Lenders and the consent of Requisite Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (a “Non-Consenting Lender”), then, so long as Agent is not a Non-Consenting Lender, at Borrower’s request, Agent, or a Person reasonably acceptable to Agent, shall have the right, with Agent’s consent and in Agent’s sole discretion (but shall have no obligation), to purchase from such Non-Consenting Lenders, and such Non-Consenting Lenders agree that they shall, upon Agent’s request, sell and assign to Agent or such Person, all of the Commitments of such Non-Consenting Lenders for an amount equal to the principal balance of all Loans held by the Non-Consenting Lenders and all accrued interest and Fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

(e)           Upon the indefeasible payment in full in cash and performance of all of the Obligations (other than indemnification Obligations), termination of the Commitments and a release of all claims against Agent and Lenders, and so long as no suits, actions proceedings, or claims are pending or threatened against any Indemnified Person asserting any damages, losses or liabilities that are Indemnified Liabilities, Agent shall deliver to Borrower financing change statements, mortgage releases and other documents or instruments necessary or appropriate to evidence the termination of the Liens securing payment of the Obligations.

13.3        Fees and Expenses

Borrower shall reimburse (i) Agent for all fees, costs and expenses (including the reasonable fees and expenses of all of its legal counsel, advisors, consultants and auditors) and (ii) Agent (and, with respect to clauses (c) through (d) below, all Lenders) for all fees, costs and expenses, including the reasonable fees, costs and expenses of legal counsel or other advisors (including environmental and management consultants and appraisers) incurred in connection with the negotiation, preparation and filing and/or recordation of the Loan Documents and incurred in connection with:

(a)           any amendment, modification or waiver of, or consent with respect to, or termination of, any of the Loan Documents or advice in connection with administration of the Loans made pursuant hereto or its rights hereunder or thereunder;

(b)           any litigation, contest, dispute, suit, proceeding or action (whether instituted by Agent, any Lender, any Credit Party or any other Person and whether as a party, witness or otherwise) in any way relating to the Collateral, any of the Loan Documents or any other agreement to be executed or delivered in connection herewith or therewith, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against any or all of the Credit Parties or any other Person that may be obligated to the Lenders by virtue of the Loan Documents, including any such litigation, contest, dispute, suit, proceeding or action arising in connection with any work-out or restructuring of the Loans during the pendency of one or more Events of Default; provided that in the case of reimbursement of counsel for Lenders other than Agent, such reimbursement shall be limited to one counsel for all such Lenders; provided, further, that no Person shall be entitled to reimbursement under this clause (b) in respect of any litigation, contest, dispute, suit, proceeding or action to the extent any of the foregoing results from such Person’s gross negligence or wilful misconduct;

(c)           any attempt to enforce any remedies of Agent or any Lender against any or all of the Credit Parties or any other Person that may be obligated to Agent or any Lender by virtue of any of the Loan Documents, including any such attempt to enforce any such remedies in the course of any work-out or restructuring of the

Loans during the pendency of one or more Events of Default; provided, that in the case of reimbursement of counsel for Lenders other than Agent, such reimbursement shall be limited to one counsel for all such Lenders;

(d)           any work-out or restructuring of the Loans during the pendency of one or more Events of Default; and

(e)           efforts to (i) monitor the Loans or any of the other Obligations, (ii) evaluate, observe or assess any of the Credit Parties or their respective affairs, and (iii) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Collateral;

including, as to each of clauses (a) through (e) above, all reasonable legal counsels’ and other professional and service providers’ fees arising from such services and other advice, assistance or other representation, including those in connection with any appellate proceedings, and all expenses, costs, charges and other fees incurred by such legal counsel and others in any way or respect arising in connection with or relating to any of the events or actions described in this Section 13.3, all of which shall be payable, on demand, by Borrower to Agent. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: fees, costs and expenses of accountants, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram or telecopy charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services.

Notwithstanding the foregoing, the Lender acknowledges that no payment of fees pursuant to this Section 13.3 shall by itself constitute agreement by the Borrower that such fees (at the time of payment) are properly reimbursable pursuant to this Agreement.

13.4        No Waiver

Agents or a Lender’s failure, at any time or times, to require strict performance by the Credit Parties of any provision of this Agreement or any other Loan Document shall not waive, affect or diminish any right of Agent or such Lender thereafter to demand strict compliance and performance herewith or therewith.  Any suspension or waiver of an Event of Default shall not suspend, waive or affect any other Event of Default whether the same is prior or subsequent thereto and whether the same or of a different type. Subject to the provisions of Section 13.2, none of the undertakings, agreements, warranties, covenants and representations of any Credit Party contained in this Agreement or any of the other Loan Documents and no Default or Event of Default by any Credit Party shall be deemed to have been suspended or waived by Agent or any Lender, unless such waiver or suspension is by an instrument in writing signed by an officer of or other authorized employee of Agent and the applicable required Lenders and directed to Borrower specifying such suspension or waiver.

13.5        Remedies

The rights and remedies available to Agent and the Lenders under this Agreement shall be cumulative and nonexclusive of any other rights and remedies that Agent or any Lender may have under any other agreement, including the other Loan Documents, by operation of law or otherwise. Recourse to the Collateral shall not be required.

13.6        Severability

Wherever possible, each provision of this Agreement and the other Loan Documents shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement or any other Loan Document shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement or such other Loan Document.

13.7        Conflict of Terms

Except as otherwise provided in this Agreement or any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement conflicts with any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

13.8        Confidentiality

Agent and the Lenders agree to use commercially reasonable efforts (equivalent to the efforts Agent or Lenders applies to maintain the confidentiality of their own confidential information) to maintain as confidential all confidential information provided to them by the Credit Parties and designated as confidential until the date that all obligations under this agreement have been paid or satisfied in full, plus a period of two (2) years (the “Confidentiality Termination Date”). On the Confidentiality Termination Date the Agent and the Lenders agree to either destroy all confidential information provided to them or return it to the applicable Credit Party.

Notwithstanding the foregoing, Agent and each Lender may retain or disclose such information to the extent that (a) disclosure is made to Persons employed or engaged by Agent or such Lender; (b) disclosure is made to any bona fide assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this Section 13.8 (and any such bona fide assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by them as described in clause (a) above); (c) disclosure or retention is required or requested by any Governmental Authority or reasonably believed Agent or such Lender to be compelled by any court order, subpoena or legal or administrative order or process; (d) disclosure or retention is required by law; (e) disclosure or retention is required, in the Agent or such Lender’s sole discretion, in connection with the exercise of any right or remedy under the Loan Documents or in connection with any Litigation to which Agent or such Lender is a party; or (f) the confidential information ceases to be confidential through no fault of Lender.

13.9        Governing Law

EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THE LOAN DOCUMENTS AND THE OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE PROVINCE OF ALBERTA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT PROVINCE AND THE FEDERAL LAWS OF CANADA APPLICABLE THEREIN. EACH CREDIT PARTY HEREBY CONSENTS AND AGREES THAT THE COURTS OF THE PROVINCE OF ALBERTA SHALL HAVE NON-EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE CREDIT PARTIES, AGENT AND LENDERS PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER. EACH CREDIT PARTY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH CREDIT PARTY HEREBY WAIVES ANY OBJECTION THAT SUCH CREDIT PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH CREDIT PARTY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) ADDRESSED TO SUCH CREDIT PARTY AT THE ADDRESS SET FORTH IN Annex C OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH CREDIT PARTY’S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT WITH CANADA POST, PROPER POSTAGE PREPAID.

13.10      Notices

Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three (3) Business Days after deposit with Canada Post, registered mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or with Canada Post as otherwise provided in this Section 13.10); (c) upon receipt, when sent by electronic mail (with such electronic mail promptly confirmed by delivery of a copy by personal delivery or Canada Post as otherwise provided in this Section 13.10 and such notice, demand, request, consent, approval, declaration or other communication shall be in “pdf” format and shall include the actual signature of the party sending such communication if that signature would be required or customary if the communication was delivered by facsimile; (d) one (1) Business Day after deposit with a reputable courier for overnight delivery with all charges prepaid or (e) when delivered, if hand delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated on Annex C or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice.  Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Borrower or Agent) designated in Annex C to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

13.11      Section Titles

The Section titles and table of contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

13.12      Counterparts

This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

13.13      Press Releases and Related Matters

Each Credit Party agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure using the name of any Lender or their affiliates or referring to this Agreement or the other Loan Documents without at least two (2) Business Days’ prior notice to the affected Lenders and without the prior written consent of such Lenders unless (and only to the extent that) such Credit Party or Affiliate is required to do so under law and then, in any event, such Credit Party or Affiliate will consult with such Lenders before issuing such press release or other public disclosure. Each Credit Party consents to the publication by Agent or any Lender of advertising material relating to the financing transactions contemplated by this Agreement using its name, product photographs, logo or trademark.  Agent or such Lender shall provide a draft of any advertising material to Borrower for review and comment prior to the publication thereof. Agent and each Lender reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

13.14                 Reinstatement

This Agreement shall remain in full force and effect and continue to be effective should any petition or other proceeding be filed by or against any Credit Party for liquidation or reorganization, should any Credit Party become insolvent or make an assignment for the benefit of any creditor or creditors or should an interim receiver, receiver, receiver and manger or trustee be appointed for all or any significant part of any Credit Party’s assets, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a fraudulent preference reviewable transaction or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

13.15                 Advice of Counsel

Each of the parties represents to each other party hereto that it has discussed this Agreement and, specifically, the provisions of Section 13.9, with its counsel.

13.16                 No Strict Construction

The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favouring or disfavouring any party by virtue of the authorship of any provisions of this Agreement.

13.17                 Judgment Currency

(a)                                  If, for the purpose of obtaining or enforcing judgment against any Credit Party in any court in any jurisdiction, it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 13.17 referred to as the “Judgment Currency”) an amount due under any Loan Document in any currency (the “Obligation Currency”) other than the Judgment Currency, the conversion shall be made at the Rate of Exchange prevailing on the Business Day immediately preceding the date of actual payment of the amount due, in the case of any proceeding in the courts of the Province of Alberta or in the courts of any other jurisdiction that will give effect to such conversion being made on such date, or the date on which the judgment is given, in the case of any proceeding in the courts of any other jurisdiction (the applicable date as of which such conversion is made pursuant to this Section 13.17 being hereinafter in this Section 13.17 referred to as the “Judgment Conversion Date”).

(b)                                 If, in the case of any proceeding in the court of any jurisdiction referred to in Section 13.17(a), there is a change in the Rate of Exchange prevailing between the Judgment Conversion Date and the date of actual receipt for value of the amount due, the applicable Credit Party or Parties shall pay such additional amount (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount actually received in the Judgment Currency, when converted at the Rate of Exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of the Judgment Currency stipulated in the judgment or judicial order at the Rate of Exchange prevailing on the Judgment Conversion Date. Any amount due from any Credit Party under this Section 13.17(b) shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of any of the Loan Documents.

(c)                                  The term “Rate of Exchange” in this Section 13.17 means the spot rate of exchange published by the Bank of Canada on the relevant date at or about 12:00 noon (Toronto time).

(d)                                 Unless otherwise specified, all references to dollar amounts in this Agreement shall mean Canadian Dollars.

13.18                 Joint and Several Obligations

Notwithstanding any other provision contained in this Agreement or any other Loan Document, if a “secured creditor” (as that term is defined under the Bankruptcy and Insolvency Act (Canada)) is determined by a court of competent jurisdiction not to include a Person to whom obligations are owed on a joint or joint and several basis, then Borrower’s Obligations (and the Obligations of the Corporation and its Subsidiaries), to the extent such Obligations are secured, only shall be several obligations and not joint or joint and several obligations.

13.19                 Liability of Limited Partners

It is hereby acknowledged by all parties hereto that all of the parties to this Agreement that are limited partnerships, are limited partnerships formed under the Partnership Act (Alberta), a limited partner (if not a general partner) of which is only liable for any of its liabilities or any of its losses to the extent of the amount that he or she has contributed or agreed to contribute to its capital and his or her pro rata share of any undistributed income.

*** THE REMAINDER OF THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY ***

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

EVEREADY ENERGY SERVICES CORP., as Borrower

(signed) “Jason Vandenberg”
By:
Name:	Jason Vandenberg
Title:	Chief Financial Officer

This is a counterpart signature page to the Amended and Restated Credit Agreement dated December 31, 2008.

GE CANADA ASSET FINANCING HOLDING COMPANY, as Agent

(signed) “Ron Tratch”
By:
Name:	Ron Tratch
Title:	SVP Risk, Canada

This is a counterpart signature page to the Amended and Restated Credit Agreement dated December 31, 2008.

GE CANADA ASSET FINANCING HOLDING COMPANY, as Lender

(signed) “Ron Tratch”
By:
Name:	Ron Tratch
Title:	SVP Risk, Canada

This is a counterpart signature page to the Amended and Restated Credit Agreement dated December 31, 2008.

The names of Lenders have been omitted from the SEDAR version of this Agreement in accordance with Section 12.2(3) of National Instrument 51-102 in order to comply with the confidentiality requirements of Section 13.13 of this Agreement.

This is a counterpart signature page to the Amended and Restated Credit Agreement dated December 31, 2008.

The names of Lenders have been omitted from the SEDAR version of this Agreement in accordance with Section 12.2(3) of National Instrument 51-102 in order to comply with the confidentiality requirements of Section 13.13 of this Agreement.

This is a counterpart signature page to the Amended and Restated Credit Agreement dated December 31, 2008.

The names of Lenders have been omitted from the SEDAR version of this Agreement in accordance with Section 12.2(3) of National Instrument 51-102 in order to comply with the confidentiality requirements of Section 13.13 of this Agreement.

This is a counterpart signature page to the Amended and Restated Credit Agreement dated December 31, 2008.

The names of Lenders have been omitted from the SEDAR version of this Agreement in accordance with Section 12.2(3) of National Instrument 51-102 in order to comply with the confidentiality requirements of Section 13.13 of this Agreement.

This is a counterpart signature page to the Amended and Restated Credit Agreement dated December 31, 2008.

The names of Lenders have been omitted from the SEDAR version of this Agreement in accordance with Section 12.2(3) of National Instrument 51-102 in order to comply with the confidentiality requirements of Section 13.13 of this Agreement.

This is a counterpart signature page to the Amended and Restated Credit Agreement dated December 31, 2008.

The names of Lenders have been omitted from the SEDAR version of this Agreement in accordance with Section 12.2(3) of National Instrument 51-102 in order to comply with the confidentiality requirements of Section 13.13 of this Agreement.

This is a counterpart signature page to the Amended and Restated Credit Agreement dated December 31, 2008.

EVEREADY INC.		RIVER VALLEY ENERGY SERVICES LTD.

	(signed) “Jason Vandenberg”		(signed) “Jason Vandenberg”
By:		By:
Name:	Jason Vandenberg	Name:	Jason Vandenberg
Title:	Chief Financial Officer	Title:	Chief Financial Officer

JL FILTRATION OPERATING LIMITED PARTNERSHIP, by its General Partner, JL FILTRATION INC.		EVEREADY HOLDINGS LIMITED PARTNERSHIP, by its General Partner, EVEREADY HOLDINGS GP LTD.

	(signed) “Jason Vandenberg”		(signed) “Jason Vandenberg”
By:		By:
Name:	Jason Vandenberg	Name:	Jason Vandenberg
Title:	Chief Financial Officer	Title:	Chief Financial Officer

RIVER VALLEY OPERATING LIMITED PARTNERSHIP, by its General Partner, RIVER VALLEY ENERGY SERVICES LTD.		EVEREADY OPERATING LIMITED PARTNERSHIP, by its General Partner EVEREADY ENERGY SERVICES CORP.

	(signed) “Jason Vandenberg”		(signed) “Jason Vandenberg”
By:		By:
Name:	Jason Vandenberg	Name:	Jason Vandenberg
Title:	Chief Financial Officer	Title:	Chief Financial Officer

This is a counterpart signature page to the Amended and Restated Credit Agreement dated December 31, 2008.

EVEREADY INDUSTRIAL WESTERN LTD.		MOBILE INDUSTRIAL HEALTH SERVICES LTD.

	(signed) “Jason Vandenberg”		(signed) “Jason Vandenberg”
By:		By:
Name:	Jason Vandenberg	Name:	Jason Vandenberg
Title:	Chief Financial Officer	Title:	Chief Financial Officer

JL FILTRATION INC.		TRI-VAX ENTERPRISES LTD.

	(signed) “Jason Vandenberg”		(signed) “Jason Vandenberg”
By:		By:
Name:	Jason Vandenberg	Name:	Jason Vandenberg
Title:	Chief Financial Officer	Title:	Chief Financial Officer

EVEREADY ENERGY SERVICES, INC.		WINTERHAWK ENTERPRISES (PROVOST) LTD.

	(signed) “Jason Vandenberg”		(signed) “Jason Vandenberg”
By:		By:
Name:	Jason Vandenberg	Name:	Jason Vandenberg
Title:	Chief Financial Officer	Title:	Chief Financial Officer

CANADA-WIDE OILFIELD SERVICES LTD.		ACQUISITION LIMITED PARTNERSHIP, by its General Partner, 1202867 ALBERTA LTD.

(signed) “Jason Vandenberg”
By:			(signed) “Jason Vandenberg”
Name:	Jason Vandenberg	By:
Title:	Chief Financial Officer	Name:	Jason Vandenberg
		Title:	Chief Financial Officer

1225979 ALBERTA LTD.		1233460 ALBERTA LTD.

	(signed) “Jason Vandenberg”		(signed) “Jason Vandenberg”
By:		By:
Name:	Jason Vandenberg	Name:	Jason Vandenberg
Title:	Chief Financial Officer	Title:	Chief Financial Officer

This is a counterpart signature page to the Amended and Restated Credit Agreement dated December 31, 2008.

1240609 ALBERTA LTD.		1202867 ALBERTA LTD.

	(signed) “Jason Vandenberg”		(signed) “Jason Vandenberg”
By:		By:
Name:	Jason Vandenberg	Name:	Jason Vandenberg
Title:	Chief Financial Officer	Title:	Chief Financial Officer

1257427 ALBERTA LTD.		1206894 ALBERTA LTD.

	(signed) “Jason Vandenberg”		(signed) “Jason Vandenberg”
By:		By:
Name:	Jason Vandenberg	Name:	Jason Vandenberg
Title:	Chief Financial Officer	Title:	Chief Financial Officer

CANADA-WIDE OPERATING LIMITED PARTNERSHIP, by its General Partner, CANADA-WIDE OILFIELD SERVICES LTD.		EVEREADY DIRECTIONAL BORING LIMITED PARTNERSHIP, by its General Partner, EVEREADY DIRECTIONAL BORING LTD.

	(signed) “Jason Vandenberg”		(signed) “Jason Vandenberg”
By:		By:
Name:	Jason Vandenberg	Name:	Jason Vandenberg
Title:	Chief Financial Officer	Title:	Chief Financial Officer

CAT TECH OPERATING LIMITED PARTNERSHIP, by its General Partner, CAT TECH CANADA LTD.		ASTEC SAFETY SERVICES LTD.

(signed) “Jason Vandenberg”
	(signed) “Jason Vandenberg”	By:
By:		Name:	Jason Vandenberg
Name:	Jason Vandenberg	Title:	Chief Financial Officer
Title:	Chief Financial Officer

CAT TECH, LLC		DIVERSIFIED PRESSURE SERVICES LTD.

	(signed) “Jason Vandenberg”		(signed) “Jason Vandenberg”
By:		By:
Name:	Jason Vandenberg	Name:	Jason Vandenberg
Title:	Chief Financial Officer	Title:	Chief Financial Officer

This is a counterpart signature page to the Amended and Restated Credit Agreement dated December 31, 2008.

CAT TECH CANADA LTD.		SAFETY WATCH, LLC

	(signed) “Jason Vandenberg”		(signed) “Jason Vandenberg”
By:		By:
Name:	Jason Vandenberg	Name:	Jason Vandenberg
Title:	Chief Financial Officer	Title:	Chief Financial Officer

BULLSEYE BORING LTD.		GREAT LAKES CARBON TREATMENT, INC.

	(signed) “Jason Vandenberg”		(signed) “Jason Vandenberg”
By:		By:
Name:	Jason Vandenberg	Name:	Jason Vandenberg
Title:	Chief Financial Officer	Title:	Chief Financial Officer

EVEREADY HOLDINGS GP LTD.		AIRBORNE IMAGING INC.

	(signed) “Jason Vandenberg”		(signed) “Jason Vandenberg”
By:		By:
Name:	Jason Vandenberg	Name:	Jason Vandenberg
Title:	Chief Financial Officer	Title:	Chief Financial Officer

EVEREADY HOLDINGS (USA) INC.		BREATHING SYSTEMS INTERNATIONAL, LLC

	(signed) “Jason Vandenberg”		(signed) “Jason Vandenberg”
By:		By:
Name:	Jason Vandenberg	Name:	Jason Vandenberg
Title:	Chief Financial Officer	Title:	Chief Financial Officer

RIVER VALLEY ENERGY SERVICES INC.		RODRIGUE’S DIRECTIONAL DRILLING PROJECTS INC.

(signed) “Jason Vandenberg”
By:			(signed) “Jason Vandenberg”
Name:	Jason Vandenberg	By:
Title:	Chief Financial Officer	Name:	Jason Vandenberg
		Title:	Chief Financial Officer

This is a counterpart signature page to the Amended and Restated Credit Agreement dated December 31, 2008.

WINTERHAWK OPERATING LIMITED PARTNERSHIP, by its General Partner, WINTERHAWK ENTERPRISES (PROVOST) LTD.		EVEREADY DIRECTIONAL BORING LTD.

(signed) “Jason Vandenberg”
By:
	(signed) “Jason Vandenberg”	Name:	Jason Vandenberg
By:		Title:	Chief Financial Officer
Name:	Jason Vandenberg
Title:	Chief Financial Officer

EVEREADY INCOME TRUST by its Trustees		EVEREADY INCOME FUND, by its Administrator, EVEREADY HOLDINGS GP LTD.

(signed) “Jason Vandenberg”
By:			(signed) “Jason Vandenberg”
Name:	Jason Vandenberg	By:
Title:	Chief Financial Officer	Name:	Jason Vandenberg
		Title:	Chief Financial Officer

DENMAN INDUSTRIAL OPERATING LP		DENMAN INDUSTRIAL TRAILERS LTD.

	(signed) “Jason Vandenberg”		(signed) “Jason Vandenberg”
By:		By:
Name:	Jason Vandenberg	Name:	Jason Vandenberg
Title:	Chief Financial Officer	Title:	Chief Financial Officer

This is a counterpart signature page to the Amended and Restated Credit Agreement dated December 31, 2008.

Annex A

(Recitals)

to

CREDIT AGREEMENT

DEFINITIONS

Capitalized terms used in the Loan Documents shall have (unless otherwise provided elsewhere in the Loan Documents) the following respective meanings and all references to Sections, Exhibits, Schedules or Annexes in the following definitions shall refer to Sections, Exhibits, Schedules or Annexes of or to the Agreement:

“Account Debtor” means any Person who may become obligated to any Credit Party under, with respect to, or on account of, an Account.

“Accounting Changes” has the meaning ascribed thereto in Section 8.8.

“Accounts” means each and every “account,” as such term is defined in the PPSA, now owned or hereafter acquired by any Credit Party, including (a) all accounts receivable, other receivables, book debts, claims and other forms of obligations (other than obligations evidenced by chattel paper, securities or Instruments) now owned or hereafter received or acquired by or belonging or owing to Borrower, whether arising out of goods sold or services rendered by it or from any other transaction (including any such obligations which may be characterized as an account or contract right under the PPSA), (b) all of each Credit Party’s rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, (c) all of each Credit Party’s rights to any goods represented by any of the foregoing (including unpaid sellers’ rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all rights to payment due or to become due to any Credit Party for property sold, leased, licensed, assigned or otherwise disposed of, for a policy of insurance issued or to be issued, for a secondary obligation incurred or to be incurred, for energy provided or to be provided, for the use or hire of a vessel under a charter or other contract, arising out of the use of a credit card or charge card, or for services rendered or to be rendered by such Credit Party or in connection with any other transaction (whether or not yet earned by performance on the part of such Credit Party), and (e) all collateral security and guarantees of any kind, now or hereafter in existence, given by any Account Debtor or other Person with respect to any of the foregoing.

“Acknowledgements” means the acknowledgements of the Collateral Documents presently held by the Agent in favour of the Lenders entered into between the Lender and the Credit Party that is a signatory thereto.

“Acquisition Pro Forma” has the meaning ascribed to it in Section 7.1(a)(ix)(A).

“Acquisition Projections” has the meaning ascribed to it in Section 7.1(a)(ix)(B).

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“Advance” means any Revolving Credit Advance or Term Loan B Advance.

“Affected Lender” has the meaning ascribed to it in Section 1.15(c).

“Affiliate” means, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, 10% or more of the Stock having ordinary voting power in the election of directors of such Person, (b) each Person that controls, is controlled by or is under common control with such Person, (c) each of such Person’s officers, directors, joint venturers, partners and trustees and (d) in the case of Borrower, the immediate family members, spouses and lineal descendants of individuals who are Affiliates of Borrower. For the purposes of this definition, “control” of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise; provided, however, that the term “Affiliate” shall specifically exclude Lender.

“Agent” has the meaning ascribed thereto in the preamble to the Agreement.

“Agreement” means this Credit Agreement among Borrower, the other Credit Parties party thereto, and GE Canada, as Agent and Lender, and the other Lenders from time to time party thereto, as the same may be amended, supplemented, restated or otherwise modified from time to time.

“Appendices” has the meaning ascribed thereto in the recitals to the Agreement.

“Applicable Percentage” has the meaning ascribed to it in Section 1.8(c).

“Approved Fund” means, with respect to any Lender, any Person (other than a natural person) that (a) is, or will be, engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and (b) is advised or managed by (i) such Lender, (ii) any Affiliate of such Lender, or (iii) any Person (other than an individual) or any Affiliate of any Person (other than an individual) that administers or manages such Lender.

“Articles” means, as applicable, the Articles of Incorporation, Articles of Amalgamation or Articles of Continuance of a Credit Party, as the same may be amended, restated, supplemented or replaced from time to time as permitted hereunder.

“Assessed Equipment” means the equipment listed in Annex E hereto.

“Asset Sale Offer” has the meaning ascribed to it in Section 1.5(c)(iii).

“Assignment Agreement” has the meaning ascribed to it in Section 11.1(b).

“BA Advance” means an Advance comprised of one or more Bankers’ Acceptances or, as applicable, BA Equivalent Loans.

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“BA Equivalent Loan” means, in relation to an Advance of, Conversion into or continuation of a Bankers’ Acceptance, an Advance in Cdn.$ made by a Non-BA Lender as part of such Loan.

“BA Period” means with respect to any Loan a period of 1, 2 or 3 months.

“BA Margin” means the applicable rate of interest set forth under the heading “BA Margin” in the table in Section 1.7(a).

“BA Rate” means, on any day, the annual rate of interest equal to and identified as the average discount rate (rounded upwards, if necessary, to the nearest 0.01%) of 1, 2 or 3 month Canadian dollar bankers’ acceptances as displayed on the “Reuters Screen CDOR Page” as at approximately 10:00 a.m. (Toronto time) on the next to last Wednesday (or, if such Wednesday is not a Business Day, the preceding Business Day) of the preceding calendar month; provided, however, that if such rate does not appear on the Reuters Screen CDOR Page as contemplated, then the “BA Rate” shall be, on any day, the annual rate of interest equal to the Bank of Canada composite mid-morning bid discount rate of one-month Canadian dollar bankers’ acceptances as in effect on the next to last Wednesday (or, if such Wednesday is not a Business Day, the preceding Business Day) of the preceding calendar month and displayed in the Bank of Canada Weekly Financial Statistics.

“Bank Rate” means, at any date, the annual rate of interest at which the Bank of Canada is prepared to make advances, as effective on such date, and as made public in accordance with Section 21 of the Bank of Canada Act (Canada).

“BA Stamping Fee” has the meaning ascribed thereto in Section 1.7(a)(ii).

“Bankers’ Acceptance” and “BA” mean an instrument denominated in Canadian Dollars, drawn by the Borrower and accepted by a Lender in accordance with this Agreement, and includes a “depository note” within the meaning of the Depository Bills and Notes Act (Canada) and a bill of exchange within the meaning of the Bills of Exchange Act (Canada).

“Book Value” means, with respect to any asset, the cost of such asset net of accumulated amortization with respect thereto, in each case as at such time of determination and calculated in accordance with GAAP.

“Borrower” has the meaning ascribed thereto in the preamble to the Agreement.

“Borrowing Availability” means, as of any date of determination, the lesser of (i) the Revolving Loan Commitment less the amount of the Revolving Loan then outstanding and (ii) the Borrowing Base less the sum of the Revolving Loan then outstanding, the Term Loan then outstanding and Term Loan B then outstanding.

“Borrowing Base” means, as of any date of determination by Agent, from time to time, an amount equal to:

(b)                                 up to seventy-five percent (75%) of the Corporation and its Subsidiaries’ eligible accounts receivable, plus up to sixty percent (60%) of the Corporation and its

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Subsidiaries’ eligible U.S. domiciled accounts receivable, plus up to ninety percent (90%) of the Corporation and its Subsidiaries’ eligible EDC insured amount of any accounts receivable;

(c)                                  the amount of the Corporation and its Subsidiaries’ eligible Inventory, up to the lesser of: (i) fifty percent (50%) of its cost (FIFO) or (ii) fifty percent (50%) of its market value, and, Inventory shall not account for more than 20% of the total Borrowing Base margin; and

(d)                                 on quarterly determinations, up to seventy-five percent (75%) of the orderly liquidation value of the eligible appraised Equipment, plus on monthly determinations that are not at a quarter end, sixty-five percent (65%) of Book Value, of any Equipment purchased less seventy-five percent (75%) of the previously appraised orderly liquidation value of any Equipment sold in each case since the last quarterly determination.

“Borrowing Base Certificate” means a certificate to be executed and delivered from time to time by Borrower in the form attached to the Agreement as Exhibit 5.1(b).

“Borrowing Base Excess Offer” has the meaning ascribed to it in Section 1.5(c)(ii) of the Agreement.

“Business Day” means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the City of Toronto.

“Canadian Benefit Plans” means any plan, fund, program, or policy, whether oral or written, formal or informal, funded or unfunded, insured or uninsured, providing material employee benefits, including medical, hospital care, dental, sickness, accident, disability, life insurance, pension, retirement or savings benefits, under which the Borrower has any liability with respect to any employee or former employee, but excluding any Canadian Pension Plans.

“Canadian Dollars” “Dollars”, “Cdn$” or $ shall mean the lawful currency of Canada.

“Canadian Pension Plans” means each pension plan required to be registered under Canadian federal or provincial law that is maintained or contributed to by a Credit Party for its employees or former employees, but does not include the Canada Pension Plan or the Quebec Pension Plan as maintained by the Government of Canada or the Province of Québec, respectively.

“Canadian Prime Rate” means, for any day, the rate of interest per annum established from time to time by a Schedule I Lender selected by the Agent as the reference rate of interest for the determination of interest rates that such Schedule I Lender posts as its “Prime Rate of Interest” in Canada for Canadian Dollar demand loans in Canada to its most creditworthy customers; provided that if at such time there are no Schedule I Lenders available to be selected by the Agent then the Agent shall select any other Canadian chartered bank listed on Schedule I to the Bank Act (Canada) for the purposes of this provision.

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“Canadian Prime Rate Loans” means any Revolving Credit Advance bearing interest at a rate based on the Canadian Prime Rate.

“Capital Expenditures” means, with respect to any Person, all expenditures (by the expenditure of cash or the incurrence of Indebtedness) by such Person during any measuring period for any fixed assets or improvements or for replacements, substitutions or additions thereto, that have a useful life of more than one year and that are required to be capitalized under GAAP.

“Capital Lease” means, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, would be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

“Capital Lease Obligation” means, with respect to any Capital Lease of any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease.

“Cash Equivalents” means cash or investments in (A) marketable direct obligations issued or unconditionally guaranteed by Canada, any agency thereof, the United States of America or any agency thereof maturing within one year from the date of acquisition thereof, (B) commercial paper maturing no more than one year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc., (C) certificates of deposit, maturing no more than one year from the date of creation thereof, issued by commercial banks incorporated under the laws of Canada or the United States of America or a State thereof, each having combined capital, surplus and undivided profits of not less than US$300,000,000 and having a senior unsecured rating of “A” or better by a nationally recognized rating agency (an “A Rated Bank”), (D) time deposits, maturing no more than 30 days from the date of creation thereof with A Rated Banks and (E) mutual funds that invest solely in one or more of the investments described in clauses (A) through (D) above.

“CDOR Rate” means the arithmetic average of the yields to maturity for bankers’ acceptances quoted on the Reuter’s Canadian Deposit Offered Rate screen, at 10:00 a.m. (Toronto, Ontario time) on the applicable date on which an Advance shall take place, for bankers’ acceptances having a term the same as the term requested for each Bankers’ Acceptance issued pursuant to the applicable Advance.

“CDS” has the meaning ascribed to it in Section 3.2(d).

“Change of Control” means if, after the Closing Date, any Person, (a) other than another Credit Party, acquires, directly or indirectly, alone or in concert with other Persons, over a period of time or at any one time, capital stock of a Credit Party aggregating in excess of 30% of all of the then issued and outstanding capital stock of a Credit Party, or (b) acquires, directly or indirectly, alone or in concert with other Persons, over a period of time or at any one time, trust units of a trust aggregating in excess of 30% of all of the then issued and outstanding capital stock of a Credit Party.

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“Charges” means all Taxes assessed, levied or imposed against a Credit Party or upon or relating to (a) the Collateral, (b) the Obligations, (c) the employees, payroll, income or gross receipts or capital of a Credit Party, (d) any Credit Party’s ownership or use of any properties or other assets, or (e) any other aspect of any Credit Party’s business.

“Chattel Paper” means any “chattel paper,” as such term is defined in the PPSA, now owned or hereafter acquired by any Credit Party, wherever located.

“Closing Date” means December 31, 2008.

“Collateral” means the property covered by the Security Agreement, and the other Collateral Documents and any other personal property now existing or hereafter acquired, that may at any time be or become subject to a security interest or other Lien in favour of Agent, on behalf of the Lenders, to secure the Obligations.

“Collateral Documents” means the Security Agreement and related acknowledgements of security, the Acknowledgements, the Pledge Agreements, the Guarantees, and all similar agreements entered into guaranteeing payment of, or granting a Lien upon property as security for payment of, the Obligations.

“Collateral Reports” means the reports with respect to the Collateral referred to in Section 5.1(b).

“Collection Accounts” shall mean Agent’s Canadian Dollar account number 09-716-29 in the name of Agent at National Bank of Canada, Main 600, de la Gauchetière West, Montréal, Québec, H3B 2B2, or such other account(s) as may be specified in writing by Agent as the “Collection Accounts.”

“Commitment Termination Date” means the date of termination of the Lenders obligation to make Revolving Credit Advances as determined from time to time in accordance with Section 1.2(c).

“Commitments” means as to any Lender, the aggregate of such Lender’s Individual Revolving Loan Commitment and Individual Term Loan B Commitment Amount, as such Commitments are set forth in Annex D to the Agreement and as such Commitments may be reduced, amortized or adjusted from time to time in accordance with the Agreement.

“Compliance Certificate” has the meaning ascribed to it in Section 5.1(a).

“Confidentiality Termination Date” has the meaning ascribed to it in Section 13.8.

“Consolidated Net Income” means, with respect to any Person for any period, the consolidated net income (or loss) of such Person and its Subsidiaries for such period; provided, however, that the following shall be excluded: (a) the net income of any other Person in which such Person or one of its Subsidiaries has a joint interest with a third-party (which interest does not cause the net income of such other Person to be consolidated into the net income of such Person), except to the extent of the amount of dividends or distributions paid to such Person or Subsidiary, (b) the net

6

income of any Subsidiary of such Person that is, on the last day of such period, subject to any restriction or limitation on the payment of dividends or the making of other distributions, to the extent of such restriction or limitation and (c) the net income of any other Person arising prior to such other Person becoming a Subsidiary of such Person or merging or consolidating into such Person or one of its Subsidiaries.

“Consolidated Party” means the Credit Parties and the Excluded Subsidiaries.

“Contract Period” means, with respect to a Bankers’ Acceptance, the number of days in the term of such Bankers’ Acceptance.

“Contracts” means all contracts, undertakings, or agreements (other than rights evidenced by chattel paper, securities or Instruments) in or under which Borrower may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.

“Conversion” means in relation to an Advance, a conversion of an Advance into another type of Advance made pursuant to the Agreement.

“Copyright License” means any and all rights now owned or hereafter acquired by any Credit Party under any written agreement granting any right to use any Copyright or Copyright registration.

“Copyrights” means all of the following now owned or hereafter adopted or acquired by any Credit Party: (a) all copyrights and intangibles of like nature (whether registered or unregistered) now owned or existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the Canadian Copyright Office or in any similar office or agency in any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.

“Corporation” means Eveready Inc.

“Co-Syndication Agents” means Bank of Montreal and Canadian Imperial Bank of Commerce.

“CRA” means the Canada Revenue Agency.

“Credit Parties” means the Corporation, Borrower, and each of their respective Subsidiaries, except for the Excluded Subsidiaries.

“Current Assets” means, with respect to any Person, all current assets of such Person as of any date of determination calculated in accordance with GAAP, but excluding cash, Cash Equivalents and debts due from Affiliates.

“Current Liabilities” means, with respect to any Person, all liabilities that should, in accordance with GAAP, be classified as current liabilities, and in any event shall include all Indebtedness payable on demand or within one year from any date of determination without any option on the part of the obligor to extend or renew beyond such year, all accruals for federal, provincial or

7

other taxes based on or measured by income and payable within such year, but excluding the current portion of long-term debt required to be paid within one year and the outstanding principal balance of the Revolving Loan.

“DBNA” has the meaning ascribed to it in Section 3.2(d).

“Default” means any event that, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

“Default Rate” has the meaning ascribed to it in Section 1.7(d).

“Designs” means all of the following now owned or hereafter acquired by any Credit Party: (a) all industrial designs and intangibles of like nature (whether registered or unregistered), now owned or existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the Canadian Industrial Design Office or in any similar office or agency in any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.

“Design Licence” means rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right to use any Design.

“Disclosure Schedules” means the Schedules prepared by Borrower and denominated as Disclosure Schedules 4.1 through 7.8 in the Index to the Agreement.

“Discount Proceeds” means, for any BA (or, as applicable, any BA Equivalent Loan), an amount (rounded to the nearest whole cent, and with one half of one cent being rounded up) calculated on the applicable date of Borrowing by multiplying:

(a)                                  the face amount of the BA (or, as applicable, the undiscounted amount of the BA Equivalent Loan); by

(b)                                 the quotient of one divided by the sum of one plus the product of:

(i)	the Discount Rate (expressed as a decimal) applicable to such BA (or as applicable, such BA Equivalent Loan), multiplied by

(ii)	a fraction, the numerator of which is the Contract Period of the BA (or, as applicable, the BA Equivalent Loan) and the denominator of which is 365,

with such quotient being rounded up or down to the nearest fifth decimal place, and with .000005 being rounded up.

“Discount Rate” means, with respect to either a BA for a particular BA Period being purchased by a Lender on any day or a BA Equivalent Loan being made by a Lender on any day, (i) for any Lender which is a Schedule I chartered bank under the Bank Act (Canada), the CDOR Rate on such day for such Contract Period; and (ii) for any other Lender, the lesser of (a) the CDOR Rate

8

on such day for such Contract Period, plus 0.10%, and (b) the percentage discount rate quoted by such Lender as the percentage discount rate at which such Lender would, in accordance with its normal practices, at or about 10:00 a.m. on such date, be prepared to purchase bankers’ acceptances or make BA Equivalent Loans having a face amount and term comparable to the face amount and term of such BA or, in the case of a Lender making a BA Equivalent Loan.

“Documentation Agent” means the Bank of Nova Scotia.

“Draft” has the meaning ascribed to it in Section 3.2(b).

“DRIP” means, collectively, any dividend reinvestment plan adopted by any of the Consolidated Parties, as same may be amended from time to time.

“EBITDA” means, with respect to any Person for any fiscal period, without duplication, an amount equal to (a) consolidated net income of such Person for such period, determined in accordance with GAAP, minus (b) the sum of (i) income tax credits, (ii) interest income, (iii) gain from extraordinary items for such period, (iv) any aggregate net gain (but not any aggregate net loss) during such period arising from the sale, exchange or other disposition of capital assets by such Person (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities), and (v) any other non-cash gains that have been added in determining consolidated net income, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication, plus (c) the sum of (i) any provision for income taxes, (ii) Interest Expense, (iii) loss from extraordinary items for such period, (iv) depreciation and amortization for such period, (v) amortized debt discount for such period, and (vi) the amount of any deduction to consolidated net income as the result of any grant to any members of the management of such Person of any Stock, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication, and (vii) any other non-cash losses that have been deducted in determining consolidated net income, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication. For purposes of this definition, the following items shall be excluded in determining consolidated net income of a Person: (1) the income (or deficit) of any other Person accrued prior to the date it became a Subsidiary of, or was amalgamated or consolidated into, such Person or any of such Person’s Subsidiaries; (2) the income (or deficit) of any other Person (other than a Subsidiary) in which such Person has an ownership interest, except to the extent any such income has actually been received by such Person in the form of cash dividends or distributions; (3) the undistributed earnings of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary; (4) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period; (5) any write-up of any asset; (6) any net gain from the collection of the proceeds of life insurance policies; (7) any net gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of such Person; (8) in the case of a successor to such Person by consolidation or amalgamation or as a transferee of its assets, any earnings of such successor prior to such

9

consolidation, amalgamation or transfer of assets; and (9) any deferred credit representing the excess of equity in any Subsidiary of such Person at the date of acquisition of such Subsidiary over the cost to such Person of the investment in such Subsidiary.

“Employee Unit Plan Guarantees” means unsecured guarantees in an aggregate amount not to exceed $8,300,000 granted by any Credit Parties in favour of the Bank of Montreal in respect of loan obligations incurred by employees of any of the Credit Parties (or any Affiliate thereof) in connection with certain employee unit purchase plans.

“Environmental Indemnity Agreement” means the environmental indemnity agreement dated as of the date hereof among the Borrower, the other Credit Parties party thereto and the Agent, as the same may be amended, supplemented, restated or otherwise modified from time to time.

“Environmental Laws” means all applicable federal, provincial, territorial, municipal, local and foreign laws (including the common law), statutes, ordinances, codes, rules, guidelines, policies, procedures, standards, orders-in-council, and regulations, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree, order or judgment, imposing liability or standards of conduct for or relating to the regulation and protection of human, plant or animal health or safety, the environment or natural resources (including air, surface water, groundwater, wetlands, land, soil, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include, but are not limited to, the Environmental Protection and Enhancement Act (Alberta), Canadian Environmental Protection Act, 1999, Fisheries Act, Transportation of Dangerous Goods Act, 1992, the Migratory Birds Protection Act, 1994, the Species At Risk Act, the Hazardous Products Act, the Canada Shipping Act and the Canada Wildlife Act.

“Environmental Liabilities” means, with respect to any Person, all liabilities, obligations, responsibilities, costs (including any response, remedial and removal costs, investigation and feasibility study costs, capital costs, operation and maintenance costs), losses, damages (including any punitive damages, property damages, natural resource damages, consequential damages, treble damages) and expenses (including all reasonable fees, disbursements and expenses of legal counsel, experts and consultants), fines, penalties, sanctions and interest incurred as a result of or related to any claim, suit, action, administrative order, investigation order (including judicial and administrative orders), proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, statute regulation, equity or common law, including any arising under or related to any Environmental Laws, Environmental Permits, or in connection with any Release or threatened Release or presence of a Hazardous Material, whether on, at, in, under, from or about or in the vicinity of any real or personal property.

“Environmental Permits” means all permits, licenses, authorizations, certificates, approvals or registrations required by any Governmental Authority under any Environmental Laws.

“Equipment,” as such term is defined in the PPSA, now owned or hereafter acquired by any Credit Party, wherever located and, in any event, including all such Credit Party’s machinery and

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equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment, including embedded software and peripheral equipment and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, all whether now owned or hereafter acquired, and wherever situated, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.

“Equivalent Amount” means, on any date of determination, with respect to obligations or valuations denominated in one currency (the “first currency”), the amount of another currency (the “second currency”) which would result from the Agent converting the first currency into the second currency at approximately 12:00 noon (Toronto time) on such day in accordance with Agent’s customary practice for commercial loans being administered by it or at such other rate as may have been agreed in writing between Borrower and Agent.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulations promulgated thereunder.

“ERISA Affiliate” means, with respect to any Credit Party, any trade or business (whether or not incorporated) that, together with such Credit Party, are treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the IRC.

“ERISA Event” means, with respect to any Credit Party or any ERISA Affiliate, (a) any event described in Section 4043(c) of ERISA with respect to a Title IV Plan; (b) the withdrawal of any Credit Party or ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of any Credit Party or any ERISA Affiliate from any Multiemployer Plan; (d) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (e) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (f) the failure by any Credit Party or ERISA Affiliate to make when due required contributions to a Multiemployer Plan or Title IV Plan unless such failure is cured within thirty (30) days; (g) any other event or condition that would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of liability under Section 4069 or 4212(c) of ERISA; (h) the termination of a Multiemployer Plan under Section 4041A of ERISA or the reorganization or insolvency of a Multiemployer Plan under Section 4241 or 4245 of ERISA; or (i) the loss of a Qualified Plan’s qualification or tax exempt status; or (j) the termination of a Plan described in Section 4064 of ERISA.

“ERISA Plan” mean, at any time, an “employee benefit plan,” as defined in Section 3(3) of ERISA, that any Credit Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any Credit Party.

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“Escrow Funds” has the meaning ascribed to it in Section 3.5.

“Event of Default” has the meaning ascribed to it in Section 10.1.

“Excess Cash Flow” means, with respect to any Person for any period, (a) the Consolidated Net Income of such Person for such period plus (b) the sum of, in each case to the extent included in the calculation of such Consolidated Net Income but without duplication, (i) any depreciation, depletion and amortization expense, (ii) future tax, (iii) accrued but unrealized foreign exchange loss, (iv) unit based compensation expense, and (v) non-cash accretion expense to the extent related to Subordinated Debt, and (vi) any other non-cash expenses that have been deducted in determining Consolidated Net Income, in each case to the extent included in the calculation of Consolidated Net Income of such Person for such period in accordance with GAAP, but without duplication, minus (c) accrued but unrealized foreign exchange gain.

“Excluded Subsidiaries” means (i) all Subsidiaries of the Corporation or the Borrower not in Canada or the U.S., provided however that such Subsidiaries do not collectively account at any time for more than 2% of EBITDA or Net Worth (calculated, in each case, with respect to the Corporation and all of its Subsidiaries on a consolidated basis inclusive of the Subsidiaries to which this definition applies), in which case, with effect on and from the date that such percentage threshold is exceeded, the Borrower shall, at its sole discretion, determine which of the above-mentioned Subsidiaries shall permanently cease to be Excluded Subsidiaries in order to ensure such percentage threshold is no longer exceeded and such new Credit Parties shall deliver all security documents, certificates, addition agreements, opinions and other documents, and shall perform all actions as required by Agent, acting reasonably, in connection therewith; (ii) Pembina Area Landfill LP; and (iii) Pembina Area Landfill Ltd.

“Existing Credit Agreement” has the meaning ascribed to it in the recitals.

“Fees” means any and all fees payable to Agent or any Lender pursuant to the Agreement or any of the other Loan Documents.

“Financial Covenants” means the financial covenants set forth in Article VIII.

“Financial Statements” means the consolidated and consolidating income statements, statements of cash flows and balance sheets of the Corporation or the Fund, as applicable, delivered in accordance with Sections 4.4 and 5.1(a).

“Fiscal Month” means any of the monthly accounting periods of the Corporation or the Fund, as applicable.

“Fiscal Quarter” means each quarterly accounting period of the Corporation or the Fund, as applicable.

“Fiscal Year” means each annual accounting period of the Corporation or the Fund, as applicable.

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“Fixed Charges” means, with respect to any Person for any fiscal period, (a) the aggregate of all Interest Expense (excluding accrued interest and accretion expense on convertible debenture and all other non-cash expenses) paid or accrued during such period, plus (b) scheduled payments of principal with respect to Indebtedness during such period, plus (c) all cash distributions to Shareholders during such period, plus (d) any of the permitted distributions as set out in (d) of the definition of “Permitted Distribution”.

“Fixed Charge Coverage Ratio” means, with respect to any Person on a rolling four quarter basis, the ratio of (i) EBITDA, less Unfinanced Capital Expenditures and less Taxes paid or payable in cash to (ii) Fixed Charges.

“Fixtures” means all fixtures (including trade fixtures), facilities and equipment, howsoever affixed or attached to real property or buildings or other structures on real property, now owned or hereafter acquired by any Credit Party.

“Fund” means Eveready Income Fund.

“Funded Debt” means, with respect to any Person, without duplication, all Indebtedness for borrowed money evidenced by notes, bonds, debentures, or similar evidences of Indebtedness and that by its terms matures more than one year from, or is directly or indirectly renewable or extendible at such Person’s option under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from the date of creation thereof, and specifically including Capital Lease Obligations, current maturities of long term debt, revolving credit and short term debt extendible beyond one year at the option of the debtor, and also including, in the case of Borrower, the Obligations and, without duplication, Guaranteed Indebtedness consisting of guaranties of Funded Debt of other Persons and all payments that would be required to be made under any Secured Rate Contracts and Secured Rate Contract Support Documents in the event of a termination (or early termination) or the time of determination.

“GAAP” means generally accepted accounting principles in the Canada, consistently applied, as such term is further defined in Article VIII to the Agreement.

“GE Canada” has the meaning ascribed thereto in the preamble to the Agreement.

“GE Capital” means General Electric Capital Corporation, a Delaware corporation.

“GE Fee Letter” means that certain letter, dated as of February 6, 2007 between the Lender and Borrower with respect to certain Fees to be paid from time to time by Borrower to GE Canada.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guaranteed Indebtedness” means, as to any Person, any obligation of such Person guaranteeing, providing comfort or otherwise supporting any Indebtedness, lease, dividend, or

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other obligation (“primary obligation”) of any other Person (the “primary obligor”) in any manner, including any obligation or arrangement of such Person to (a) purchase or repurchase any such primary obligation, (b) advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the Net Worth or solvency or any balance sheet condition of the primary obligor, (c) purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (d) protect the beneficiary of such arrangement from loss (other than product warranties given in the ordinary course of business) or (e) indemnify the owner of such primary obligation against loss in respect thereof. The amount of any Guaranteed Indebtedness at any time shall be deemed to be an amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation in respect of which such Guaranteed Indebtedness is incurred and (y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guaranteed Indebtedness, or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.

“Guarantees” means, collectively, each guarantee executed by any Guarantor in favour of Agent, for itself and the rateable benefit of the Lenders, in respect of the Obligations of Borrower.

“Guarantors” means each Credit Party (other than the Borrower), and each other Person, if any, that executes a guarantee or other similar agreement in favour of the Agent, for itself and the rateable benefit of the Lenders, in connection with the transactions contemplated by the Agreement and the other Loan Documents.

“Hazardous Material” means any substance, material or waste that is regulated by, or forms the basis of liability now or hereafter under, any applicable Environmental Laws, including any material or substance that is (a) defined as a “solid waste,” “hazardous waste,” “hazardous material,” “hazardous substance,” “dangerous goods”, “extremely hazardous waste,” “restricted hazardous waste,” “pollutant,” “contaminant,” “hazardous constituent,” “special waste,” “toxic substance” or other similar term or phrase under any applicable Environmental Laws, or (b) petroleum or any fraction or by product thereof, asbestos, polychlorinated biphenyls (PCB’s), or any radioactive substance.

“Indebtedness” means, with respect to any Person, without duplication (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property payment for which is deferred 6 months or more, but excluding obligations to trade creditors incurred in the ordinary course of business that are unsecured and not overdue by more than 6 months unless being contested in good faith, (b) all reimbursement and other obligations with respect to letters of credit, bankers’ acceptances and surety bonds, whether or not matured, (c) all obligations evidenced by notes, bonds, debentures or similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations and the present value (discounted at the Index Rate as in effect on the

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Closing Date) of future rental payments under all synthetic leases, (f) all obligations of such Person under commodity purchase or option agreements or other commodity price hedging arrangements, in each case whether contingent or matured, (g) all obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, (h) all Indebtedness referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (i) all annual payments and other obligations under operating leases, and (j) the Obligations.

“Indemnified Liabilities” has the meaning ascribed to it in Section 1.12.

“Indemnified Person” has the meaning ascribed to it in Section 1.12.

“Individual Revolving Loan Commitment Amount” means from time to time, in respect of a Lender, that portion of the Revolving Loan Commitment which such Lender has severally agreed to make available to the Borrower in accordance with this Agreement, subject to adjustment pursuant to the terms of this Agreement.

“Individual Term Loan B Commitment Amount” means from time to time, in respect of a Lender, that portion of the Term Loan B Commitment which such Lender has severally agreed to make available to the Borrower in accordance with this Agreement.

“Insolvency Laws” shall mean any of the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), and the Winding-Up and Restructuring Act (Canada), each as now and hereafter in effect, any successors to such statutes and any other applicable insolvency or other similar law of any jurisdiction, including any law of any jurisdiction permitting a debtor to obtain a stay or a compromise of the claims of its creditors against it.

“Instruments” means all “instruments,” as such term is defined in the PPSA, now or hereafter owned or acquired by any Credit Party, wherever located, and, in any event, including, all certificates of deposit, and all promissory notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

“Intellectual Property” means any and all Licenses, Patents, Designs, Copyrights, Trademarks, trade secrets and customers lists.

“Interest Expense” means, with respect to any Person for any period, (a) consolidated total interest expense of such Person for such period and including, in any event, (i) interest capitalized during such period and net costs under Interest Rate Contracts for such period and (ii) all fees, charges, commissions, discounts and other similar obligations (other than reimbursement obligations) with respect to letters of credit, bank guarantees, bankers’ acceptances, surety bonds and performance bonds (whether or not matured) payable by such Person during such period

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minus (b) the sum of (i) consolidated net gains of such Person under Interest Rate Contracts for such period and (ii) consolidated interest income of such Person for such period.

“Interest Payment Date” means (i) for interest calculated based on Canadian Prime Rate, the last day of each Fiscal Month; and (ii) for interest calculated based on the BA Rate, the last day of the applicable BA Period; provided that, in addition to the foregoing, each of (x) the date upon which all of the Commitments have been terminated and the Loans have been paid in full and (y) the Commitment Termination Date shall be deemed to be an “Interest Payment Date” with respect to any interest that has then accrued under the Agreement.

“Interest Rate Contracts” means all interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and interest rate insurance.

“Inventory” means any “inventory”, as such term is defined in the PPSA, now or hereafter owned or acquired by any Credit Party, wherever located, and in any event including inventory, merchandise, goods and other personal property that are held by or on behalf of any Credit Party for sale, rent or lease or are furnished or are to be furnished under a contract of service, or that constitute raw materials, work in process, finished goods, returned goods, supplies or materials of any kind, nature or description used or consumed or to be used or consumed in such Credit Party’s business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded software.

“ITA” means the Income Tax Act (Canada).

“Judgment Currency” has the meaning ascribed to it in Section 13.17(a).

“Judgment Conversion Date” has the meaning ascribed to it in Section 13.17(a).

“Key Location” means any location described as such in Disclosure Schedule 4.2, that either (i) is used to store a material amount of Collateral or (ii) is strategically important to such Credit Party’s business, as determined by the Agent, acting reasonably.

“Lead Arrangers” means GE Capital Markets, Inc. and GE Capital Markets (Canada) Ltd.

“Lenders” means (a) initially [The names of Lenders have been omitted from the SEDAR version of this Agreement in accordance with National Instrument 51-102 in order to comply with the confidentiality requirements of Section 13.13 of this Agreement] and thereafter, each financial institution which may become a party to this Agreement, as lender, by executing and delivering to the Agent and to the Borrower an Assignment Agreement, and each of their respective successors and permitted assigns, and “Lender” means any one of them in such capacity and (b) solely for the purpose of obtaining the benefit of the Liens granted to the Agent for the benefit of the Lenders under the Collateral Documents, a Person to whom any Obligations in respect of a Secured Rate Contract are owed. For the avoidance of any doubt, any Person to whom any Obligations in respect of a Secured Rate Contract are owed, but which Person does not hold any Loans or Commitments, shall not be entitled to any other rights as a “Lender” under this Agreement or any other Loan Document.

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“License” means any Copyright License, Design License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by any Credit Party.

“Lien” means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the PPSA or comparable notice filing under the law of any other jurisdiction).

“Limited Partnership Agreements” means, collectively: (a) the Amended and Restated Limited Partnership Agreement dated as of March 31, 2005 in respect of Eveready Holdings Limited Partnership; (b) the Limited Partnership Agreement dated as of December 3, 2004 in respect of Eveready Operating Limited Partnership; (c) the Limited Partnership Agreement dated as of December 3, 2004 in respect of JL Filtration Operating Limited Partnership; (d) the Amended and Restated Limited Partnership Agreement dated as of May 20, 2005 in respect of River Valley Operating Limited Partnership; (e) the Limited Partnership Agreement dated as of May 1, 2006 in respect of Acquisition Limited Partnership; (f) the Limited Partnership Agreement dated as of July 27, 2007 of Eveready Directional Boring Limited Partnership; (g) the Limited Partnership Agreement dated as of November 30, 2005 in respect of Pembina Area Landfill LP; and (h) the Limited Partnership Agreement of Cat Tech Operating Limited Partnership dated as of August 1, 2006.

“Litigation” has the meaning ascribed to it in Section 4.11.

“Loan Account” has the meaning ascribed to it in Section 1.11.

“Loan Documents” means the Agreement, the Notes, the Collateral Documents and all other agreements, instruments, documents and certificates identified in 2.1(a) executed and delivered to, or in favour of, Agent or any Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices, letter of credit agreements and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Credit Party, or any employee of any Credit Party, and delivered to Agent or any Lender in connection with the Agreement or the transactions contemplated thereby. Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to the Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

“Loans” means the Revolving Loan, any Term Loans and the Term Loan B.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations, prospects or financial or other condition of the Credit Parties considered as a whole, (b) Borrower’s ability to pay any of the Loans or any of the other Obligations in accordance with the terms of the Agreement, (c) the Collateral or Agent’s Liens, on behalf of the Lenders, on the

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Collateral or the priority of such Liens, or (d) Agent’s or any Lender’s rights and remedies under the Agreement and the other Loan Documents. Without limiting the generality of the foregoing, any event or occurrence adverse to one or more Credit Parties which results or could reasonably be expected to result in losses, costs, damages, liabilities or expenditures in excess of $6,000,000 shall constitute a Material Adverse Effect.

“Maturity Date” means, for any Term Loan, the last day of the Term Period applicable to such Term Loan, for the Term Loan B, the last day of the Term Loan B Period and for any Bankers’ Acceptance, the date on which a Bankers’ Acceptance matures, or the date on which a BA Equivalent Loan becomes due and payable.

“Material Documents” means the Articles and the Limited Partnership Agreements.

“Net Proceeds” means the amount received by the Borrower from the sale of an Advance by way of Bankers’ Acceptance (or in the case of a BA Equivalent Loan, the amount of such BA Equivalent Loan), less the applicable BA Stamping Fee.

“Net Worth” means, in accordance with Canadian generally accepted accounting principles, the sum of Shareholder’s capital (excluding any goodwill) and contributed surplus plus retained earnings and any subordinated shareholder loans plus Subordinated Debt plus preferred units where the holder has agreed not to redeem the units without the Agent’s prior written consent plus, without duplication, the equity component of any Subordinated Debt. For greater clarity, any portion of Subordinated Debt or subordinated shareholder loans due within the next 12 months and classified as current liabilities will not be included as part of Net Worth.

“New Key Location” means, any location acquired after the date of this Agreement that either (i) is used to store a material amount of Collateral or (ii) is strategically important to such Credit Party’s business, as determined by the Agent, acting reasonably.

“Non-Agreeing Lender” has the meaning ascribed to it in Section 1.2(c)(ii)(D).

“Non-Agreeing Lender Commitment Amount” has the meaning ascribed to it in Section 1.2(c)(ii)(D).

“Non-BA Lender” means a Lender that (i) is not a bank chartered under the Bank Act (Canada); or (ii) has notified the Agent in writing that it is unwilling or unable to accept Drafts.

“Non-Consenting Lender” has the meaning ascribed to it in Section 13.2(d).

“Non-Funding Lender” has the meaning ascribed to it in Section 11.9(a).

“Notes” means the Revolving Notes and Term Loan B Notes.

“Notice of Acceptance” means a notice by the Agent, on behalf of the Revolving Lenders other than the Non-Agreeing Lenders, to the Borrower extending the Revolving Period for 364 days from the Commitment Date.

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“Notice of Extension” has the meaning ascribed to it in Section 1.2(c).

“Notice of Revolving Credit Advance/Election of BA Periods” has the meaning ascribed to it in Section 1.2(a).

“Notice of Rollover or Notice of Conversion” means, in relation to Advances by way of Rollover or Conversion, a notice by the Borrower to the Agent substantially in the form of Exhibit 3.4(b) with the blanks completed.

“Notification Date” has the meaning ascribed to it in Section 1.2(c)(ii)(A).

“Obligation Currency” has the meaning ascribed to it in Section 13.17(a).

“Obligations” means all loans, advances, debts, liabilities and obligations, for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by any Credit Party to Agent or any Lender or any Secured Swap Provider, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement, letter of credit agreement or other instrument, arising under the Agreement or any of the other Loan Documents or any Secured Rate Contract. This term includes all principal, interest (including all interest that accrues after the commencement of any bankruptcy or insolvency proceeding upon or after the insolvency of a Credit Party, whether or not allowed in such proceeding), Fees, hedging obligations under swaps, caps and collar arrangements provided or arranged by any Lender or Affiliate thereof, expenses, legal fees and any other sum chargeable to any Credit Party under the Agreement or any of the other Loan Documents.

“Other Lender” has the meaning ascribed to it in Section 11.9(d).

“Patent License” means rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right with respect to any invention on which a Patent is in existence.

“Patents” means all of the following in which any Credit Party now holds or hereafter acquires any interest: (a) all letters patent of invention and all applications for letters patent, all design patents and all registrations and recordings thereof, including registrations, recordings and applications in the Canadian Patent and Trademark Office or in any similar office or agency in any other country or political subdivision thereof, and (b) all reissues, continuations, continuations in part or extensions thereof.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Permitted Acquisition” means: (a) an acquisition to acquire all or substantially all of the assets or Stock of any Person where the consideration, whether cash or other form of payment, is less than $10,000,000 (to a maximum of $40,000,000 on an annual basis) and which meets the conditions contained in Section 7.1 of the Agreement; and (b) an acquisition to acquire all or

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substantially all of the assets or Stock of any Person where the consideration, whether cash or other form of payment, is equal to or in excess of $10,000,000 where (i) the Agent has received at least thirty (30) Business Days’ prior written notice of such proposed acquisition, which notice shall include a reasonably detailed description of such proposed Permitted Acquisition, and (ii) the acquisition meets the conditions contained in Section 7.1 of the Agreement, provided that such acquisition is made on terms acceptable to the Agent and the Lenders, acting reasonably.

“Permitted Distribution” means (a) any distribution or payment which the Borrower is permitted to make pursuant to the terms of the Agreement, (b) any dividend paid by the Corporation to its shareholders, (c) any payment or distributions made pursuant to the DRIP, (d) the repurchase for cancellation by the Corporation of any issued and outstanding Shares of the Corporation, and (e) regularly scheduled payments or distributions made pursuant to the Indebtedness of the Corporation pursuant to any of its convertible unsecured subordinated debentures, including, without limitation, the 7.00% convertible unsecured subordinated debentures due June 30, 2011, and any payments by the Borrower or a Credit Party to the Corporation to facilitate such a distribution, provided such distribution has been publicly announced, except to the extent expressly prohibited under the Agreement.

“Permitted Encumbrances” means the following encumbrances: (a) Liens for taxes or assessments or other governmental Charges not yet due and payable or which are being contested in accordance with Section 6.2(b); (b) pledges or deposits of money securing statutory obligations under workmen’s compensation, employment insurance, social security or public liability laws or similar legislation; (c) pledges or deposits of money securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which any Credit Party is a party as lessee made in the ordinary course of business; (d) inchoate and unperfected workers’, mechanics’ or similar liens arising in the ordinary course of business, so long as such Liens attach only to equipment, and/or Fixtures; (e) carriers’, warehousemen’s, suppliers’ or other similar possessory liens arising in the ordinary course of business and securing liabilities in an outstanding aggregate amount not in excess of $2,000,000 at any time, so long as such Liens attach only to Inventory; (f) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which any Credit Party is a party; (g) any attachment or judgment lien not constituting an Event of Default under Section 10.1(g); (h) presently existing or hereafter created Liens in favour of Agent, on behalf of the Lenders; (i) Liens expressly permitted under clauses (b) and (c) of Section 7.8 of the Agreement; and (j) to the extent not included in clause (a), (d) or (e), Prior Claims that are unregistered and secure amounts that are not yet due and payable.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, provincial, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

“Pledge Agreements” means either the pledge agreements (i) entered into pursuant to the Existing Credit Agreement or (ii) entered into pursuant to this Agreement or any other Loan Document, by any Credit Party in favour of the Lenders.

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“PPSA” shall mean the Personal Property Security Act (Alberta) and the Regulations thereunder, as from time to time in effect, provided, however, if attachment, perfection or priority of Agent’s security interests in any Collateral are governed by the personal property security laws of any jurisdiction other than Alberta, PPSA shall mean those personal property security laws in such other jurisdiction for the purposes of the provisions hereof relating to such attachment, perfection or priority and for the definitions related to such provisions.

“Prior Claims” shall mean all Liens created by applicable law (in contrast with Liens voluntarily granted) which rank or are capable of ranking prior or pari passu with Agent’s security interests (or interests similar thereto under applicable law) against all or part of the Collateral, including for amounts owing for employee source deductions, goods and services taxes, sales taxes, harmonized sales taxes, municipal taxes, workers’ compensation, corporate taxes, pension fund obligations and overdue rents.

“Proceeds” means “proceeds,” as such term is defined in the PPSA, and in any event shall include (a) any and all proceeds of any insurance, indemnity, warranty or guarantee payable to any Credit Party from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to any Credit Party from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of governmental authority), (c) any claim of any Credit Party against third parties (i) for past, present or future infringement of any Patent or Patent License, or (ii) for past, present or future infringement or dilution of any Copyright, Copyright License, Design, Design License, Trademark or Trademark License, or for injury to the goodwill associated with any Trademark or Trademark License, (d) any recoveries by any Credit Party against third parties with respect to any litigation or dispute concerning any of the Collateral including claims arising out of the loss or non-conformity of, interference with the use of, defects in, or infringement of rights in, or damage to, Collateral, (e) all amounts collected on, or distributed on account of, other Collateral, including dividends, interest, distributions and Instruments with respect to Investment Property and pledged Stock, and (f) any and all other amounts, rights to payment or other property acquired upon the sale, lease, license, exchange or other disposition or dealing with any of the Collateral and all rights arising out of Collateral.

“Projections” means the Corporation’s forecasted consolidated and consolidating: (a) balance sheets; (b) profit and loss statements; (c) cash flow statements; and (d) capitalization statements, all prepared on a Subsidiary by Subsidiary or division-by-division basis, if applicable, and otherwise consistent with the historical Financial Statements of Borrower, together with appropriate supporting details and a statement of underlying assumptions.

“Proposed Change” has the meaning ascribed to it in Section 13.2(d).

“Pro-Rata Share” means with respect to all matters relating to any Lender (a) with respect to the Revolving Loan, the percentage obtained by dividing (i) the Individual Revolving Loan Commitment of that Lender by (ii) the aggregate Revolving Loan Commitments of all Lenders, (b) with respect to all Term Loans, the percentage obtained by dividing (i) the portion of the Term Loan held by that Lender by (ii) the aggregate Term Loans, as any such percentages may

21

be adjusted by assignments permitted pursuant to Article XI, (c) with respect to the Term Loan B, the percentage obtained by dividing (i) the Individual Term Loan B Commitment of that Lender by (ii) the aggregate Term Loan B Commitments of all Lenders, (d) with respect to all Loans, the percentage obtained by dividing (i) the aggregate Commitments of that Lender by (ii) the aggregate Commitments of all Lenders, and (e) with respect to all Loans on and after the Commitment Termination Date, the percentage obtained by dividing (i) the aggregate outstanding principal balance of the Loans held by that Lender, by (ii) the outstanding principal balance of the Loans held by all Lenders.

“Purchasing Lender” has the meaning ascribed to it in Section 1.2(c)(ii)(D).

“Rateable Portion” means, at any time and from time to time with respect to each Lender in respect of the Loans, the proportion of the Individual Revolving Loan Commitment Amount of such Lender relative to the Revolving Loan Commitment.

“Rate Contracts” means swap agreements (as such term is defined in Section 101 of the U.S. Bankruptcy Code) and any other agreements or arrangements designed to provide protection against fluctuations in interest or currency exchange rates.

“Rate of Exchange” has the meaning ascribed to it in Section 13.17.

“Real Estate” means any real property of a Credit Party, whether owned, leased, subleased, controlled or used by such Credit Party.

“Release” means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material in the indoor or outdoor environment, including the movement of Hazardous Material through or in the air, soil, surface water, ground water or property.

“Replacement Lender” has the meaning ascribed to it in Section 1.15(c).

“Replacement Revolving Lender” has the meaning ascribed to it in Section 1.2(c)(ii)(D).

“Requisite Lenders” means Lenders holding more than 66 2/3% of the Revolving Loan Commitment, any Term Loans and the Term Loan B Commitment, except to the extent applicable to the Revolving Loans, Term Loans or Term Loan B only in which case it means the Lenders holding more than 66 2/3% of such Commitments or Loans.

“Reserves” means, with respect to the Borrowing Base of Borrower (a) reserves established pursuant to Section 6.4(c), and (b) such other reserves against Borrowing Availability of Borrower that Agent may, in its reasonable credit judgment, establish from time to time. Without limiting the generality of the foregoing, Reserves established to ensure the payment of Prior Claims, accrued Interest Expenses or Indebtedness shall be deemed to be a reasonable exercise of Agent’s credit judgment.

22

“Restricted Payment” means, with respect to any Consolidated Party (a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of Stock; (b) any payment on account of the purchase, redemption, defeasance, sinking fund or other retirement of such Consolidated Party’s Stock or any other payment or distribution made in respect thereof, either directly or indirectly; (c) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to, any Subordinated Debt; (d) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Stock of such Consolidated Party now or hereafter outstanding; (e) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any shares of such Consolidated Party’s Stock or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission; (f) any payment, loan, contribution, or other transfer of funds or other property to any Stockholder of such Consolidated Party other than payment of compensation in the ordinary course of business to Stockholders who are employees of such Consolidated Party; and (g) any payment of management fees (or other fees of a similar nature) by such Consolidated Party to any Stockholder of such Consolidated Party or its Affiliates.

“Revolving Credit Advance” has the meaning ascribed to it in Section 1.2(a).

“Revolving Lender” means any Lender under the Revolving Loan Commitment.

“Revolving Loan” means the aggregate amount of Revolving Credit Advances outstanding to Borrower that have not been converted to a Term Loan.

“Revolving Loan Commitment” means the aggregate commitment of the Lenders to make Revolving Credit Advances, which aggregate commitment shall be one hundred million dollars ($100,000,000) on the Closing Date, as such amount may be adjusted, if at all, from time to time in accordance with the Agreement.

“Revolving Note” has the meaning ascribed to it in Section 1.2(b).

“Revolving Period” means the period commencing on April 25, 2007 and ending at the start of the Term Period.

“Rollover” means, in relation to maturing Banker’s Acceptances, the issuance of new Bankers’ Acceptances in respect of all or any portion of such Bankers’ Acceptances at their Maturity Date.

“Secured Rate Contract” means any Rate Contract between a Credit Party and (i) a Lender or an Affiliate of a Lender (or a Person who was a Lender or an Affiliate of a Lender at the time of execution and delivery of such Rate Contract) or (ii) a Person with whom a Credit Party has entered into a Rate Contract provided or arranged by GE Capital, or an Affiliate of GE Capital, and any assignee thereof, which meets the requirements of Section 7.4(a)(vi) and which in the case of (i) above, except for Swing Line F/X Contracts representing total hedged currency

23

amounts of less than $1,000,000 in the aggregate, the Agent has acknowledged in writing is a “Secured Rate Contract”, such acknowledgement not to be unreasonably withheld.

“Secured Rate Contract Support Document” means any document (a) entered into to provide credit enhancements for the benefit of the counterparty to a Rate Contract into which the Borrower entered, which credit enhancements are provided (i) solely to support the payment obligations of the Borrower under such Rate Contract and (ii) by GE Capital or any other Person at a time when such Person is the Agent, a Lender, of an Affiliate of a Lender, and (b) is expressly identified as being a “Secured Rate Contract Support Document” hereunder in a joint notice from the Borrower and the Person providing such credit enhancements delivered to the Agent reasonably promptly after the execution or issuance of such document, unless such Person is the Agent or an Affiliate of the Agent at the time such credit enhancements are provided.

“Secured Swap Provider” means any Person that has entered into a Secured Rate Contract with a Credit Party.

“Security Agreement” means the Security Agreement (i) of even date herewith or (ii) entered into pursuant to the Existing Credit Agreement between the Lender and the Credit Party that is a signatory thereto.

“Settlement Date” has the meaning ascribed to it in Section 11.9(a).

“Shareholders” means the shareholders of the Corporation.

“Solvent” shall mean, with respect to any Person on a particular date, that on such date (i) the property of such Person is sufficient, if disposed of at a fairly conducted sale under legal process, to enable payment of all its obligations, due and accruing due, (ii) the property of such Person is, at a fair valuation, greater than the total amount of liabilities, including contingent liabilities, of such Person; (iii) such Person has not ceased paying its current obligations in the ordinary course of business as they generally become due; and (iv) such Person is not for any reason unable to meet its obligations as they generally become due. The amount of contingent liabilities (such as litigation, guarantees and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can be reasonably be expected to become an actual or matured liability.

“SPV” means any special purpose funding vehicle identified as such in writing by any Lender to Agent.

“Stock” means all shares, options, warrants, general or limited partnership interests, fund or trust units, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, mutual fund, trust, limited liability company or equivalent entity whether voting or non-voting, participating or non-participating, including common stock, preferred stock or any other equity security.

“Stockholder” means, with respect to any Person, each holder of Stock of such Person.

24

“Subordinated Debt” means (i) such Indebtedness of any Credit Party that is subordinated to the Loan pursuant to a subordination and postponement agreement or otherwise on terms acceptable to Agent in its sole discretion; and (ii) Indebtedness of the Corporation pursuant to any of its convertible unsecured subordinated debentures, including without limitation, the 7.00% convertible unsecured subordinated debentures due June 30, 2011; and (iii) except for purposes of determining “Net Worth” and “Unfinanced Capital Expenditures”, the Employee Unit Plan Guarantees.

“Subsidiary” means, with respect to any Person, (a) any corporation of which an aggregate of more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of 50% or more of such Stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than 50% or of which any such Person is a general partner or may exercise the powers of a general partner. Unless the context otherwise requires, each reference to a Subsidiary shall be a reference to a Subsidiary of the Corporation.

“Swing Line F/X Contracts” means Rate Contracts between any Credit Party and the majority Swing Line Lender relating to US and Canadian currency exchange rates.

“Swing Line Lender” means any Revolving Lender which is designated as such by Agent from time to time.

“Swing Line Loan” means Loans made in accordance with Section 1.3.

“Swing Line Loan Limit” means $20,000,000.

“Target” has the meaning assigned to it in Section 7.1(a).

“Tax” and “Taxes” includes all present and future taxes, surtaxes, duties, levies, imposts, rates, fees, assessments, withholdings and other charges of any nature (including income, corporate, capital (including large corporations), Net Worth, sales, consumption, use, transfer, goods and services, value-added, stamp, registration, franchise, withholding, payroll, employment, health, education, employment insurance, pension, excise, business, school, property, occupation, customs, anti-dumping and countervail taxes, surtaxes, duties, levies, imposts, rates, fees, assessments, withholdings and other charges) imposed by any Governmental Authority, together with any fines, interest, penalties or other additions on, to, in lieu of, for non-collection of or in respect of those taxes, surtaxes, duties, levies, imposts, rates, fees, assessments, withholdings and other charges.

“Term Loan” has the meaning assigned to it in Section 1.2(d).

25

“Term Loan B” means the aggregate of the Term Loan B Advances outstanding to the Borrower.

“Term Loan B Advance” has the meaning assigned to it in Section 1.4.

“Term Loan B Commitment” means the aggregate commitment of the Lenders to make Term Loan B Advances, which aggregate commitment shall be one hundred and fifty million dollars ($150,000,000) on the Closing Date.

“Term Loan B Lender” means any Lender under Term Loan B.

“Term Loan B Note” has the meaning ascribed to it in Section 1.4(b).

“Term Loan B Period” means, with respect to the Term Loan B, the period commencing at 12: 01 a. m. (Toronto time) on the Closing Date and expiring on the day which is 61 months thereafter.

“Term Period” means, with respect to the Term Loan, the period commencing at 5:01 p. m. (Toronto time) on the Commitment Termination Date and expiring on the day which is 36 months thereafter.

“Trademark License” means rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right to use any Trademark.

“Trademarks” means all of the following now owned or hereafter adopted or acquired by any Credit Party: (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing appear or have, to the knowledge of any Credit Party, appeared, designs and Intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the Canadian Patent and Trademark Office or in any similar office or agency in any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; and (c) all goodwill associated with or symbolized by any of the foregoing.

“Unfinanced Capital Expenditures” means Capital Expenditures which are not financed with the net proceeds of any new equity issuance, Capital Lease, the Loans or Subordinated Debt, provided that for purposes of determining if Capital Expenditures are financed with Revolving Credit Advances, the lesser of: (a) the net increase in the aggregate Revolving Credit Advances during the period plus Excess Cash Flow (plus or minus Working Capital adjustments), and (b) the sum of the Borrowing Availability plus the Revolving Loan then outstanding; will be deemed to have been used to finance Capital Expenditures.

“Working Capital” means Current Assets minus Current Liabilities as of the last reporting period.

“Working Capital Ratio” means Current Assets to Current Liabilities.

26

Rules of construction with respect to accounting terms used in the Agreement or the other Loan Documents shall be as set forth in Article VIII. Unless otherwise specified, references in the Agreement or any of the Appendices to a Section, subsection or clause refer to such Section, subsection or clause as contained in the Agreement. The words “herein,” “hereof” and “hereunder” and other words of similar import refer to the Agreement as a whole, including all Annexes, Exhibits and Schedules, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular section, subsection or clause contained in the Agreement or any such Annex, Exhibit or Schedule.

Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation”; the word “or” is not exclusive; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Loan Documents) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations. Whenever any provision in any Loan Document refers to the knowledge (or an analogous phrase) of any Credit Party, such words are intended to signify that such Credit Party has actual knowledge or awareness of a particular fact or circumstance or that such Credit Party, if it had exercised reasonable diligence, would have known or been aware of such fact or circumstance.

27

Annex B (Section 11.9(a))

EVEREADY ENERGY SERVICES CORP.

Lenders’ Wire Transfer Information

Certain information has been intentionally deleted from the SEDAR version of this Agreement in accordance with section 12.2 (3) of National Instrument 51-102. The disclosure of this information to the general public would be seriously prejudicial to the interests of Eveready Inc. or would violate confidentiality provisions. Such information is not essential in order to understand the material terms of this Agreement.

ANNEX C (Section 13.10)

EVEREADY ENERGY SERVICES CORP.

Notice Addresses

(A)	If to Agent or GE Canada, at:

GE Canada Asset Financing Holding Company
530 8th Avenue SW, Suite 720
Calgary, AB, Canada T2P 3S8

Attention: Ron Tratch

	Facsimile No.:	(403) 215-5831
	Telephone No.:	(403) 571-2261

(B)	If to a Credit Party, at

14904-121A Avenue
Edmonton, AB, Canada T5V 1A3

Attention: President

	Facsimile No.:	(780) 451-6075
	Telephone No.:	(780) 451-6969

Annex D (from Annex A)

EVEREADY ENERGY SERVICES CORP.

Commitments as of Closing Date

Certain information has been intentionally deleted from the SEDAR version of this Agreement in accordance with section 12.2(3) of National Instrument 51-102. The disclosure of this information to the general public would be seriously prejudicial to the interests of Eveready Inc. or would violate confidentiality provisions. Such information is not essential in order to understand the material terms of this Agreement.

Annex E (from Annex A)

EVEREADY ENERGY SERVICES CORP.

Assessed Equipment

Certain information has been intentionally deleted from the SEDAR version of this Agreement in accordance with section 12.2(3) of National Instrument 51-102. The disclosure of this information to the general public would be seriously prejudicial to the interests of Eveready Inc. or would violate confidentiality provisions. Such information is not essential in order to understand the material terms of this Agreement.

Exhibit 1.2(a)

EVEREADY ENERGY SERVICES CORP.

Notice of Revolving Credit Advance/Election of BA Periods

Capitalized terms used herein which are defined in the amended and restated credit agreement dated as of December 31, 2008 by and among Eveready Energy Services Corp. (“Borrower”), the other Credit Parties signatory thereto, GE Canada Asset Financing Holding Company, as Agent, the Persons signatory thereto from time to time as Lenders (“Lenders”) (the “Credit Agreement”), shall have the meanings therein defined. Borrower hereby certifies that on the date hereof and on the borrowing date set forth below: (i) all representations and warranties made by a Credit Party contained in the Credit Agreement and the other Loan Documents are, and will be, true and correct, both before and after giving effect to the Revolving Credit Advance and to the application of the proceeds thereof, as though made on such date, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date and except for changes therein expressly permitted or expressly contemplated by the Credit Agreement; (ii) no Material Adverse Effect has occurred since the Closing Date; (iii) no Default or Event of Default exists, or would result from such Revolving Credit Advance or from the application of the proceeds thereof; and (iv) after giving effect to any Advance, the outstanding principal amount of the Revolving Loan will not exceed the lesser of (A) the Borrowing Base and (B) the Revolving Loan Commitment.

Client and Address	Name of Contact	Phone
Eveready Energy Services Corp.
14904 – 121A Avenue		Fax
Edmonton, AB T5V 1A3
Bank	Wire Information	ABA#

Address		Acct#

Bank Contact

1.               The drawdown date is the        day of                    , 200   .

2.               Pursuant to Section 1.2(a) of the Credit Agreement, the Borrower hereby irrevocably requests that a Revolving Credit Advance in the amount of $               be made available by the Lenders on the date referred to in #1 above.

3.               Pursuant to Section 1.7(a) of the Credit Agreement, the Borrower hereby irrevocably elects that [the BA Period in respect of the Revolving Credit Advance requested in #2 above is [1] [2] [3] month(s).] [or] [the Revolving Credit Advance bear interest at the Canadian Prime Rate plus the applicable margin.] [or] [The Contract Period in respect of the Revolving Credit Advance by way of Bankers’ Acceptance is [1] [2] [3] [4] [5] [6] month(s).]

The Borrower has caused this Request to be executed by its duly authorized officer as of the date and year first written above.

Authorization
Requested by:
Duly Authorized Signatory

Fax to:	GE Canada Asset Financing Holding Company, as Agent
(403) 215-5831
Phone:	(403) 571-2261

Exhibit 1.2(b)

EVEREADY ENERGY SERVICES CORP.

Form of Revolving Note

FORM OF REVOLVING NOTE (CDN$)

Calgary, Alberta

$[ ]	[Date]

FOR VALUE RECEIVED, the undersigned, Eveready Industrial Services Corp. (‘Borrower”), HEREBY PROMISES TO PAY to the order of [                                ] (“Revolving Lender”) at the offices of GE CANADA ASSET FINANCING HOLDING COMPANY, as Agent on behalf of the Lenders (“Agent”), at its address at 530-8th Avenue S.W., Suite 720, Calgary, AB, Canada, T2P 3S8, or at such other place as Agent may designate from time to time in writing, in lawful money of Canada and in immediately available funds, the amount of $                          CANADIAN DOLLARS (CDN$                                   ) or, if less, the aggregate unpaid amount of all Revolving Credit Advances made to the undersigned under the “Credit Agreement” (as hereinafter defined). All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement or in Annex A thereto.

This Revolving Note is one of the Revolving Notes issued pursuant to that certain amended and restated credit agreement dated as of April 25, 2007 by and among Eveready Industrial Services Corp., as Borrower, the other Persons named therein as Credit Parties, Agent on behalf of the Lenders, the other Persons signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto and as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”) and is entitled to the benefit and security of the Credit Agreement, the Collateral Documents and all of the other Loan Documents referred to therein. Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid. The date and amount of each Revolving Credit Advance made by Revolving Lender to Borrower, the rates of interest applicable thereto and each payment made on account of the principal thereof, shall be recorded by Agent on its books; provided, that the failure of Agent to make any such recordation shall not affect the obligations of Borrower to make a payment when due of any amount owing under the Credit Agreement or this Revolving Note in respect of the Revolving Credit Advances made by Revolving Lender to Borrower.

The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement, the terms of which are hereby incorporated herein by reference. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Credit Agreement.

If any payment on this Revolving Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

Upon and after the occurrence of any Event of Default, this Revolving Note may, as provided in the Credit Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

Time is of the essence in this Revolving Note. Demand, presentment, protest and notice of non-payment and protest are hereby waived by Borrower.

Except as provided in the Credit Agreement, this Revolving Note may not be assigned by Revolving Lender to any Person.

THIS REVOLVING NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE PROVINCE OF ALBERTA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT PROVINCE.

EVEREADY INDUSTRIAL SERVICES CORP.

By:
Name:
Title:

By:
Name:
Title:

2

Exhibit 1.2(c)

EVEREADY ENERGY SERVICES CORP.

Notice of Extension

TO:	GE Canada Asset Financing Holding Company, as Agent 530 8th Avenue SW, Suite 720 Calgary, Alberta T2P 3S8

	Attention:	Ron Tratch
	Fax:	(403) 215-5831

DATE:	[•]

Dear Sirs/Mesdames:

Capitalized terms used herein which are defined in the Amended and Restated Credit Agreement dated as of December 31, 2008 by and among Eveready Energy Services Corp. (the “Borrower”), the other Credit Parties signatory thereto, GE Canada Asset Financing Holding Company, as Agent, and the persons signatory thereto from time to time as Lenders (“Lenders”) shall have the meanings therein defined.

The Borrower hereby gives notice of its request for an offer of extension of the Revolving Period in respect of the Extendible Revolving Credit Facility for a further period of 364 days from the Commitment Termination Date pursuant to Section 1.2(c) of the Credit Agreement.

As of the date hereof, there exists no Default or Event of Default.

Yours very truly,

EVEREADY ENERGY SERVICES CORP.

Per:
Name:
Title:

Per:
Name:
Title:

Exhibit 1.4(b)

EVEREADY ENERGY SERVICES CORP.

Form of Term Loan B Note

FORM OF TERM LOAN B NOTE (CDN$)

Calgary, Alberta

$[ ]	[Date]

FOR VALUE RECEIVED, the undersigned, Eveready Industrial Services Corp. (‘Borrower”), HEREBY PROMISES TO PAY to the order of [                            ] (“Term Loan B Lender”) at the offices of GE CANADA ASSET FINANCING HOLDING COMPANY, as Agent on behalf of the Term Loan B Lenders (“Agent”), at its address at 530-8th Avenue SW, Suite 720, Calgary, AB, Canada T2P 3S8, or at such other place as Agent may designate from time to time in writing, in lawful money of Canada and in immediately available funds, the amount of $                        CANADIAN DOLLARS (CDN$                       ) or, if less, the aggregate unpaid amount of all Term Loan B Credit Advances made to the undersigned under the “Credit Agreement” (as hereinafter defined). All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement or in Annex A thereto.

This Term Loan B Note is one of the Term Loan B Notes issued pursuant to that certain amended and restated credit agreement dated as of April 25, 2007 by and among Eveready Industrial Services Corp., as Borrower, the other Persons named therein as Credit Parties, Agent on behalf of the Lenders, the other Persons signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto and as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”) and is entitled to the benefit and security of the Credit Agreement, the Collateral Documents and all of the other Loan Documents referred to therein. Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid. The date and amount of each Term Loan B Advance made by Term Loan B Lender to Borrower, the rates of interest applicable thereto and each payment made on account of the principal thereof; shall be recorded by Agent on its books; provided, that the failure of Agent to make any such recordation shall not affect the obligations of Borrower to make a payment when due of any amount owing under the Credit Agreement or this Term Loan B Note in respect of the Term Loan B Advances made by Term Loan B Lender to Borrower.

The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement, the terms of which are hereby incorporated herein by reference. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Credit Agreement.

If any payment on this Term Loan B Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

Upon and after the occurrence of any Event of Default, this Term Loan B Note may, as provided in the Credit Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

Time is of the essence in this Term Loan B Note. Demand, presentment, protest and notice of non-payment and protest are hereby waived by Borrower.

Except as provided in the Credit Agreement, this Term Loan B Note may not be assigned by Term Loan B Lender to any Person.

THIS TERM LOAN B NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE PROVINCE OF ALBERTA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT PROVINCE.

EVEREADY INDUSTRIAL SERVICES CORP.

By:
Name:
Title:

By:
Name:
Title:

2

Exhibit 3.4(c)

EVEREADY ENERGY SERVICES CORP.

Notice of Rollover or Notice of Conversion

TO:	GE CANADA ASSET FINANCE HOLDING COMPANY (the “Agent”) as agent for the Lenders under the Credit Agreement.

RE:

EVEREADY ENERGY SERVICES CORP. – Amended and Restated Credit Agreement made as of December 31, 2008 between Eveready Energy Services Corp. (the “Borrower”), the other Credit parties thereto, the Lenders and the Agent (the “Credit Agreement”).

1.                                       Capitalized terms used herein which are defined in the Credit Agreement shall have the meanings therein defined.

2.                                       Pursuant to Section 3.4(c) of the Credit Agreement, the undersigned hereby irrevocably notifies the Agent that it will be:

(a)                                  rolling over part or all of the Advance made under the Credit Agreement described as:

Type of Advance:

*[Principal Amount:]

Date of Maturity:

into the same Advance made under the Credit Agreement

Date of Maturity:

*if only part of maturing Advance is rolled over, please indicate.

or;

(b)                                 converting part or all of the Advance under the Credit Agreement described as:

Type of Advance:

*[Principal Amount:]

Date of Maturity:

into an Advance made under the Credit Agreement described as:

*if only part of maturing Advance is converted, please indicate.

Type of Advance:

Principal Amount:

Date of Maturity:

effective the                        day of                            ,                               .

or;

(c)                                  Repaying part or all of the Advance made under the Credit Agreement described as:

Type of Advance:

*[Principal Amount]:

Date of Maturity:

(1) If only part of the maturing Advance is being repaid, please indicate the applicable amount being repaid including the details provided above in respect thereof and whether the balance will be rolled over or converted.

3.                                       To the extent that this Notice rolls over or converts any Advance to Bankers’ Acceptances, [all, Schedule I] [choose one or more as applicable] Lenders will purchase them at the applicable Discount Rate] [or] [[the Borrower [will/will not] market the Bankers’ Acceptances.]]

4.                                       This Notice is irrevocable.

5.                                       No Default or Event of Default has occurred and is continuing.

6.                                       Capitalized words and phrases used herein and not otherwise defined herein have the meanings attributed to them in or for the purposes of the Credit Agreement.

The Borrower has caused this notice to be executed by its duly authorized officer this [•] day of [•], 200[•].

EVEREADY ENERGY SERVICES CORP.

By:
Name:
Title:

Exhibit 5.1(b)

EVEREADY ENERGY SERVICES CORP.

Borrowing Base Certificate

TO:	GE Canada Asset Financing Holding Company, as Agent
530 8th Avenue SW, Suite 720
Calgary, Alberta T2P 3S8

	Attention:	Ron Tratch
	Fax:	(403) 215-5831

RE:

Amended and Restated Credit Agreement dated as of December 31, 2008 (the “Credit Agreement”) by and among Eveready Energy Services Corp., the other Credit Parties signatory thereto, the Agent and the persons signatory thereto from time to time as Lenders.

This Borrowing Base Certificate is delivered pursuant to Section 5.1(b) of the Credit Agreement. The Borrower hereby certifies that:

1.                    This Borrowing Base Certificate is current to [•], 200[•] (the “Effective Date”).

2.                    I am familiar with the provisions of the Credit Agreement and I have made or caused to be made under my supervision such reasonable investigations of corporate records and inquiries of other officers and personnel of the Credit Parties as I have deemed necessary for purposes of this Borrowing Base Certificate.

3.                    As of the Effective Date, the Borrowing Base was Cdn. $[•], an amount equal to:

(a)                        up to seventy-five percent (75%) of the Fund and its Subsidiaries’ eligible accounts receivable, plus up to sixty percent (60%) of the Fund and its Subsidiaries’ eligible U.S. domiciled accounts receivable, plus up to ninety percent (90%) of the Fund and its Subsidiaries’ eligible EDC insured amount of any accounts receivable;

(b)                       the amount of the Fund and its Subsidiaries’ eligible Inventory, up to the lesser of: (i) fifty percent (50%) of its cost (FIFO) or (ii) its market value, and, Inventory shall not account for more than 20% of the total Borrowing Base margin; and

(c)                        up to seventy-five (75%) of the orderly liquidation value of the eligible appraised Equipment,

the detailed calculations of which are attached hereto as Exhibit 1.

Capitalized words and phrases used herein and not otherwise defined herein have the meanings attributed to them in or for the purposes of the Credit Agreement.

The Borrower has caused this Borrowing Base Certificate to be executed and delivered, and the certification contained herein to be made by a duly authorized officer of the Borrower this [•] day of [•], 200[•].

EVEREADY ENERGY SERVICES CORP.

Per:
Name:
Title:

Per:
Name:
Title:

EXHIBIT 1
TO THE BORROWING BASE CERTIFICATE OF
EVEREADY ENERGY SERVICES CORP.
DATED [•l, 200[•]

CALCULATION OF BORROWING BASE

Exhibit 6.8(a)

EVEREADY ENERGY SERVICES CORP.

Form of Environmental Certificate

ENVIRONMENTAL CERTIFICATE

TO:	GE CANADA ASSET FINANCING HOLDING COMPANY, as agent (the “Agent”)

RE:

Amended and Restated Credit Agreement dated as of December 31, 2008 (the “Credit Agreement”) by and among Eveready Energy Services Corp. (the “Borrower”), the other Credit Parties signatory thereto, the Agent and the persons signatory thereto from time to time as Lenders.

The undersigned, John Stevens, being the Chief Financial Officer of the Borrower, hereby certifies in such capacity for and on behalf of the Borrower, and not in his personal capacity, as follows:

1.             Except as set forth in Disclosure Schedule (4.16) of the Credit Agreement, as of the date hereof: (i) all Real Estate owned, occupied or controlled by the Credit Parties is free of the presence of any Hazardous Material except for such presence that would not adversely impact the value or marketability of such Real Estate, that is not in breach of Environmental Laws, and that would not result in Environmental Liabilities that could reasonably be expected to exceed $500,000 in the aggregate; (ii) no Credit Party has caused or suffered to occur any Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate that could reasonably be expected to result in Environmental Liabilities that exceed $500,000 in the aggregate; (iii) the Credit Parties are, and have been, in compliance with, all Environmental Laws, except where the failure to so comply with such Environmental Laws would not result in Environmental Liabilities that could reasonably be expected to exceed $500,000 in the aggregate; (iv) the Credit Parties have obtained, and are in compliance with, all Environmental Permits required by Environmental Laws for the operations of their respective businesses as presently conducted or as proposed to be conducted, except where the failure to so obtain or comply with such Environmental Permits would not result in Environmental Liabilities that could reasonably be expected to exceed $500,000 in the aggregate, and all such Environmental Permits are valid, uncontested and in good standing; (v) no Credit Party is involved in operations or knows of any facts, circumstances or conditions, including any Releases of Hazardous Materials, that are likely to result in any Environmental Liabilities of such Credit Party which could reasonably be expected to exceed $500,000 in the aggregate; (vi) No Credit Party is subject to any existing, pending, or has knowledge of any, threatened Litigation arising under or related to any Environmental Laws, Environmental Permits or Hazardous Material that seeks damages, penalties, fines, costs or expenses in excess of $500,000 in the aggregate or injunctive relief against, or that alleges criminal misconduct by, any Credit Party; (vii) no Credit Party has knowledge of, nor has any Credit Party received notice of any actual, pending or threatened investigations, claims, orders, suits, actions or proceedings regarding the breach of any Environmental Laws or the provisions of any Environmental Permits, or which may result in any Environmental Liability, that could reasonably be expected to exceed $500,000 in the aggregate; and (viii) the Credit Parties have provided to Agent copies of all existing environmental reports, reviews and audits and all written information within their control pertaining to actual or potential Environmental Liabilities, in each case relating to any Credit Party.

2.             The Assessed Equipment has been maintained and operated in accordance with prudent industry standards and all Environmental Laws and no Credit Party has knowledge of any fact, circumstance or condition in respect of the Assessed Equipment or its maintenance or operation that is likely to result in any Environmental Liabilities that could reasonably be expected to exceed $500,000 in the aggregate, or investigation, claim, order, suit, action or proceedings regarding the breach of any Environmental Laws, or the provisions of any Environmental Permits, that could reasonably be expected to result in Environmental Liabilities that exceed $500,000 in the aggregate.

The undersigned acknowledges that the Agent is relying on this Certificate in connection with Advances made or to be made under the Credit Agreement.

The undersigned further acknowledges that this certificate is binding on it, and that if there is any false or misleading information provided herein or pursuant hereto, an Event of Default shall be deemed to have occurred under the Credit Agreement.

All capitalized terms used in this Certificate but not defined in this Certificate shall have the meanings given to them in the Credit Agreement.

DATED this [•] day of [•],[•].

EVEREADY ENERGY SERVICES CORP.

By:
Name:
Title:

I have authority to bind the Corporation.

Exhibit 11.1(b)

EVEREADY ENERGY SERVICES CORP.

Form of Assignment Agreement

ASSIGNMENT AGREEMENT

This Assignment Agreement (this “Agreement”) is made as of               , 200    between                                  (“Assignor Lender”) and                                      (“Assignee Lender”) and acknowledged and consented to by GE CANADA ASSET FINANCING HOLDING COMPANY, as agent (“Agent”). All capitalized terms used in this Agreement and not otherwise defined herein have the respective meanings set forth in the Credit Agreement as hereinafter defined.

RECITALS

WHEREAS Eveready Energy Services Corp., as borrower (“Borrower”), the other Credit Parties thereunder from time to time, the other Persons signatory thereto as Lenders from time to time and the Agent entered into an amended and restated credit agreement dated as of December 31, 2008 (as amended, restated, supplemented and otherwise modified from time to time, the “Credit Agreement”) pursuant to which Assignor Lender has agreed to make certain Advances to Borrower.

WHEREAS Assignor Lender desires to assign to Assignee Lender [all/a portion] of its interest in the Advances and the Collateral and to delegate to Assignee Lender [all/a portion] of its Commitments and other duties with respect to the Advances and the Collateral.

WHEREAS Assignee Lender desires to become a Lender under the Credit Agreement and to accept such assignment and delegation from Assignor Lender.

WHEREAS Assignee Lender desires to appoint Agent to serve as Agent for Assignee Lender under the Credit Agreement.

FOR VALUE RECEIVED, Assignor Lender and Assignee Lender agree as follows:

SECTION 1

ASSIGNMENT, DELEGATION AND ACCEPTANCE

1.1          Assignment

Assignor Lender hereby transfers and assigns to Assignee Lender, without recourse and without representations or warranties of any kind (except as set forth in Section 3.2), [all/such percentage] of Assignor Lender’s right, title, and interest in the [Revolving Loan], [Term Loan], the Loan Documents and the Collateral as will result in Assignee Lender having, as of the Effective Date (as hereinafter defined), a Pro Rata Share thereof, as follows:

Assignee
Lender’s Commitment	Principal Amount	Pro Rata Share
[Revolving Loan	$		]%
[Term Loan	$		]%

1.2          Delegation

Assignor Lender hereby irrevocably assigns and delegates to Assignee Lender [all/a portion] of its Commitments and its other duties and obligations as a Lender under the Loan Documents equivalent to [100%/            %] of Assignor Lender’s Commitment under the [Revolving Loan] [Term Loan] (such percentage representing a Commitment of $             ).

1.3          Acceptance by Assignee

By its execution of this Agreement, Assignee Lender hereby irrevocably purchases, assumes and accepts such assignment and delegation and agrees to be a Lender with respect to the delegated interest under the Loan Documents and to be bound by the terms and conditions thereof. By its execution of this Agreement, Assignor Lender agrees, to the extent provided herein, to relinquish its rights and be released from its obligations and duties under the Credit Agreement.

1.4          Effective Date

Such assignment and delegation by Assignor Lender and acceptance by Assignee Lender will be effective, and Assignee Lender will become a Lender under the Loan Documents, as of the date of this Agreement (“Effective Date”) and upon payment of the Assigned Amount and the Assignment Fee (as each term is defined below). Interest and Fees accrued prior to the Effective Date are for the account of Assignor Lender, and interest and Fees accrued from and after the Effective Date are for the account of Assignee Lender.

SECTION 2

INITIAL PAYMENT

2.1          Payment of the Assigned Amount

Assignee Lender will pay to Assignor Lender, for value not later than 12:00 noon on the Effective Date, an amount equal to its Pro Rata Share of the then outstanding principal amount of the Advances, as set forth above in Section 1.1 together with accrued interest, fees and other amounts as set forth on Schedule 2.1 (the “Assigned Amount”).

2.2          Payment of Assignment Fee

[Assignor Lender and/or Assignee Lender] will pay to Agent, for its own account, for value not later than 12:00 noon (Toronto time) on the Effective Date, the assignment fee in the amount of $3,500 (the “Assignment Fee”), as required pursuant to Section 11.1(a) of the Credit Agreement.

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2.3          Execution and Delivery of Notes.

Following payment of the Assigned Amount and the Assignment Fee, Assignor Lender will deliver to Agent the Notes previously delivered to Assignor Lender for redelivery to Borrower and Agent will obtain from Borrower for delivery to [Assignor Lender and] Assignee Lender, new executed Notes evidencing Assignee Lender’s [and Assignor Lender’s respective] Pro Rata Share[s] in the Loan after giving effect to the assignment described in Section 1. Each new Note will be issued in the aggregate maximum principal amount of the [applicable] Commitment [of the Lender to whom such Note is issued] OR [the Assignee Lender].

SECTION 3
REPRESENTATIONS, WARRANTIES AND COVENANTS

3.1          Assignee Lender’s Representations, Warranties and Covenants

Assignee Lender hereby represents, warrants, and covenants to Assignor Lender and Agent the following:

(1)                                  this Agreement is a legal, valid, and binding agreement of Assignee Lender, enforceable against Assignee Lender according to its terms;

(2)                                  the execution and performance by Assignee Lender of its duties and obligations under this Agreement and the Loan Documents will not require any registration with, notice to, or consent or approval by any Governmental Authority;

(3)                                  Assignee Lender is familiar with transactions of the kind and scope reflected in the Loan Documents and in this Agreement;

(4)                                  Assignee Lender has made its own independent investigation and appraisal of the financial condition and affairs of each Credit Party, has conducted its own evaluation of the Loans, the Loan Documents and each Credit Party’s creditworthiness, has made its decision to become a Lender to Borrower under the Credit Agreement independently and without reliance upon Assignor Lender or Agent, and will continue to do so;

(5)                                  Assignee Lender is entering into this Agreement in the ordinary course of its business, and is acquiring its interest in the Loans and the Commitments for its own account and not with a view to or for sale in connection with any subsequent distribution; provided, however, that at all times the distribution of Assignee Lender’s property shall, subject to the terms of the Credit Agreement, be and remain within its control; and

(6)                                  As of the Effective Date, Assignee Lender, (i) is not subject to capital adequacy or similar requirements under Section 1.15(a) of the Credit Agreement, (ii) does not require the payment of any amount on account of increased costs under Section 1.15(b) of the Credit Agreement, and Assignee Lender will indemnify. Agent from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, or expenses that result from any inaccuracy in the foregoing.

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3.2                               Assignor Lender’s Representations, Warranties and Covenants

Assignor Lender hereby represents, warrants and covenants to Assignee Lender the following:

(1)           Assignor Lender is the legal and beneficial owner of the Assigned Amount;

(2)           this Agreement is a legal, valid and binding agreement of Assignor Lender, enforceable against Assignor Lender according to its terms;

(3)           the execution and performance by Assignor Lender of its duties and obligations under this Agreement and the Loan Documents will not require any registration with, notice to or consent or approval by any Governmental Authority;

(4)           Assignor Lender has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to fulfill the obligations hereunder and to consummate the transactions contemplated hereby;

(5)           Assignor Lender is the legal and beneficial owner of the interests being assigned hereby, free and clear of any adverse claim, lien, encumbrance, security interest, restriction on transfer, purchase option, call or similar right of a third party; and

(6)           this Assignment by Assignor Lender to Assignee Lender complies, in all material respects, with the terms of the Loan Documents.

SECTION 4
LIMITATIONS OF LIABILITY

Neither Assignor Lender (except as provided in Section 3.2) nor Agent makes any representations or warranties of any kind, nor assumes any responsibility or liability whatsoever, with regard to (a) the Loan Documents or any other document or instrument furnished pursuant thereto or the Advances or the Commitments or other Obligations, (b) the creation, validity, genuineness, enforceability, sufficiency, value or collectibility of any of them, (c) the amount, value or existence of the Collateral, (d) the perfection or priority of any Lien upon the Collateral, or (e) the financial condition of any Credit Party or other obligor or the performance or observance by any Credit Party of its obligations under any of the Loan Documents. Neither Assignor Lender nor Agent has or will have any duty, either initially or on a continuing basis, to make any investigation, evaluation, appraisal of, or any responsibility or liability with respect to the accuracy or completeness of, any information provided to Assignee Lender which has been provided to Assignor Lender or Agent by any Credit Party. Nothing in this Agreement or in the Loan Documents shall impose upon the Assignor Lender or Agent any fiduciary relationship in respect of the Assignee Lender.

SECTION 5
FAILURE TO ENFORCE

No failure or delay on the part of Agent or Assignor Lender in the exercise of any power, right, or privilege hereunder or under any Loan Document will impair such power, right, or privilege

4

or be construed to be a waiver of any default or acquiescence therein. No single or partial exercise of any such power, right, or privilege will preclude further exercise thereof or of any other right, power, or privilege. All rights and remedies existing under this Agreement are cumulative with, and not exclusive of, any rights or remedies otherwise available.

SECTION 6
NOTICES

Unless otherwise specifically provided herein, any notice or other communication required or permitted to be given will be in writing and addressed to the respective party as set forth below its signature hereunder, or to such other address as the party may designate in writing to the other.

SECTION 7
AMENDMENTS AND WAIVERS

No amendment, modification, termination, or waiver of any provision of this Agreement will be effective without the written concurrence of Assignor Lender, Agent and Assignee Lender.

SECTION 8
SEVERABILITY

Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law. In the event any provision of this Agreement is or is held to be invalid, illegal, or unenforceable under applicable law, such provision will be ineffective only to the extent of such invalidity, illegality, or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement. In addition, in the event any provision of or obligation under this Agreement is or is held to be invalid, illegal, or unenforceable in any jurisdiction, the validity, legality, and enforceability of the remaining provisions or obligations in any other jurisdictions will not in any way be affected or impaired thereby.

SECTION 9
SECTION TITLES

Section and subsection titles in this Agreement are included for convenience of reference only, do not constitute a part of this Agreement for any other purpose, and have no substantive effect.

SECTION 10
SUCCESSORS AND ASSIGNS

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

5

SECTION II
APPLICABLE LAW

This Agreement will be construed in accordance with and governed by the laws of the Province of Alberta applicable to contracts made and performed in that Province.

SECTION 12
COUNTERPARTS

This Agreement and any amendments, waivers, consents, or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, will be deemed an original and all of which shall together constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

ASSIGNEE LENDER:	ASSIGNOR LENDER:

By:	By:
Name:	Name:
Title:	Title:

Notice Address:	Notice Address:

ACKNOWLEDGED AND CONSENTED TO:
GE CANADA ASSET FINANCING HOLDING COMPANY, as Agent	Provided that no Event of Default has occurred and is continuing: EVEREADY ENERGY SERVICES CORP., as Borrower

By:		By:
	Name:		Name:
	Duly Authorized Signatory		Duly Authorized Signatory

6

Schedule 6.4

EVEREADY ENERGY SERVICES CORP.

Insurance

The Borrower shall arrange and maintain property and casualty insurance with the following preferred specifications for an optimal insurance program:

1.             General Requirements:

a.             insurance companies rated A- X or higher by A.M. Best or reasonably acceptable to the Administrative Agent

b.             carriers must be authorized to do business in Canada and US for respective exposures

c.             industry standard or better for terms and conditions, including but not limited to, limits, deductibles and sublimits to the extent not listed in this schedule

d.             favorable wording for non-vitiation and separation of insureds

e.             Lenders and Administrative Agent as additional insured on all policies except where prohibited by law (Workers Compensation and Employer’s Liability) as their interests may appear

f.              Lenders and Administrative Agent provided waiver of subrogation on all policies where permitted

g.             Collateral Agent as additional insured as its interest may appear and loss payee on property (including physical damage for vehicles and mobile equipment), boiler and machinery (if separate) and business interruption policies, during the term of the Financing Agreement

h.             30 day prior notice of cancellation except 10 days for non payment of premium

i.              Administrative Agent reserves the right at any time upon any change in Borrower’s risk profile or as a result of any change in law affecting the potential liability of such Borrow to require an increase in coverage or limits

j.              within ten (10) days of renewal of each policy the Borrower’s insurance, Borrower’s insurance broker shall provide evidence of such renewal information as reasonably required by Administrative Agent

k.             Borrower shall notify Administrative Agent of any loss with the potential of exceeding US$1,000,000

2.             Commercial General Liability

a.             occurrence policy form or AEGIS claims-first-made policy form

b.             personal injury / bodily injury, including death

c.             premises / operations

d.             products / completed operations — at least $2,000,000 aggregate

e.             XCU cover (removal of explosion, collapse and underground exclusion)

f.              broad form property damage

g.             broad form contractual liability

h.             separation of insureds clause

i.              cross liability if multiple named insureds

j.              punitive damages to extent permitted by law

k.             at least $1,000,000 per occurrence

l.              Non-Owned Automobile Coverage

3.             Automobile Liability

a.             cover all owned hired and non-owned autos using in the Borrower’s business (where the Commercial General Liability Coverage does not apply)

b.             at least $1,000,000 any one accident

c.             Canadian and United States (federal and state) statutory coverage forms, as applicable

4.             Workers Compensation / Employer’s Liability

a.             statutory workers compensation benefits coverage

b.             employer’s liability limit of at least $1,000,000 (part of general liability policy in Canada)

c.             USL&H and Jones Act cover to the extent exposure exists

d.             other forms as required by law

5.             Umbrella / Excess Liability

a.             Excess of commercial general liability, automobile liability, employers liability

b.             Occurrence policy form or AEGIS claims made policy form

c.             Limit of at least $10,000,000 per occurrence

6.             Pollution Liability

a.             at least $3,000,000 per occurrence

b.             discovery and notification of at least 7 days and 45 days respectively

c.             can be included under combination of primary general liability policy and an excess (umbrella) liability policy

7.             Property All Risk Insurance

a.             all risk property and machinery breakdown insurance, including business interruption on at least industry standard policy form

b.             if machinery breakdown and all risk property written on separate policies, joint loss agreement on each policy

c.             perils to include but not be limited to earthquake, flood and windstorm

d.             policy to insure all property and equipment and machinery that are part of the project and property of others for which insured may be liable (such as rail cars which may be included here or on a separate policy)

e.             transit insurance, as required, with a limit sufficient to cover the full value of property in transit

f.              losses adjusted on a repair or replacement cost basis

g.             all risk limit equivalent to full replacement cost of all insurable property, however the following extensions and perils may be sublimited:

•      Property at Unscheduled Locations

•      Expediting Expense

•      Newly Acquired Property

•      Rented / Leased Equipment

•      Pollutant Cleanup and Removal

•      Demolition / Incidental Course of Construction

•      Windstorm — at least 25% of full replacement cost of facility

•      Earthquake — at least 25% of full replacement cost of facility

•      Flood — at least 25% of full replacement cost of facility

•      Debris removal

•      Escalation clause

h.             coinsurance clause permitted with compliance

i.              blanket waiver of subrogation as required by contract

j.              deductibles not to exceed $25,000 for physical damage except $50,000 for machinery breakdown and 30 days for business interruption (time element)

k.             loss payee as required under the Financing Agreement as their interests may appear. Standard mortgage clause approved by the Insurance Bureau of Canada and separately for the US coverages

8.             Inland Marine Insurance

a.             coverage for all mobile equipment and truck mounted equipment of the owner or such equipment for which owner has responsibility for damage or loss

b.             perils to include but not be limited to earthquake, flood and windstorm

c.             losses adjusted on a repair or replacement cost basis up to market value of the equipment involved

d.             coinsurance clause permitted with compliance

e.             blanket waiver of subrogation as required by contract

f.              deductibles not to exceed $25,000

g.             loss payee as required under the Financing Agreement as their interests may appear.

Disclosure Schedule 4.1

EVEREADY ENERGY SERVICES CORP.

Type of Entity; Jurisdiction of Organization

(see attached)

Credit Party April 24, 2008	Credit Party December 30, 2008	Credit Party December 31, 2008	Credit Party January 1, 2008	Entity Type	Jurisdiction of Incorporation
		Eveready Inc.	Eveready Inc.	Corporation	Alberta
Eveready Income Fund	Eveready Income Fund	Eveready Income Fund	Eveready Income Fund	Trust	Alberta
Eveready Income Trust	Eveready Income Trust	Eveready Income Trust	Eveready Income Trust	Trust	Alberta
Eveready Holdings Limited Partnership	Eveready Holdings Limited Partnership	Eveready Holdings Limited Partnership	Eveready Holdings Limited Partnership	Limited Partnership	Alberta
Eveready Holdings GP Ltd.	Eveready Holdings GP Ltd.	Eveready Holdings GP Ltd.	Eveready Holdings GP Ltd.	Corporation	Alberta
River Valley Operating Limited Partnership	River Valley Operating Limited Partnership	River Valley Operating Limited Partnership	River Valley Operating Limited Partnership	Limited Partnership	Alberta
River Valley Energy Services Ltd.	River Valley Energy Services Ltd.	River Valley Energy Services Ltd.	River Valley Energy Services Ltd.	Corporation	Alberta
Winterhawk Operating Limited Partnership	Winterhawk Operating Limited Partnership	Winterhawk Operating Limited Partnership		Limited Partnership	Alberta
Winterhawk Enterprises (Provost) Ltd.	Winterhawk Enterprises (Provost) Ltd.	Winterhawk Enterprises (Provost) Ltd.	Winterhawk Enterprises (Provost) Ltd.	Corporation	Alberta
Eveready Operating Limited Partnership	Eveready Operating Limited Partnership	Eveready Operating Limited Partnership	Eveready Operating Limited Partnership	Limited Partnership	Alberta
JL Filtration Operating Limited Partnership	JL Filtration Operating Limited Partnership	JL Filtration Operating Limited Partnership	JL Filtration Operating Limited Partnership	Limited Partnership	Alberta
JL Filtration Inc.	JL Filtration Inc.	JL Filtration Inc.	JL Filtration Inc.	Corporation	Alberta
Eveready Industrial Western Ltd.	Eveready Industrial Western Ltd.	Eveready Industrial Western Ltd.	Eveready Industrial Western Ltd.	Corporation	Alberta
Mobile Industrial Health Services Ltd.	Mobile Industrial Health Services Ltd.	Mobile Industrial Health Services Ltd.	Mobile Industrial Health Services Ltd.	Corporation	Alberta

Tri-Vax Enterprises Ltd.	Tri-Vax Enterprises Ltd.	Tri-Vax Enterprises Ltd.	Tri-Vax Enterprises Ltd.	Corporation	Alberta
Acquisition Limited Partnership	Acquisition Limited Partnership	Acquisition Limited Partnership		Limited Partnership	Alberta
Canada-Wide Oilfield Services Ltd.	Canada-Wide Oilfield Services Ltd.	Canada-Wide Oilfield Services Ltd.		Corporation	Alberta
Canada-Wide Operating Limited Partnership	Canada-Wide Operating Limited Partnership	Canada-Wide Operating Limited Partnership		Limited Partnership	Alberta
Eveready Directional Boring Ltd.	Eveready Directional Boring Ltd.	Eveready Directional Boring Ltd.	Eveready Directional Boring Ltd.	Corporation	Alberta
1225979 Alberta Ltd.	1225979 Alberta Ltd.	1225979 Alberta Ltd.		Corporation	Alberta
1202867 Alberta Ltd.	1202867 Alberta Ltd.	1202867 Alberta Ltd.		Corporation	Alberta
1240609 Alberta Ltd.	1240609 Alberta Ltd.	1240609 Alberta Ltd.		Corporation	Alberta
1206894 Alberta Ltd.	1206894 Alberta Ltd.	1206894 Alberta Ltd.		Corporation	Alberta
1233460 Alberta Ltd.	1233460 Alberta Ltd.	1233460 Alberta Ltd.		Corporation	Alberta
Eveready Directional Boring LP	Eveready Directional Boring LP	Eveready Directional Boring LP	Eveready Directional Boring LP	Limited Partnership	Alberta
Astec Safety Services Ltd.	Astec Safety Services Ltd.	Astec Safety Services Ltd.	Astec Safety Services Ltd.	Corporation	Alberta
1257427 Alberta Ltd.	1257427 Alberta Ltd.	1257427 Alberta Ltd.		Corporation	Alberta
Cat Tech Operating Limited Partnership	Cat Tech Operating Limited Partnership	Cat Tech Operating Limited Partnership	Cat Tech Operating Limited Partnership	Limited Partnership	Alberta
Diversified Pressure Services Ltd.	Diversified Pressure Services Ltd.	Diversified Pressure Services Ltd.		Corporation	Alberta [NTD: continued to Alberta Dec 15th]
Cat Tech Canada Ltd.	Cat Tech Canada Ltd.	Cat Tech Canada Ltd.	Cat Tech Canada Ltd.	Corporation	Nova Scotia
Bullseye Boring Ltd.	Bullseye Boring Ltd.	Bullseye Boring Ltd.		Corporation	Alberta

Airborne Imaging Inc.	Airborne Imaging Inc.	Airborne Imaging Inc.	Airborne Imaging Inc.	Corporation	Alberta
Rodrigue’s Directional Drilling Projects Inc.	Rodrigue’s Directional Drilling Projects Inc.	Rodrigue’s Directional Drilling Projects Inc.		Corporation	Alberta
Eveready Industrial Services Inc.	Eveready Energy Services Inc. (name change)	Eveready Energy Services Inc.	Eveready Energy Services Inc.	Corporation	Nevada
Eveready Holdings (USA) Inc.	Eveready Holdings (USA) Inc.	Eveready Holdings (USA) Inc.	Eveready Holdings (USA) Inc.	Corporation	Nevada
Safety Watch, LLC	Safety Watch, LLC	Safety Watch, LLC	Safety Watch, LLC	Corporation	Texas
Cat-Tech LLC	Cat-Tech LLC	Cat-Tech LLC	Cat-Tech LLC	Corporation	Texas
Breathing Systems International, LLC	Breathing Systems International, LLC	Breathing Systems International, LLC	Breathing Systems International, LLC	Corporation	Texas
Great Lakes Carbon Treatment, Inc.	Great Lakes Carbon Treatment, Inc.	Great Lakes Carbon Treatment, Inc.	Great Lakes Carbon Treatment, Inc.	Corporation	Michigan
River Valley Energy Services Inc.	River Valley Energy Services Inc.	River Valley Energy Services Inc.	River Valley Energy Services Inc.	Corporation	Nevada
Eveready Industrial Services Corp.	Eveready Energy Services Corp. (name change)	Eveready Energy Services Corp.	Eveready Energy Services Corp.	Corporation	Alberta
Denman Industrial Trailers Ltd.	Denman Industrial Trailers Ltd.	Denman Industrial Trailers Ltd.	Denman Industrial Trailers Ltd.	Corporation	Alberta
Denman Industrial Operating LP	Denman Industrial Operating LP	Denman Industrial Operating LP	Denman Industrial Operating LP	Limited Partnership	Alberta

Disclosure Schedule 4.2

EVEREADY ENERGY SERVICES CORP.

Executive Offices, Collateral Locations

(see attached)

Company Name	Address (*** indicates Key Location)
Airborne Imaging Inc.	#130, 885 - 42nd Avenue SE, Calgary, AB T2G 1Y8
Astec Safety	4902 - 51 Avenue Bonnyville, AB T9N 2H4 Canada
Astec Safety	215A MacKay Crescent Fort McMurray, AB T9H 4T5 Canada
Astec Safety	2602-50 Avenue Lloydminster AB T9V 2S3 Canada
Astec Safety	5308 - 49th Avenue Provost, AB T0B 3S0 Canada
Astec Safety	Millenium, Box 417, Oyen, AB T0T 2S0 Canada
Breathing Systems	3500 S Ritchie Street Suite 100Houston, TX 77017 USA
Cat Tech Canada Company	4403 - 84th Ave Edmonton, AB T6B 2S6 Canada
Cat Tech Canada Company	282 Tecumseh Street Samia, ON N7T 2K9 Canada
Cat Tech Canada Company	145, Cowley Bay, Ft McMurray, AB, T9K 1G5 Canada
Cat Tech Europe	1 South Park Road Scunthorpe, N Lincolnshire DN172BY United Kingdom
Cat Tech Inc	15200 Middlebrook Drive Suite G Houston, TX 77058 USA
Cat Tech Inc	9856 Steelman Street Houston, TX 77017 USA
Cat Tech Inc	2040 Cherry Industrial Circle, Long Beach, CA 90805, USA
Cat Tech Inc	1905 Jasmine DR., Bldg E, Pasadena, Texas 77503, Canada
Cat Tech Inc	1861 Williamson Court, Louisville, KY 40223 USA
Cat Tech Inc	6378 FM 105, Orange, Texas 77630, USA
Cat Tech Inc	9236 Ashland Road, Gonzales, LA 70737
Cat Tech Inc	PO Box 158, Harmony Road, and 1-295 Mickleton, NJ 08056 USA
Denman Industrial Trailers	14907 - 111 Avenue Edmonton AB T5M 2P6 Canada
Eveready Directional Boring	40 Industrial Drive, Sylvan Lake, AB T4S 1P4 Canada
Eveready Directional Boring	256, 28042 HWY 11, Red Deer County, AB T4S 2L4, Canada***
Eveready Directional Boring	1203 - 6 Street, Nisku, AB T9E 7P1 Canada
Eveready Directional Boring	8003 - 110 Street Grande Prairie, AB T8W 6T2 Canada
Eveready Energy Services	15817 - 121A Avenue Edmonton, AB T5V 1B1 Canada
Eveready Energy Services	4501 Industrial Park Road Macklin, SK S0L 2C0 Canada
Eveready Energy Services	525E Dewdney Avenue Regina SK S4N 4E9 Canada
Eveready Energy Services	PO Box 2925, Stn Main 1902 - 15 Avenue Wainwright, AB T9W 1S8 Canada
Eveready Energy Services	Bag 2 Altario, AB T0C 0E0 Canada
Eveready Energy Services	6215 - 52 Ave Bonnyville, AB T9N 2L7 Canada
Eveready Energy Services	PO Box 5330 Site: 26339 Hwy 39 Devon, AB T9G 1Y1 Canada
Eveready Energy Services	P.O. Box 356 Dryden, ON P8N 2Z1 Canada
Eveready Energy Services	2nd flr, 901 - 77 Avenue Edmonton, AB T6P 1M8 Canada
Eveready Energy Services	100, 14920 - 114 Avenue Edmonton, AB T5M 4G4Canada
Eveready Energy Services	127-Lot 229 26229 TWP Rd 531A Acheson, AB T7X 5C4 Canada
Eveready Energy Services	230A Mackay Crescent Fort McMurray, AB T9H 5C6 Canada***
Eveready Energy Services	PO Box 28 Hwy 63 & Grassland Drive Grassland, AB T0A 1V0 Canada
Eveready Energy Services	PO Box 213 4603 - 48 Avenue Fort Nelson, BC V0C 1R0 Canada
Eveready Energy Services	6708 - 87A Avenue Fort St John, BC V1J 0B4 Canada
Eveready Energy Services	1 Collins Road Dawson Creek, BC Canada
Eveready Energy Services	10493 - 92 Avenue High Level, AB T0H 1Z0 Canada
Eveready Energy Services	PO Box 5159 High River, AB T1V 1M4 Canada
Eveready Energy Services	174 Felaber Road Hinton, AB T7V 1Z8 Canada
Eveready Energy Services	1115 - 11 Ave West Kindersley, SK S0L 1S0 Canada
Eveready Energy Services	PO Box 11279 Lloydminster, AB T9V 3B5
Eveready Energy Services	PO Box 517 Macklin, SK S0L 2C0 Canada
Eveready Energy Services	#1 - 5765 Turner Road, Suite 111 Nanaimo, BC V9T 6M4 Canada
Eveready Energy Services	PO Box 310 Neilburg SK S0M 2C0 Canada
Eveready Energy Services	PO Box 7170 Peace River, AB T8S 1M6 Canada
Eveready Energy Services	#1, 405 McAloney Road Prince George, BC V2K 4L2 Canada
Eveready Energy Services	3603 - 57 Avenue, Provost, AB, T0B 3S0 Canada
Eveready Energy Services	2nd floor, 15830 - 121A Avenue Edmonton AB T5V 1B1 Canada
Eveready Energy Services	1650 - 70 Avenue, Edmonton AB, T6P 1P5, Canada
Eveready Energy Services	Av. Conselheiro Rodrigues Alves, 58 12620-000 Piquiet, SP - Brazil

Eveready Energy Services	11212 - 87 Avenue, Ft. Saskatchewan, AB T8L 2S4, Canada
Eveready Energy Services	1233 Highridge Drive, Kamloops, BC V2C 5G5, Canada
Eveready Energy Services	8002E 101 Avenue, peace River, AB T8S 1S8, Canada
Eveready Energy Services	P.O. Box 385, Rainbow Lake, AB, T0H 2Y0, Canada
Eveready Energy Services	8118 - 49 Avenue Close, Red Deer, AB T4P 2V5, Canada
Eveready Energy Services	7750 Edgar Industrial Drive, Red Deer, AB T4P 3R2, Canada
Eveready Energy Services	P.O. Box 2977, Samia, On, N7t 7W2, Canada
Eveready Energy Services	Unit# 1404, 7 Bishop Avenue, Toronto, ON, M2M 4J4
Eveready Energy Services	9856 Steelman Street, Houston Texas, 77017 USA
Eveready Energy Services	PO Box 838, Evansburg, AB T0E 0T0 Canada
Eveready Energy Services	Box 9, GRP 582, R.R#5, 290 Transport Rd, Winnipeg, MB R2C 2Z2, Canada
Eveready Energy Services	4301 - 66 Street Stettler, AB, T0C 2L1, Canada
Eveready Energy Services	3475 - 35 Street, Whitecourt, AB T7S 1P8, Canada
Eveready Energy Services	PO Box 8, Colleville, SK, S0I 0K0, Canada
Eveready Energy Services	PO Box 11279, Lloydminster, AB T9V 3B5
Eveready Income Fund	14904 - 121A Avenue Edmonton, AB T5V 1A3 Canada
Eveready Energy Services	Site 4, Box 28, RR1, Sexsmith, AB, T0H 3C0, Canada
Eveready Energy Services	1102 - 6 Street, Nisku, AB, T9E 7N7, Canada
Findit Inc	PO Box 174, Okotoks, AB T1S 1A9 Canada
Great Lakes Carbon Treatments	3300 US 131 North, Kalkaska, MI 49646 USA
J.L Filtration Inc	1102 - 6Street, Nisku, AB T9E 7N7
J.L Filtration Inc	Box 791, Slave Lake, AB, T0G 2A0, Canada
J.L Filtration Inc	#6, 11456 - 96 Avenue, Grande Prairie, AB, T8V 5M4
Mercedes Surveys	Site: 49014 - RR 52, PO Box 30, Carnwood, AB, Canada
Mercedes Surveys	16, 2810 Pegasus Way NE, Calgary, AB T2E 8M5
Mobile Industrial Health Services	225E Mackay Crescent, Fort Mc Murray, Ab T9H 4T5, Canada
Mobile Industrial Health Services	10143 - 100 Street, Fort St. John, BC V1J 3Y6
Mobile Industrial Health Services	#205, 10126 - 97 Avenue, Grande Prairie, AB T8V 7X6, Canada
Mobile Industrial Health Services	207, 11044 - 51 Avenue, Edmonton, AB T6H 5B4
River Valley Energy Services Ltd	PO Box 1038, Grimshaw, AB T0h 1w0***
Safety Watch	208 W. San Augustine Deer Park, TX 77536 USA

Disclosure Schedule 4.4(a)

EVEREADY ENERGY SERVICES CORP.

Financial Statements

Certain information has been intentionally deleted from the SEDAR version of this Agreement in accordance with section 12.2(3) of National Instrument 51-102.  The disclosure of this information to the general public would be seriously prejudicial to the interests of Eveready Inc. or would violate confidentiality provisions. Such information is not essential in order to understand the material terms of this Agreement.

Disclosure Schedule 4.4(b)

EVEREADY ENERGY SERVICES CORP.

Projections

Certain information has been intentionally deleted from the SEDAR version of this Agreement in accordance with section 12.2(3) of National Instrument 51-102.  The disclosure of this information to the general public would be seriously prejudicial to the interests of Eveready Inc. or would violate confidentiality provisions. Such information is not essential in order to understand the material terms of this Agreement.

Disclosure Schedule 4.7

EVEREADY ENERGY SERVICES CORP.

Labour Matters

Collective Bargaining Agreements

1                                          Collective Agreement dated May 24, 2002 among Eveready Industrial Western Ltd. and International Union of Operating Engineers, Local 115. Revised agreement dated June 1, 2008 to May 31, 2011.

2.                                       The Hydraulic Dredging Agreement dated September 20, 2001 among Fraser River Pile & Dredge Ltd. and International Union of Operating Engineers, Local 115 and revised through Ceda Reactor May 1, 2006 to April 30, 2009.

3.                                       Collective Agreement dated July 7, 2003 among Alberta Roadbuilders Association and International Union of Operating Engineers, Local 955.

4.                                       Provincial Operating Engineers Collective Agreement for General Construction Sector dated July 29, 2004 among Construction Labor Relations (an Alberta Association) Operating Engineers (Provincial) Trade Division and International Union of Operating Engineers, Local 955. Revised agreement dated May 27, 2007 to April 30, 2011.

5.                                       Collective Agreement dated December 1, 2006 among Eveready Industrial Services Corp. and International Union of Operating Engineers, Local 793. Revised agreement Dated December 1, 2008 through to November 30, 2010.

6.                                       Collective Agreement Dated June 1, 2004 to May 31, 2007 with Eveready Industrial Services Corp and the International Union of Operating Engineers Local 865 (Dryden ON) (to be revised).

7.                                       Collective Agreement dated November 20, 2007 among Tri-Vax Enterprised Ltd. and the International Brotherhood of Boilermakers, Iron Ship Builders, Blacksmiths, Forgers and Helpers Local Lodge 146.

Management Agreements

Certain information has been intentionally deleted from the SEDAR version of this Agreement in accordance with section 12.2 (3) of National Instrument 51-102. The disclosure of this information to the general public would be seriously prejudicial to the interests of Eveready Inc. or would violate confidentiality provisions. Such information is not essential in order to understand the material terms of this Agreement.

Consulting Agreements

1.                                       Consulting Agreement dated December 31, 2005 among Eveready Industrial Services Corp., Baimar Holdings Ltd. and Rodney F. Marlin.

Bonus Plans

Certain information has been intentionally deleted from the SEDAR version of this Agreement in accordance with section 12.2(3) of National Instrument 51-102. The disclosure of this information to the general public would be seriously prejudicial to the interests of Eveready Inc. or would violate confidentiality provisions. Such information is not essential in order to understand the material terms of this Agreement.

Stock Option Plans/Stock Purchase Plans/Option Agreements/Similar Agreements

1.                                       The Amended and Restated Eveready Employee Unit Plan dated June 30, 2006 between Eveready Income Fund and its subsidiaries and Dennis L. Nerland.

2.                                       Employee Savings Plan Trust and Agent Services Agreement dated October 16, 2006 among Eveready Industrial Services Corp., Canadian Western Trust Company and Solium Capital Inc.

3.                                       Various Employee Unit Option Agreements among Eveready Income Fund and various employees (to be replaced by the Eveready Share Option Plan effective December 31, 2008 pursuant to shareholder approval on December 11, 2008 and disclosed in the Management Information Circular dated November 7, 2008).

4.                                       The Eveready Inc. Shareholder Rights Plan among Eveready Inc. and Computer Share Trust Company of Canada (approved by shareholders on December 11, 2008 and disclosed in the Management Information Circular dated November 7, 2008).

5.                                       The Eveready Income Fund Deferred Unit Plan (to be replaced by the Deferred Share Plan effective December 31, 2008 pursuant to shareholder approval on December 11, 2008 and disclosed in the Management Information Circular dated November 7, 2008).

The schedules attached to Disclosure Schedule 4.7 have been intentionally deleted from the SEDAR version of this Agreement in accordance with section 12.2(3) of National Instrument 51-102. The disclosure of this information to the general public would be seriously prejudicial to the interests of Eveready Inc. or would violate confidentiality provisions. Such information is not essential in order to understand the material terms of this Agreement.

Disclosure Schedule 4.8

EVEREADY ENERGY SERVICES CORP.

Ventures, Subsidiaries and Affiliates; Outstanding Stock

Joint Venture Agreements

1.                                       Joint Venture Agreement dated July 23, 2004 among Innovative Coke Expulsion Inc. (now Eveready Industrial Services Inc.) and Inovaserv Tecnologia e Servicos Ltda.

Subsidiaries and Affiliates; Outstanding Stock

(see attached)

Issuer	Certificate Number	Number of Securities	Class of Securities	Pledgor

Eveready Income Fund		85,478,063	Trust Units	Eveready Inc.

Eveready Income Trust	1	1	Class A Trust Units	Eveready Income Fund
	3	7,626,127	Class A Trust Units	Eveready Income Fund
	5	4,384,706	Class A Trust Units	Eveready Income Fund
	6	2,599,179	Class A Trust Units	Eveready Income Fund
	7	454,996	Class A Trust Units	Eveready Income Fund
	8	236,686	Class A Trust Units	Eveready Income Fund
	9	1,416,122	Class A Trust Units	Eveready Income Fund
	10	1,806,007	Class A Trust Units	Eveready Income Fund
	11	755,738	Class A Trust Units	Eveready Income Fund
	12	260,606	Class A Trust Units	Eveready Income Fund
	13	144,092	Class A Trust Units	Eveready Income Fund
	14	343,879	Class A Trust Units	Eveready Income Fund
	15	1,241,287	Class A Trust Units	Eveready Income Fund
	16	736,772	Class A Trust Units	Eveready Income Fund
	17	236,686	Class A Trust Units	Eveready Income Fund
	18	262,106	Class A Trust Units	Eveready Income Fund
	19	324,283	Class A Trust Units	Eveready Income Fund
	20	100,000	Class A Trust Units	Eveready Income Fund
	21	1,085,046	Class A Trust Units	Eveready Income Fund
	22	24,153	Class A Trust Units	Eveready Income Fund
	23	24,153	Class A Trust Units	Eveready Income Fund
	24	21,705	Class A Trust Units	Eveready Income Fund
	25	21,705	Class A Trust Units	Eveready Income Fund

Eveready Holdings Limited Partnership	1	1	Class A Limited Partnership Units	Eveready Income Trust
	2	7,626,127	Class A Limited Partnership Units	Eveready Income Trust
	3	4,384,706	Class A Limited Partnership Units	Eveready Income Trust
	4	2,599,179	Class A Limited Partnership Units	Eveready Income Trust
	5	454,996	Class A Limited Partnership Units	Eveready Income Trust
	6	236,686	Class A Limited Partnership Units	Eveready Income Trust
	7	1,416,122	Class A Limited Partnership Units	Eveready Income Trust
	8	1,806,007	Class A Limited Partnership Units	Eveready Income Trust
	9	755,738	Class A Limited Partnership Units	Eveready Income Trust
	10	260,606	Class A Limited Partnership Units	Eveready Income Trust
	11	144,092	Class A Limited Partnership Units	Eveready Income Trust
	12	343,879	Class A Limited Partnership Units	Eveready Income Trust
	13	1,241,287	Class A Limited Partnership Units	Eveready Income Trust

	14	1,246,343	Class A Limited Partnership Units	Eveready Income Trust
	15	736,772	Class A Limited Partnership Units	Eveready Income Trust
	16	236,686	Class A Limited Partnership Units	Eveready Income Trust
	17	262,106	Class A Limited Partnership Units	Eveready Income Trust
	18	324,283	Class A Limited Partnership Units	Eveready Income Trust
	19	100,000	Class A Limited Partnership Units	Eveready Income Trust
	20	1,085,046	Class A Limited Partnership Units	Eveready Income Trust
	21	24,153	Class A Limited Partnership Units	Eveready Income Trust
	22	24,153	Class A Limited Partnership Units	Eveready Income Trust
	23	21,705	Class A Limited Partnership Units	Eveready Income Trust
	24	21,705	Class A Limited Partnership Units	Eveready Income Trust

	B-157	3,573,821	Class B Limited Partnership Units	Eveready Inc.

	C1-001	1,641,455	Class C Limited Partnership Units	Eveready Inc.
	C2-001	663,096	Class C Limited Partnership Units	Eveready Inc.
	C3-001	421,254	Class C Limited Partnership Units	Eveready Inc.

Eveready Holdings GP Ltd.	2	10	Common Shares	Eveready Income Fund

River Valley Energy Services Ltd.	2	100	Common Shares	Eveready Holdings Limited Partnership

River Valley Operating Limited Partnership	1	1	Class A Limited Partnership Units	Eveready Holdings Limited Partnership
	2	500,000	Class A Limited Partnership Units	Eveready Holdings Limited Partnership
	3	755,738	Class A Limited Partnership Units	Eveready Holdings Limited Partnership
	4	236,686	Class A Limited Partnership Units	Eveready Holdings Limited Partnership
	B-002	10,524,055	Class B Limited Partnership Units	River Valley Energy Services Ltd.
	D1-002	1,606,323.24	Class D Series 1 Limited Partnership Units	1225979 Alberta Ltd.
	D2-002	4,790,000.00	Class D Series 2 Limited Partnership Units	Airborne Imaging Inc.

Eveready Energy Services Corp.	1	144,092	Common Shares	Eveready Holdings Limited Partnership

Eveready Operating Limited Partnership	2	1,080,000	Class A Limited Partnership Units	Eveready Holdings Limited Partnership
	3	2,599,179	Class A Limited Partnership Units	Eveready Holdings Limited Partnership
	4	324,283	Class A Limited Partnership Units	Eveready Holdings Limited Partnership
	5	100,000	Class A Limited Partnership Units	Eveready Holdings Limited Partnership
	B-1	16,172,500	Class B Limited Partnership Units	Eveready Energy Services Corp.

JL Filtration Inc.	2	10	Common Shares	Eveready Energy Services Corp.

JL Filtration Operating Limited Partnership	2	45,000	Class A Limited Partnership Units	Eveready Holdings Limited Partnership
	B-1	673,856	Class B Limited Partnership Units	Eveready Energy Services Corp.

Winterhawk Enterprises (Provost) Ltd.	2	10	Common Shares	Eveready Energy Services Corp.

Winterhawk Operating Limited Partnership	2	375,000	Class A Limited Partnership Units	Eveready Holdings Limited Partnership
	3	454,996	Class A Limited Partnership Units	Eveready Holdings Limited Partnership
	4	343,879	Class A Limited Partnership Units	Eveready Holdings Limited Partnership
	B-1	5,615,469	Class B Limited Partnership Units	Eveready Industrial Services Corp.
	C-1-002	10,121,826	Class C Series 1 Limited Partnership Units	1257427 Alberta Ltd.
	C-001	7,650,000	Class C Series 2 Limited Partnership Units	Diversified Pressure Services Ltd.

Canada-Wide Oilfield Services Ltd.	2	100	Common Shares	Eveready Holdings Limited Partnership

Canada-Wife Operating Limited Partnership	1	1	Class A Limited Partnership Units	Eveready Holdings Limited Partnership
	B-2	7,790	Class B Limited Partnership Units	1206894 Alberta Ltd.
	B-4	5,993,027	Class B Limited Partnership Units	1233460 Alberta Ltd.

Eveready Directional Boring Ltd.	1	100	Common Shares	Eveready Holdings Limited Partnership

Eveready Directional Boring LP	1	1	Class A Limited Partnership Units	Eveready Holdings Limited Partnership
	B-001	800,000	Class B Series 1 Limited Partnership Units	Acquisition Limited Partnership
	B-2-002	299,235	Class B Series 2 Limited Partnership Units	Acquisition Limited Partnership

	B-3-002	221,862	Class B Series 3 Limited Partnership Units	Acquisition Limited Partnership
	C-002	30,370,796	Class C Series 1 Limited Partnership Units	1240609 Alberta Ltd.
	C-2-003	11,360,000	Class C Series 2 Limited Partnership Units	Bullseye Boring Ltd.
	C-3-002	8,422,672	Class C Series 3 Limited Partnership Units	Rodrigue’s Directional Drilling Projects Inc.

Cat Tech Canada Ltd.	1	100	Common Shares	Eveready Holdings Limited Partnership

Cat Tech Operating Limited Partnership	A-1	1	Class A Limited Partnership Units	Eveready Holdings Limited Partnership
	A-2	650,000	Class A Limited Partnership Units	Eveready Holdings Limited Partnership
	B-1	15,315,912	Class B Limited Partnership Units	Cat Tech Canada Ltd.

1202867 Alberta Ltd.	1	100	Common Shares	Eveready Holdings Limited Partnership

Acquisition Limited Partnership	1	1	Class A Limited Partnership Units	Eveready Holdings Limited Partnership
	2	1,241,287	Class A Limited Partnership Units	Eveready Holdings Limited Partnership
	3	736,772	Class A Limited Partnership Units	Eveready Holdings Limited Partnership
	4	1,085,046	Class A Limited Partnership Units	Eveready Holdings Limited Partnership
	5	24,153	Class A Limited Partnership Units	Eveready Holdings Limited Partnership
	6	24,153	Class A Limited Partnership Units	Eveready Holdings Limited Partnership
	7	21,705	Class A Limited Partnership Units	Eveready Holdings Limited Partnership
	8	21,705	Class A Limited Partnership Units	Eveready Holdings Limited Partnership

	C-1-001	1,641,455	Class C Limited Partnership Units	Eveready Holdings Limited Partnership
	C-2-014	663,096	Class C Limited Partnership Units	Eveready Holdings Limited Partnership
	C-3-013	421,254	Class C Limited Partnership Units	Eveready Holdings Limited Partnership

1225979 Alberta Ltd.	1	100	Common Shares	Eveready Holdings Limited Partnership

Eveready Holdings (USA) Inc.	3	100	Common Shares	Eveready Operating Limited Partnership
	4	1	Common Shares	Eveready Operating Limited Partnership
	5	1,000	Common Shares	Eveready Operating Limited Partnership

Mobile Industrial Health Services Ltd.	A-9	50	Class A Common Shares	Eveready Operating Limited Partnership

	F-6	50	Class F Common Shares	Eveready Operating Limited Partnership

Eveready Industrial Western Ltd.	3A	100	Class A Common Shares	Eveready Operating Limited Partnership

Tri-vax Enterprises Ltd.	8	200	Class A Common Shares	Eveready Operating Limited Partnership

Eveready Energy Services Inc.	4	100	Common Shares	Eveready Holdings (USA) Inc.

Safety Watch, LLC	1	100%	Membership Interest	Eveready Holdings (USA) Inc.

Cat Tech, LLC	1	100%	Membership Interest	Eveready Holdings (USA) Inc.

1257427 Alberta Ltd.	1	100	Class A Common Shares	Eveready Holdings Limited Partnership.

1206894 Alberta Ltd.	1	100	Common Shares	Eveready Holdings Limited Partnership.

1240609 Alberta Ltd.	1	100	Common Shares	Eveready Holdings Limited Partnership.
	2	14,185,402	Common Shares	Acquisition Limited Partnership

1233460 Alberta Ltd.	1	100	Class A Common	Eveready Holdings Limited Partnership.

Astec Safety Services Ltd.	E1	100	Class E Common Shares	Eveready Energy Services Corp.

Bullseye Boring Ltd.	1	100	Class A Common Shares	Eveready Holdings Limited Partnership.
	2	5,430,000	Class A Common Shares	Acquisition Limited Partnership

Diversified Pressure Services Inc.	1	100	Class A Common Shares	Eveready Holdings Limited Partnership.
	2	2,551,572	Class A Common Shares	Acquisition Limited Partnership

Airborne Imaging Inc.	1	100	Common Shares	Eveready Holdings Limited Partnership

Great Lakes Carbon Treatment, Inc.	7	50,000	Common Shares	Eveready Holdings (USA) Inc.

Breathing Systems International, LLC	1	100%	Membership Interest	Eveready Holdings (USA) Inc.

Rodrigue’s Directional Drilling Projects Inc.	1	100	Class A Common Shares	Eveready Holdings Limited Partnership.

River Valley Energy Services Inc.	1	10	Common Shares	Eveready Holdings (USA) Inc.

Denman Industrial Operating Limited Partnership	1	1	Limited Partnership Unit	Eveready Holdings Limited Partnership
	B-1-002	1,000,000	Class B Series 1 Limited Partnership Units	Denman Industrial Trailers Ltd.
Denman Industrial Trailers Ltd.	1	100	Class A Common Shares	Eveready Holdings Limited Partnership

Disclosure Schedule 4.10

EVEREADY ENERGY SERVICES CORP.

Tax Matters

Certain information has been intentionally deleted from the SEDAR version of this Agreement in accordance with section 12.2(3) of National Instrument 51-102. The disclosure of this information to the general public would be seriously prejudicial to the interests of Eveready Inc. or would violate confidentiality provisions. Such information is not essential in order to understand the material terms of this Agreement.

Disclosure Schedule 4.11

EVEREADY ENERGY SERVICES CORP.

Litigation

Certain information has been intentionally deleted from the SEDAR version of this Agreement in accordance with section 12.2(3) of National Instrument 51-102. The disclosure of this information to the general public would be seriously prejudicial to the interests of Eveready Inc. or would violate confidentiality provisions. Such information is not essential in order to understand the material terms of this Agreement.

Disclosure Schedule 4.12

EVEREADY ENERGY SERVICES CORP.

Pension and Benefit Plans

(see attached)

Certain information has been intentionally deleted from the SEDAR version of this Agreement in accordance with section 12.2(3) of National Instrument 51-102. The disclosure of this information to the general public would be seriously prejudicial to the interests of Eveready Inc. or would violate confidentiality provisions. Such information is not essential in order to understand the material terms of this Agreement.

Eveready Income Fund

Health Insurance Coverage

Insurance
Eveready Division	Company	Policy Name	Policy #

Eveready Canadian divisions (except Cat-Tech Canada)	Great West Life	Eveready Income Fund	[Deleted]
Eveready Industrial Services Corp. - ICE US division
Hospitalization	Aetna (could be changing for Jan)	Eveready Industrial Services Inc	[Deleted]
Vision	Compbenefits	Eveready Industrial Services Inc	[Deleted]
Dental, STD, LTD, Life	Assurant Employee Benefits	Eveready Industrial Services Inc	[Deleted]

River Valley Energy Services
Health & Dental	Canwest Group Benefits	River Valley Energy Services	[Deleted]
STD, LTD, Life	Great West Life	Eveready Income Fund	[Deleted]

Cat-Tech Canada	Alberta Blue Cross	Cat Tech Canada Company	[Deleted]
[Deleted]
Cat-Tech US

Medical, Dental, Flexible Spending Account	Cigna HealthCare (could be changing in Jan)	Cat Tech US	[Deleted]
Vision	Cigna HealthCare	Cat Tech US	[Deleted]
Life, STD, LTD	Mutual of Omaha	Cat Tech US	[Deleted]
Supplemental insurance (paid by employees)	Worksite Solutions	Cat Tech US	[Deleted]

Cat-Tech UK & Singapore
Government coverage

Disclosure Schedule 4.13

EVEREADY ENERGY SERVICES CORP.

Brokers

Nil.

Disclosure Schedule 4.14

EVEREADY ENERGY SERVICES CORP.

Intellectual Property

Certain information has been intentionally deleted from the SEDAR version of this Agreement in accordance with section 12.2(3) of National Instrument 51-102. The disclosure of this information to the general public would be seriously prejudicial to the interests of Eveready Inc. or would violate confidentiality provisions. Such information is not essential in order to understand the material terms of this Agreement.

Disclosure Schedule 4.16

EVEREADY ENERGY SERVICES CORP.

Hazardous Materials

Nil.

Disclosure Schedule 4.17

EVEREADY ENERGY SERVICES CORP.

Insurance

Certain information has been intentionally deleted from the SEDAR version of this Agreement in accordance with section 12.2(3) of National Instrument 51-102. The disclosure of this information to the general public would be seriously prejudicial to the interests of Eveready Inc. or would violate confidentiality provisions. Such information is not essential in order to understand the material terms of this Agreement.

Disclosure Schedule 4.18

EVEREADY ENERGY SERVICES CORP.

Deposit and Disbursement Accounts

Certain information has been intentionally deleted from the SEDAR version of this Agreement in accordance with section 12.2(3) of National Instrument 51-102. The disclosure of this information to the general public would be seriously prejudicial to the interests of Eveready Inc. or would violate confidentiality provisions. Such information is not essential in order to understand the material terms of this Agreement.

Disclosure Schedule 4.19

EVEREADY ENERGY SERVICES CORP.

Government Contracts

Nil.

Disclosure Schedule 4.21

EVEREADY ENERGY SERVICES CORP.

Bonds; patent, Trademark, Industrial Design Licenses

Certain information has been intentionally deleted from the SEDAR version of this Agreement in accordance with section 12.2(3) of National Instrument 51-102. The disclosure of this information to the general public would be seriously prejudicial to the interests of Eveready Inc. or would violate confidentiality provisions. Such information is not essential in order to understand the material terms of this Agreement.

Disclosure Schedule 6.1

Trade Names

(see attached)

Airborne Imaging

Astec Safety Services

Cat Tech

Denman Industrial Trailer

Eveready Directional Boring

Eveready Energy Services

Great Lakes Carbon Treatment

JL Filtration

Mercedes Surveys

Mobile Industrial Health Services

Pembina Area Landfill

River Valley Energy Services

Safety Watch

Trivax

Disclosure Schedule 7.4

EVEREADY ENERGY SERVICES CORP.

Indebtedness

1)                                      The operating leases and capital leases of the Credit Parties (See Attached list for summary current to September 30, 2008);

2)                                      Current and Future Taxes Payable;

3)                                      Unitholder Distributions;

4)                                      Asset Retirement Obligations;

5)                                      Convertible Debentures- Debt Feature;

6)                                      Minority Interests.

Certain information has been intentionally deleted from the SEDAR version of this Agreement in accordance with section 12.2(3) of National Instrument 51-102. The disclosure of this information to the general public would be seriously prejudicial to the interests of Eveready Inc. or would violate confidentiality provisions. Such information is not essential in order to understand the material terms of this Agreement.

Disclosure Schedule 7.5(a)

EVEREADY ENERGY SERVICES CORP.

Transactions with Affiliates

Except as listed below, there are no transactions with Affiliates other than the existing loans and advances incurred in the ordinary course of business:

a)              During the three and nine months ended September 30, 2008, Eveready incurred professional fees of $67 and $227 (2007 - $22 and $409), respectively, from a partnership of which an Eveready officer is a partner;

b)             During the three and nine months ended September 30, 2008, Eveready incurred professional fees of $44 and $160 (2007 - $23 and $92), respectively, from a partnership of which an Eveready trustee is a partner;

c)              Included in general and administrative expenses for the three and nine months ended September 30, 2008 are occupancy costs of $711 and $1,616 (2007 - $411 and $1,145), respectively, paid to companies controlled or influenced by certain officers and/or trustees of Eveready;

d)             During the three and nine months ended September 30, 2008, Eveready incurred equipment rental and repair costs of $218 and $343 (2007 - $16 and $121), respectively, from companies controlled or influenced by certain officers and/or trustees of Eveready;

e)              During the three and nine months ended September 30, 2008, Eveready acquired service equipment of $nil and $1,745 (2007 - $1,424 and $2,496), respectively, from companies controlled or influenced by certain officers and/or trustees of Eveready;

f)                During the three and nine months ended September 30, 2008, Eveready earned service revenue of $1,357 and $2,577 (2007 - $888 and $888), respectively, from companies controlled or influenced by certain officers and/or trustees of Eveready; and

g)             During the nine months ended September 30, 2008, Eveready disposed of property, plant and equipment for proceeds of $233 (2007 - $nil), to a company influenced by an Eveready trustee.

As at September 30, 2008, outstanding amounts collectible from or owing to related parties included accounts receivable of $2,321 (December 31, 2007 - $2,004) and accounts payable and accrued liabilities of $373 (December 31, 2007 - $108). Except for item ‘g’ above, all transactions occurred in the normal course of operations and were measured at their exchange amounts, which were established and agreed to as consideration by the related parties. The proceeds received on disposal of property, plant and equipment were measured at the disposed asset’s carrying amount, which also equalled its exchange amount.

Disclosure Schedule 7.5(b)

EVEREADY ENERGY SERVICES CORP.

Transactions with Employees

Nil.

Disclosure Schedule 7.7

EVEREADY ENERGY SERVICES CORP.

Guaranteed Indebtedness

(see attached)

a)              The Fund has provided certain guarantees to financial institutions regarding financing that they have provided to certain contractors. The loans were provided for the purchase of specific service and automotive equipment used by the contractors in providing services to the Fund. The loans are collateralized by the specific equipment. The total balance of the loans guaranteed by the Fund as at September 30, 2008 was $1,577,000. See Attached.

b)             As at September 30, 2008 the Fund had issued letters of credit up to a maximum amount of CDN $2,225,226. The letters of credit are drawn on the same credit facility as the Fund’s bank indebtedness.

c)              Matching Units held within our Employee Unit Plan Trust have been provided as collateral against bank loans owing by certain employees that were issued in connection with their participation in the Employee Unit Plan. These units could be drawn upon by the bank if a participant were to default on the debt obligation and the participant’s units were not sufficient to cover the outstanding loan balance. At of September 30, 2008, the Employee Unit Plan Trust held 1.4 million units with a fair value of $3.2 million as collateral over such bank loans;

d)             In the normal course of business, the Fund enters into agreements that include indemnities in favour of third parties. These include engagement letters with advisors and consultants, and service agreements. The Fund has also agreed to indemnify its trustees, directors, officers, and employees in accordance with the Fund’s constating documents and bylaws. Certain agreements do not contain any limits on the Fund’s liability and therefore it is not possible to estimate the Fund’s potential liability under these indemnities. In certain cases, the Fund has recourse against third parties with respect to these indemnities. In addition, the Fund maintains insurance policies that may provide coverage against certain claims under these indemnities.

Certain information has been intentionally deleted from the SEDAR version of this Agreement in accordance with section 12.2(3) of National Instrument 51-102. The disclosure of this information to the general public would be seriously prejudicial to the interests of Eveready Inc. or would violate confidentiality provisions. Such information is not essential in order to understand the material terms of this Agreement.

Disclosure Schedule 7.8

EVEREADY ENERGY SERVICES CORP.

Existing Liens

1.                             ALBERTA

(a)                                  Eveready Inc. - NIL

(b)                                 Borrower (“Eveready Energy Services Corp.” formerly “Eveready Industrial Services Corp.” All registrations in this section are registered against Eveready Industrial Services Corp.)

(i)                                   GE Canada Asset Financing Holding Company (Note: Alberta PPR Registration # 07042335138, 07042335179, 07042335211, 07042335286, 07042335344, 07042335450, 07042335526, 07042335641, 07042335724, 07042335799, 07042335898, 07042335948, 07042336045, 07042336102, 07042336177, 07042336235, 07042336326, 07042336417, 07042336466, 07042336557, 07042336672, 07042336748, 07042336789, 07042336839, 07042334883, 07042336904, 07042334800, 07042334750)

(ii)                                  BRANDT TRACTOR LTD. (Note: Garage Keeper’s Lien of $2,415.07 as Alberta PPR Registration #08121916501)

(iii)                             GLOVER INTERNATIONAL TRUCKS LTD. (Note: Garage Keeper’s Lien of $3,510.33 as Alberta PPR Registration #08111322119)

(iv)                            GREAT WEST KENWORTH LTD. (Note: Garage Keeper’s Lien of $3,184.03 as Alberta PPR Registration # 08111101361)

(v)                               WESTERN STERLING TRUCKS LTD. (Note: Garage Keeper’s Lien of $1,267.33 as Alberta PPR Registration # 08111005953)

(vi)                            FORT GARRY INDUSTRIES LTD. (Note: Alberta PPR Registration #08070213496)

(vii)                         WESTERN STERLING TRUCKS LTD. (Note: Garage Keeper’s Lien of $2,026.69 as Alberta PPR Registration # 08062533510)

(viii)                      WILLIAMS SCOTSMAN OF CANADA, INC. (Note: Alberta PPR Registration #08012920955)

(ix)                              Dell Financial Services Canada Limited. (Note: Alberta PPR Registration #05080535890, Saskatchewan PPR Registration #300103782)

(x)                                 Edmonton Kenworth Ltd. (Note: Alberta PPR Registration #04012332021, 04012332807, 04012332922, 04032931992, 04032932107, 05012412549)

(xi)                              First Truck Centre (Note: Garage Keeper’s Lien of $2,695.13 as Alberta PPR Registration #08102042314)

(xii)                           Inland Kenworth (Note: Garage Keeper’s Lien of $1,954.87 as Alberta PPR Registration # 08080823231, British Columbia PPR Registration #509993D)

(xiii)                        Shaw GMC Pontiac Buick Hummer Ltd. (Note: Alberta PPR Registration #06121909607)

(xiv)                       Transportaction Lease Systems Inc. (Note: Alberta PPR Registration #02091202966)

(c)                                  Eveready Income Fund

(i)                                   GE Canada Asset Financing Holding Company (Note: Alberta PPR Registration #07042334750)

(ii)                                Transportaction Lease Systems Inc. (Note: Alberta PPR Registration #02091202966, 05053025317)

(iii)                             HSBC Bank Canada (Note: Alberta PPR Registration #05080809097, 07080205102)

(d)                                 Eveready Income Trust

(i)                                   GE Canada Asset Financing Holding Company (Note: Alberta PPR Registration #07042334800, 07042334750)

(e)                                  Eveready Holdings Limited Partnership

(i)                                   GE Canada Asset Financing Holding Company (Note: Alberta PPR Registration #07042334800, 07042334750)

(f)                                    Eveready Holdings GP Ltd.

(i)                                   GE Canada Asset Financing Holding Company (Note: Alberta PPR Registration #07042334750)

(g)                                 River Valley Operating Limited Partnership

(i)                                   GE Canada Asset Financing Holding Company (Note: Alberta PPR Registration #07042336961, 07042337001, 07042337068, 07042337555, 07042337118, 07042337191, 07042337241, 07042337308, 07042337357, 07042337399, 07042337431, 07042337514, 07042334800, 07042334750)

(h)           River Valley Energy Services Ltd.

(i)            GE Canada Asset Financing Holding Company (Note: Alberta PPR Registration #07042336961, 07042337001, 07042337068, 07042337555, 07042337118, 07042337191, 07042337241, 07042337308, 07042337357, 07042337399, 07042337431, 07042337514, 07042338538, 07042334800, 07042334750)

(ii)           Finning International Inc. (Note: Alberta PPR Registration #08072306227, 08073124700)

(iii)          Paccar Financial Services Ltd., Paccar Financial Ltd. (Note: Alberta PPR Registration #04083026734)

(iv)          Transportaction Lease Systems Inc. (Note: Alberta PPR Registration #02091202966)

(v)           Union Tractor Limited (Note: Garage Keeper’s Lien of $11,686.33 as Alberta PPR Registration #08120419588, 08120420215)

(i)            Winterhawk Operating Limited Partnership

(i)            GE Canada Asset Financing Holding Company (Note: Alberta PPR Registration #07042337613, 07042337670, 07042337738, 07042337969, 07042338033, 07042338181, 07042338124, 07042334883, 07042334800, 07042334750)

(j)            Winterhawk Enterprises (Provost) Ltd.

(i)            GE Canada Asset Financing Holding Company (Note: Alberta PPR Registration #07042337613, 07042337670, 07042337738, 07042337969, 07042338033, 07042338181, 07042338124, 07042334883, 07042334800, 07042334750)

(ii)           BMO Bank of Montreal (Note: Land Charge as Alberta PPR Registration #05032333535)

(iii)          Transportaction Lease Systems Inc. (Note: Alberta PPR Registration #02091202966)

(k)           Eveready Operating Limited Partnership

(i)            GE Canada Asset Financing Holding Company (Note: Alberta PPR Registration #07042335138, 07042335179, 07042335211, 07042335286, 07042335344, 07042335450, 07042335526, 07042335641, 07042335724, 07042335799, 07042335898, 07042335948, 07042336045, 07042336102, 07042336177, 07042336235, 07042336326, 07042336417, 07042336466,

07042336557, 07042336672, 07042336748, 07042336789, 07042336839, 07042334883, 07042336904, 07042334800, 07042334750)

(l)            JL Filtration Operating Limited Partnership

(i)            GE Canada Asset Financing Holding Company (Note: Alberta PPR Registration #07042338231, 07042334800, 07042334750)

(m)          JL Filtration Inc.

(i)            GE Canada Asset Financing Holding Company (Note: Alberta PPR Registration #07042338231, 07042334800, 07042334750)

(ii)           Transportaction Lease Systems Inc. (Note: Alberta PPR Registration #02091202966)

(iii)          Registered under the debtor name, “JL Filtration Ltd.” (Note: Alberta PPR Registration #05092732469)

(n)           Eveready Industrial Western Ltd.

(i)            GE Canada Asset Financing Holding Company (Note: Alberta PPR Registration #07042338298, 07042334800, 07042334750)

(o)           Mobile Industrial Health Services Ltd.

(i)            GE Canada Asset Financing Holding Company (Note: Alberta PPR Registration #07042338348, 07042334800, 07042334750)

(ii)           Transportaction Lease Systems Inc. (Note: Alberta PPR Registration #02091202966)

(p)           Tri-Vax Enterprises Ltd.

GE Canada Asset Financing Holding Company (Note: Alberta PPR Registration #07042338413, 07042334800, 07042334750)

(q)           Acquisition Limited Partnership

(i)            GE Canada Asset Financing Holding Company (Note: Alberta PPR Registration #07042334750)

(r)            Canada-Wide Oilfield Services Ltd.

(i)            GE Canada Asset Financing Holding Company (Note: Alberta PPR Registration #07042334750, 07042338462)

(s)           Canada-Wide Operating Limited Partnership

(i)            GE Canada Asset Financing Holding Company (Note: Alberta PPR Registration #07042334750)

(ii)           BMO Bank of Montreal (Note: Land Charge - Alberta PPR Registration #06011810451)

(t)            Eveready Directional Boring Ltd.

(i)            GE Canada Asset Financing Holding Company (Note: Alberta PPR Registration #07042334750)

(ii)           Brandt Tractor Ltd. (Note: Garage Keeper’s Lien in the amount of $1,525.05 as Alberta PPR Registration #08102234524)

(u)           1225979 Alberta Ltd.

(i)            GE Canada Asset Financing Holding Company (Note: Alberta PPR Registration #07042334750)

(v)           1202867 Alberta Ltd.

(i)            GE Canada Asset Financing Holding Company (Note: Alberta PPR Registration #07042334750)

(w)          1240609 Alberta Ltd.

(i)            GE Canada Asset Financing Holding Company (Note: Alberta PPR Registration #07042334750)

(x)            1206894 Alberta Ltd.

(i)            GE Canada Asset Financing Holding Company (Note: Alberta PPR Registration #07042334750)

(y)           1233460 Alberta Ltd.

(i)            GE Canada Asset Financing Holding Company (Note: Alberta PPR Registration #07042334750)

(z)            Eveready Directional Boring LP

(i)            GE Canada Asset Financing Holding Company (Note: Alberta PPR Registration #07042334750)

(aa)         Astec Safety Services Ltd.

(i)            GE Canada Asset Financing Holding Company (Note: Alberta PPR Registration #07042334750)

(ii)           CIT Financial Ltd. (Note: Alberta PPR Registration #06060221741)

(iii)          Kralon Holdings Ltd.; Heritage Inn (Note: Alberta PPR Registration #07102633505. Writ of Enforcement in current amount of $1,783.46)

(bb)         1257427 Alberta Ltd.

(i)            GE Canada Asset Financing Holding Company (Note: Alberta PPR Registration #07042334750)

(cc)         Cat Tech Operating Limited Partnership

(i)            GE Canada Asset Financing Holding Company (Note: Alberta PPR Registration #07042334750)

(dd)         Diversified Pressure Services Ltd.

(i)            GE Canada Asset Financing Holding Company (Note: Alberta PPR Registration #07042334750)

(ee)         Cat Tech Canada Ltd.

(i)            GE Canada Asset Financing Holding Company (Note: Alberta PPR Registration #07042334750)

(ff)           Bullseye Boring Ltd.

(i)            GE Canada Asset Financing Holding Company (Note: Alberta PPR Registration #07042334750)

(gg)         Airborne Imaging Inc.

(i)            GE Canada Asset Financing Holding Company (Note: Alberta PPR Registration #07042334750)

(hh)         Rodrigue’s Directional Drilling Projects Inc.

(i)            GE Canada Asset Financing Holding Company (Note: Alberta PPR Registration #07042334750)

(ii)           BMO Bank of Montreal (Note: Land Charge -Alberta PPR Registration #07030720291; Alberta PPR Registration #07030720242)

(iii)          Transportaction Lease Systems Inc. (Note: Alberta PPR Registration #05072027856)

(ii)           Eveready Energy Services Inc. (formerly “Eveready Industrial Services Inc.”)

(i)            GE Canada Asset Financing Holding Company (Note: Alberta PPR Registration #07042334750)

(ii)           Registered under the debtor name, “Eveready Energy Services” (Note: Garage Keeper’s Lien Alberta PPR Registration #08120135125)

(iii)          Registered under the debtor name, “Eveready Industrial Services Inc.”, and creditor name BMO Bank of Montreal (Note: ALLPAAP as Alberta PPR Registration #07030720242)

(iv)          Registered under the debtor name, “Eveready Industrial Services Inc.”, and creditor name BMO Bank of Montreal (Note: Land Charge as Alberta PPR Registration #07030720291)

(jj)           Eveready Holdings (USA) Inc.

(i)            GE Canada Asset Financing Holding Company (Note: Alberta PPR Registration #07042334750)

(kk)         Safety Watch, LLC

(i)            GE Canada Asset Financing Holding Company (Note: Alberta PPR Registration #07042334750)

(ll)           Cat-Tech LLC

(i)            GE Canada Asset Financing Holding Company (Note: Alberta PPR Registration #07042334750)

(mm)       Breathing Systems International, LLC

(i)            GE Canada Asset Financing Holding Company (Note: Alberta PPR Registration #07042334750)

(nn)         Great Lakes Carbon Treatment, Inc.

(i)            GE Canada Asset Financing Holding Company (Note: Alberta PPR Registration #07042334750)

(oo)         River Valley Energy Services Inc.

(i)            GE Canada Asset Financing Holding Company (Note: Alberta PPR Registration #07042334750)

(pp)         Denman Industrial Trailers Ltd.

(i)            GE Canada Asset Financing Holding Company (Note: Alberta PPR Registration #07042334750)

(ii)           HSBC Bank Canada (Note: Alberta PPR Registration #05080809063, 05080809097, 05111443197, 05111600739, 06022724311, 06022724352, 06050420634, 06050421111, 06091416716, 06091502820, 07020825761, 07020825886, 07020913252, 07020913260, 07041201802, 07041201810, 07121228234, 07121228243, 08010935261, 08030613438, 08030627017, 08091204592, 08091514736)

(iii)          Komatsu International (Canada) Inc. (Note: Alberta PPR Registration #08092514920, 08092515226, 08092515377, 08092515833)

(iv)          Alta-Fab Structures Ltd. (Note: Alberta PPR Registration # 08091527344, 08100231424, 08100234862, 08100711428, 08100711632, 08100711719, 08100711875, 08100712192, 08100714139, 08100714989, 08100715471, 08100715857, 08100716729, 08100718237, 08100718574, 08100719318, 08100724540)

(v)           De Lage Landen Financial Services Canada Inc. (Note: Alberta PPR Registration #08103132225, 08111032398)

(vi)          De Lage Landen Financial Services Canada (CAD) (Note: Alberta PPR Registration #08111331033)

(vii)         Registered under the debtor name, “Denman Industrial Trailer Ltd.” (Note: Alberta PPR Registration #08100715161)

(viii)        Registered under the debtor name, “Denman Industrial Trailers” (Note: Alberta PPR Registration # 08061312702, 08091834477)

(qq)         Denman Industrial Operating Limited Partnership

(i)            HSBC Bank of Canada (Note: Alberta PPR Registration #05080809063, 05080809097, 05111443197, 05111600739, 06022724311, 06022724352, 06050420634, 06050421111, 06091416716, 06091502820, 07020825761, 07020825886, 07020913252, 07020913260, 07041201802, 07041201810, 07121228234, 07121228243, 08010935261, 08030613438, 08030627017, 08091204592, 0809120459)

(ii)           GE Canada Asset Financing Holding Company (Note: Alberta PPR Registration #07042334750)

2.             ONTARIO

(a)           Eveready Energy Services Corp.

(i)            GE Canada Equipment Financing G.P. (Note: Ontario PPR File #619284447 includes other Credit Parties as additional debtors)

(b)           Eveready Operating Limited Partnership

(i)            GE Canada Equipment Financing G.P. (Note: Ontario PPR File #619284447 includes other Credit Parties as additional debtors)

(ii)           GE Canada Equipment Financing G.P. (Note: Ontario PPR File #613697409 includes other Credit Parties as additional debtors)

(c)           Cat Tech Operating Limited Partnership

(i)            GE Canada Equipment Financing G.P. (Note: Ontario PPR File #619284447 includes other Credit Parties as additional debtors)

(d)           Cat Tech Canada Ltd.

(i)            GE Canada Equipment Financing G.P. (Note: Ontario PPR File #619284447 includes other Credit Parties as additional debtors)

(ii)           Citicorp Vendor Finance, Ltd. — (Note: Ontario File #604427463 secures a registration against a 2004 Caterpillar GP40, VIN AT13F00180)

(e)           Eveready Industrial Services Corp.

(i)            GE Canada Equipment Financing G.P. (Note: Ontario PPR File #619284447 includes other Credit Parties as additional debtors)

(ii)           GE Canada Equipment Financing G.P. (Note: Ontario PPR File #613697409 includes other Credit Parties as additional debtors)

3.           SASKATCHEWAN

(a)           Eveready Energy Services Corp.

(i)            GE Canada Asset Financing Holding Company (Note: Saskatchewan PPR Registration #122611454)

(b)           Winterhawk Operating Limited Partnership

(i)            GE Canada Asset Financing Holding Company (Note: Saskatchewan PPR Registration #121873079)

(ii)           GE Canada Asset Financing Holding Company (Note: Saskatchewan PPR Registration #122611454)

(c)           Winterhawk Enterprises (Provost) Ltd.

(i)            GE Equipment Financing G.P. (Note: Saskatchewan PPR Registration  #120134278)

(ii)           Common Wealth Credit Union Limited Note: Saskatchewan PPR Registration #121562521 registering an interest in the following:

2004 Kenworth T800B

2004 Ford F150

2004 Ford F150

(d)           Eveready Operating Limited Partnership

(i)            GE Canada Asset Financing Holding Company (Note: Saskatchewan PPR Registration #121873079)

(ii)           GE Canada Asset Financing Holding Company (Note: Saskatchewan PPR Registration #122611454)

(e)           Diversified Pressure Services Ltd.

(i)            GE Canada Asset Financing Holding Company (Note: Saskatchewan PPR Registration #122611454)

(f)            Eveready Industrial Services Corp.

(i)            GE Canada Asset Financing Holding Company (Note: Saskatchewan PPR Registration #121873079)

(ii)           GE Canada Asset Financing Holding Company (Note: Saskatchewan PPR Registration #122611454)

(iii)          Dell Financial Services Canada Limited (Note: Saskatchewan PPR Registration #300103782 registering an interest in all Dell and non-Dell computer equipment leased to the debtor by the secured party)

(vi)          Warner Truck Industries Ltd. (Note: Saskatchewan PPR Registration #300360391 registering a commercial lien against a 2001 Freightliner N112064S)

4.             BRITISH COLUMBIA

(a)           Eveready Operating Limited Partnership

(i)            GE Equipment Financing G.P. (Note: BC PPR  Base Registration #259771C)

(ii)           GE Equipment Financing G.P. (Note: BC PPR Base Registration #604567C)

(b)           JL Filtration Operating Limited Partnership

(i)            GE Equipment Financing G.P. (Note: BC PPR Base Registration #259771C)

(ii)           GE Equipment Financing G.P. (Note: BC PPR Base Registration #604567C)

(c)           JL Filtration Inc.

(i)            GE Equipment Financing G.P. (Note: BC PPR Base Registration #259771C)

(ii)           GE Equipment Financing G.P. (Note: BC PPR Base Registration  #604567C)

(d)           Eveready Industrial Western Ltd.

(i)            GE Equipment Financing G.P. (Note: BC PPR Base Registration  #259771C)

(ii)           GE Equipment Financing G.P. (Note: BC PPR Base Registration  #604567C)

(e)           Mobile Industrial Health Services Ltd.

(i)            GE Equipment Financing G.P. (Note: BC PPR Base Registration  #259771C)

(ii)           GE Equipment Financing G.P. (Note: BC PPR Base Registration #604567C)

(f)            Eveready Industrial Services Corp.

(i)            GE Equipment Financing G.P. (Note: BC PPR Base Registration #259771C)

(ii)           GE Equipment Financing G.P. (Note: BC PPR Base Registration #604567C)

(iii)          Inland Kenworth (Fort St. John) (Note BC PPR Base Registration #524964E registering a lien against a 2004 Kenworth T800B in the amount of $1,954.87)

(vi)          James Western Star (Fort St. John) (Note BC PPR Base Registration #648202E registering a lien against a 2006 Peterbilt 378 in the amount of $5,872.23)

5.             MANITOBA

(a)           Eveready Operating Limited Partnership

(i)            GE Canada Asset Financing Holding Company (Note: Manitoba PPR Registration #200517563101)

(ii)           GE Canada Asset Financing Holding Company (Note: Manitoba PPR Registration #200504923109)

(c)           Eveready Industrial Services Corp.

(i)            GE Canada Asset Financing Holding Company (Note: Manitoba PPR Registration #200517563101)

(ii)           GE Canada Asset Financing Holding Company (Note: Manitoba PPR Registration #200504923109)

6.             USA

(a)           Eveready Energy Services, Inc. (formerly “Eveready Industrial Services, Inc.”)

(i)            Nil

(b)           Eveready Industrial Services, Inc.

(i)            Nil.

(c)           Eveready Holdings (USA) Inc.

(i)            BMO Bank of Montreal — Original Filing Number 2007002094-5

(ii)           GE Canada Asset Financing Holding Company — Original Filing Number 2006041622-1.

(d)           Safety Watch LLC

(i)            Bank of America, N.A. — Original Filing Number 40074572838

(ii)           Bank of America, N.A. — Original Filing Number 20003971688

(iii)          Bank of America, N.A. — Original Filing Number 9900128892

(e)           Cat-Tech LLC

(i)            Dell Financial Services L.L.C. — Original Filing Number 80025813263

(ii)           Dell Financial Services L.L.C. — Original Filing Number 80023180274

(iii)          Dell Financial Services L.L.C. — Original Filing Number 80012952219

(iv)          Dell Financial Services L.P.. — Original Filing Number 80009736063

(v)           Dell Financial Services L.P. — Original Filing Number 80002874786

(vi)          Dell Financial Services L.P. — Original Filing Number 80000609538

(vii)         Dell Financial Services L.P. — Original Filing Number 70043824773

(viii)        Dell Financial Services L.P. — Original Filing Number 70042575828

(ix)           Dell Financial Services L.P. — Original Filing Number 70042575939

(x)            Dell Financial Services L.P. — Original Filing Number 70041945868

(xi)           Dell Financial Services L.P. — Original Filing Number 70031610634

(xii)          BMO Bank of Montreal — Original Filing Number 70000788505

(xiii)         GE Canada Asset Financing Holding Company — Original Filing Number 60041168218

(xiv)        Financial Federal Credit Inc. — Original Filing Number 50034517116 (debtor is listed as Cat Tech Inc.)

(xv)         Financial Federal Credit Inc. — Original Filing Number 50034517338 (debtor is listed as Cat Tech Inc.)

(xvi)        Greater Bay Bank N. A.. — Original Filing Number 60032466329 (debtor is listed as Cat Tech Inc.)

(xvii)       Wells Fargo Equipment Finance, Inc. — Original Filing Number 40048335108 (debtor is listed as Cat Tech Inc.)

(xviii)      US Bancorp Equipment Finance, Inc. — Original Filing Number 40047149140 (debtor is listed as Cat Tech Inc.)

(xix)         US Bancorp Equipment Finance, Inc. — Original Filing Number 40047149362 (debtor is listed as Cat Tech Inc.)

(xx)          Citicorp Del Lease, Inc.. — Original Filing Number 30016491004 (debtor is listed as Cat Tech Inc.)

(xxi)         Catalyst Technology, Inc. — Original Filing Number 20032900319 (debtor is listed as Cat Tech Inc.)

(xxii)        Bank Of America N.A. — Original Filing Number 20029901275 (debtor is listed as Cat Tech Inc.)

(xxiii)       Bank Of America N.A. — Original Filing Number 50039157787 (debtor is listed as Cat Tech Inc.)

(f)            Breathing Systems International, LLC

(i)            BMO Bank of Montreal — Original Filing Number 70000788505

(ii)           GE Canada Asset Financing Holding Company — Original Filing Number 60041168218.

(g)           Great Lakes Carbon Treatment, Inc.

(i)            BMO Bank of Montreal — Original Filing Number 2007006974-5

(ii)           GE Canada Asset Financing Holding Company — Original Filing Number 2006210148-0

(h)           River Valley Energy Services Inc.

(i)            Nil